UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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APOLLO GROUP, INC.
(Name of Registrant as Specified In Charter)

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INFORMATION STATEMENT
QUESTIONS AND ANSWERS REGARDING THE INFORMATION STATEMENT, ANNUAL REPORT AND ANNUAL MEETINGS
OUR BOARD OF DIRECTORS AND ITS COMMITTEES
OUR DIRECTORS
OUR EXECUTIVE OFFICERS
OUR CORPORATE GOVERNANCE PRACTICES
COMPENSATION DISCUSSION & ANALYSIS
BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
RISK ASSESSMENT OF COMPENSATION PROGRAMS
SUMMARY COMPENSATION INFORMATION
GRANTS OF PLAN-BASED AWARDS
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION EXERCISES AND STOCK VESTED
PENSION BENEFITS
AGREEMENTS REGARDING EMPLOYMENT, CHANGE OF CONTROL AND TERMINATION OF EMPLOYMENT
DIRECTOR COMPENSATION
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
BOARD AUDIT COMMITTEE REPORT ON AUDIT RELATED MATTERS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EQUITY COMPENSATION PLAN INFORMATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

ANNUAL MEETINGS OF CLASS A AND CLASS B SHAREHOLDERS
December 21, 2010

To the holders of Class A Common Stock and Class B Common Stock of Apollo Group:

NOTICE IS HEREBY GIVEN that the Annual Meeting of the holders of Class B Common Stock (the “Class B Shareholders”) of Apollo Group, Inc. (the “Company”), an Arizona corporation, will be held on January 12, 2011 at 11:30 A.M., local time, by telephone, and the Annual Meeting of holders of Class A Common Stock (the “Class A Shareholders”) of the Company will be held on January 26, 2011 at 1:00 P.M., local time, in Rooms 101 and 102 on the first floor of the Company’s principal executive offices located at 4025 South Riverpoint Parkway, Phoenix, Arizona, 85040 (together, the “Annual Meetings”) and such meetings are to be held for the following purposes:

•	For the Class B Shareholders:

•	To elect the Directors of the Company to serve for a one-year term, each until his or her successor is duly elected.

•	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2011.

•	For the Class A Shareholders:

•	To receive the results of the Annual Meeting of the Class B Shareholders.

•	To raise questions with the Company.

Only Class B Shareholders of record at the close of business on December 10, 2010 are entitled to notice of, and to attend and vote at, the Annual Meeting of Class B Shareholders or any adjournment or postponement thereof, and only Class A Shareholders of record at the close of business on December 10, 2010 are invited to attend the Annual Meeting of Class A Shareholders and any adjournment or postponement thereof.

Sincerely,

Brian L. Swartz
Senior Vice President and
Chief Financial Officer
Phoenix, Arizona

December 21, 2010

We are not asking you for a proxy and you are requested not to send us a proxy.

INFORMATION STATEMENT

ANNUAL MEETINGS OF CLASS A SHAREHOLDERS AND CLASS B SHAREHOLDERS
OF
APOLLO GROUP, INC.

To be held on January 26, 2011 and January 12, 2011, respectively.

QUESTIONS AND ANSWERS REGARDING THE INFORMATION
STATEMENT, ANNUAL REPORT AND ANNUAL MEETINGS

Why am I receiving these materials?	The Board of Directors of Apollo Group, Inc. (“Apollo Group,” the “Company,” “we,” “our” or “us”) is providing this information statement to you in connection with Apollo Group’s Annual Meeting of Class B Shareholders to be held on January 12, 2011 at 11:30 A.M., local time, and Annual Meeting of Class A Shareholders to be held on January 26, 2011 at 1:00 P.M., local time (together, the “Annual Meetings”). As a shareholder of record, you are invited to attend the Annual Meeting for which you own shares, which, for Class A Shareholders, will be held in Rooms 101-102 in our offices at 4025 South Riverpoint Parkway, Phoenix, Arizona, 85040 and, for Class B Shareholders, will be held by telephone. The purposes of the Annual Meetings are set forth in the accompanying Notice of Annual Meetings of Class A Shareholders and Class B Shareholders and this Information Statement.

Our principal executive offices are located at 4025 South Riverpoint Parkway, Phoenix, Arizona, 85040, and our telephone number is (480) 966-5394.

Internet Availability of Information Statement Materials	We are furnishing information statement materials to our shareholders via the Internet, rather than mailing printed copies of those materials to each shareholder. If you received a Notice of Internet Availability of Information Statement Materials by mail, you will not receive a printed copy of the information statement materials unless you request one. Instead, the Notice of Internet Availability will instruct you as to how you may access and review the information statement materials. If you received a Notice of Internet Availability by mail and would like to receive a printed copy of our information statement materials, please follow the instructions included in the Notice of Internet Availability.

We anticipate that the Notice of Internet Availability will be mailed to shareholders on or about December 21, 2010.

Am I entitled to vote at the Annual Meeting?	You may vote if our records showed that you owned shares of Apollo Group Class B Common Stock as of December 10, 2010 (the “Record Date”). Each share of Class B Common Stock is entitled to one vote, and directors are elected by a plurality of the votes cast by the holders of outstanding Class B Common Stock at a meeting at which a quorum is present at the time of such vote, with such holders entitled to cumulative voting. Class A Common Stock is not voting stock. At the close of business on the Record Date, we had a total of 142,667,384 shares of Class A Common Stock issued and outstanding, 475,149 shares of Class B Common Stock issued and outstanding, and no shares of Preferred Stock outstanding.

Is this a Proxy Statement?	No. This is not a proxy statement. We are not asking you for a proxy and you are requested not to send us a proxy.

OUR BOARD OF DIRECTORS AND ITS COMMITTEES

OUR BOARD OF DIRECTORS AND ITS COMMITTEES

Board Leadership Structure	Dr. John G. Sperling, the Company’s founder and controlling shareholder, serves as the Executive Chairman of the Board. We believe that this structure is appropriate, because Dr. Sperling, as the holder of a significant amount of our nonvoting Class A Common Stock and a majority of our voting Class B Common Stock, is uniquely well-positioned to represent the interests of stockholders. Dr. Sperling’s dual role promotes leadership, accountability and clarity in the overall direction of the Company’s business strategy. The duties of the Executive Chairman of the Board include:

•	Presiding over all meetings of the Board;
•	Preparing the agenda for Board meetings in consultation with the Co-Chief Executive Officers and other members of the Board; and
•	Presiding over all meetings of Class B Common Stockholders.

However, because of the significant sharing of executive responsibility with our two co-CEOs, we do not consider Dr. Sperling to be our principal executive officer. Rather, we consider our two co-CEOs, who also serve as directors, to be our principal executive officers.

Apollo Group is a controlled company, for purposes of the NASDAQ Listing Rules. As such, we are not required to have a board composed of a majority of independent directors. Despite this, a majority of our directors are independent and each member of our standing committees is independent. In addition, the Board has a Lead Independent Director, who presides over regular meetings of the Independent Director Committee.

The authority and responsibilities of the Lead Independent Director are detailed in a Board-approved Charter pursuant to which the Lead Independent Director has the following specific responsibilities, among others:

•	Advising senior management as to the information, agenda and meeting schedules for the Board of Directors and Board Committee meetings;
•	Advising senior management as to the quality, quantity and timeliness of the information submitted by the Company’s management that is necessary or appropriate for the independent directors to perform their duties effectively;
•	Recommending to senior management the retention of advisers and consultants who report directly to the Board of Directors;
•	Assisting the Board of Directors, the Board’s Nominating and Governance Committee and the officers of the company in ensuring compliance with and implementation of significant corporate governance standards;
•	Developing agendas for and serving as Chairman of meetings of the Board’s independent directors;
•	Serving as principal liaison between the independent directors and senior management on strategy, policy and other matters;
•	Recommending to the Nominating and Governance Committee and to the Chairman the membership of the various Board Committees, as well as the selection of Committee chairmen; and
•	Chairing meetings of the Board of Directors when the Chairman and Vice Chairman are not present.

The Charter of the Lead Independent Director is available via our website at http://www.apollogrp.edu/CorporateGovernance/CorporateGovernance.aspx.

The Board believes that the foregoing leadership structure provides an appropriate balance between the authority of those who oversee the Company and those who manage it on a day-to-day basis.

Board Risk Oversight	The entire Board of Directors considers enterprise level risks facing Apollo Group. In connection with this, the Board is informed of developments that could affect our risk profile or other aspects of our business. Strategic risk, which relates to our ability to properly define and achieve our high-level goals and mission, and operating risk, the effective and efficient use of resources and pursuit of opportunities, are monitored by the full Board through the Board’s approval and periodic review of our annual operating plan. At each of the Board’s regularly scheduled meetings throughout the year, management presents an update on the Company’s performance.

In addition, the Audit Committee of the Board of Directors discusses with senior management the guidelines and policies governing the process by which management assesses and manages major financial risks, and the Compensation Committee considers the risks associated with our compensation policies and practices with respect to both executive compensation and compensation generally.

While the Board oversees our risk management processes in connection with its approval and review of our annual operating plan, management is responsible for identifying and managing risk. We believe this division of responsibility is an appropriate approach for addressing the risks we face and believe that our Board leadership structure is consistent with this approach.

Director Independence	The Board of Directors consists of a majority of independent directors, as independence is determined in accordance with Rule 5605(a)(2) of the NASDAQ Listing Rules. The Board of Directors has determined that the following incumbent directors are independent under this standard:

• Dino J. DeConcini,
• Samuel A. DiPiazza, Jr.,
• Stephen J. Giusto,
• Dr. Roy A. Herberger, Jr.,
• Dr. Ann Kirschner,
• K. Sue Redman,
• James R. Reis,*
• Manuel F. (“Manny”) Rivelo and
• George A. Zimmer.

* Mr. Reis has decided not to stand for reelection, and his term will conclude at the Annual Meeting of Class B Shareholders.

Board Committees	The Board of Directors has four principal committees as of December 10, 2010:

(1)	an Audit Committee composed of K. Sue Redman (Chair), Stephen J. Giusto, James R. Reis and Samuel A. DiPiazza, Jr.;

(2)	a Compensation Committee composed of Dr. Roy A. Herberger, Jr. (Chair), Dino J. DeConcini, Manuel F. Rivelo and Dr. Ann Kirschner;

(3)	a Nominating and Governance Committee composed of Dino J. DeConcini (Chair), Dr. Ann Kirschner and George Zimmer; and

(4)	an Independent Director Committee composed of Dr. Roy A. Herberger, Jr. (Chair), Dino J. DeConcini, Samuel A. DiPiazza, Jr., Stephen J. Giusto, Dr. Dr. Ann Kirschner, K. Sue Redman, James R. Reis, Manuel F. Rivelo and George A. Zimmer.

During fiscal year 2010, the Board of Directors also had an Independent Panel composed of Stephen J. Giusto (Chair) and Dr. Roy A. Herberger, Jr. The Independent Panel was disbanded in September 2010.

Each of the Audit Committee, the Compensation Committee, the Nominating and Governance Committee and the Independent Director Committee meets regularly and has a written charter approved by the Board of Directors, all of which are available via our website at http://www.apollogrp.edu/CorporateGovernance/CorporateGovernance.aspx. In addition, at each regularly scheduled Board of Directors meeting, a member of each Committee reports on any significant matters addressed by the Committee. The Board of Directors and each Committee, as applicable, regularly reviews the Committee charters. The charters provide, among other items, that each member must be independent as such term is defined by the applicable rules of the NASDAQ Listing Rules and the SEC.

Audit Committee	The Company has a separately-designated standing Audit Committee which complies with the standards of Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The Audit Committee is responsible for reviewing the Company’s quarterly and annual financial statements and related press releases and filings with the SEC and discussing such items with management and the Company’s independent auditors prior to issuance and filing with the SEC. The Committee reviews and discusses with management and the independent auditors the adequacy of the Company’s internal controls and procedures. The Committee has sole authority to appoint, determine funding for and oversee the work of the Company’s independent auditors. The Committee also reviews on an ongoing basis and at least annually all transactions with the Company in which directors, executive officers and their immediate family members have an interest. See “Certain Relationships and Transactions with Related Persons, below. The Audit Committee held nine meetings during fiscal 2010. The Board of Directors has determined that K. Sue Redman, Stephen J. Giusto, James R. Reis and Samuel A. DiPiazza, Jr. are “audit committee financial experts” as defined in Item 407(d) of Regulation S-K. Each of the members of this committee is an “independent director” as defined in Rule 5605(a)(2) of the NASDAQ Listing Rules. The Audit Committee charter is available on the Company’s website at http://www.apollogrp.edu/CorporateGovernance/CorporateGovernance.aspx.

Compensation Committee	The Compensation Committee of our Board of Directors, which met 12 times during fiscal 2010, determines all aspects of compensation of our executive officers. Each of the members of this committee is an “independent director” as defined in Rule 5605(a)(2) of the NASDAQ Listing Rules and an “outside director” as defined in Internal Revenue Code Section 162(m). The Compensation Committee has overall responsibility for approving and evaluating the compensation plans and programs for our executive officers. Accordingly, the Compensation Committee establishes the overall compensation philosophy governing executive officer compensation, reviews and approves compensation arrangements for our executive officers and uses the services of an independent consultant to benchmark that compensation against a comparator group that it revises periodically. The Compensation Committee also administers both our 2000 Stock Incentive Plan with respect to the executive officers and all other individuals eligible for grants and our executive officer annual cash incentive bonus plan, recommends equity retention guidelines for our executive officers and non-employee Board members and makes recommendations regarding the compensation of our non-employee directors. The Compensation Committee charter is available on the Company’s website at http://www.apollogrp.edu/CorporateGovernance/CorporateGovernance.aspx.

The Compensation Committee has the authority to engage the services of its own outside advisors for assistance in setting the compensation levels for our executive officers. For the 2010 fiscal year, the Compensation Committee continued to retain Pearl Meyer & Partners as its independent compensation consultant. The nature and scope of the services that Pearl Meyer & Partners rendered the Compensation Committee are described in more detail below in the “Compensation Discussion & Analysis” section of this Information Statement. Pearl Meyer & Partners did not perform any other professional services for the Company and did not receive any compensation from us during the 2010 fiscal year other than for services rendered the Compensation Committee.

The Compensation Committee established, with the approval of the Board of Directors, a subcommittee designated the Equity Award Subcommittee. The Equity Award Subcommittee has the authority, within specified parameters, to make awards under the 2000 Stock Incentive Plan to faculty members and newly hired individuals. The Equity Award Subcommittee members are Dr. Roy A. Herberger, Jr. and Dr. Ann Kirschner, who are also current members of the Compensation Committee. The Equity Award Subcommittee did not meet during the 2010 fiscal year. The Equity Award Subcommittee charter is available on the Company’s website at http://www.apollogrp.edu/CorporateGovernance/CorporateGovernance.aspx.

Nominating and Governance Committee	The Nominating and Governance Committee, which met three times in fiscal 2010, is responsible for recommending to the Board of Directors nominees for election to the Board, recommending individuals to the Board of Directors to fill the unexpired term of any vacancy existing on the Board of Directors, the development of qualification criteria for new nominees to the Board of Directors, conducting an assessment of the size and composition of the Board of Directors and recommending changes in the Board’s size, assisting the Board of Directors with corporate governance matters, overseeing the orientation and training of new directors, and consulting with the Chair of the Board regarding the composition of standing committees of the Board.

The Nominating and Governance Committee of the Board considers candidates for director nominees identified by the Committee, proposed by other directors, or proposed by holders of our Class B voting Common Stock, which is our only class of stock entitled to vote on the election of directors. Currently, all of our outstanding Class B Common Stock is beneficially owned by Dr. and Mr. Sperling. The Committee may retain recruiting professionals to assist in identifying and evaluating candidates for director nominees. The Committee believes that it is desirable for the directors to possess a mix of skills and perspectives (functional, cultural and geographic). In particular, the Committee endeavors to collectively establish a number of key areas of expertise on the Board, including management, accounting and finance, industry knowledge, marketing, political and regulatory matters, academic administration and international markets. In selecting nominees, the Committee assesses candidates’ independence, business acumen, personal and professional ethics, integrity, values and willingness to devote sufficient time to prepare for and attend meetings and participate effectively on the Board and the degree to which the candidate possesses one or more of the foregoing key areas of expertise for directors, including areas not then represented on the Board. All members of the Board are given the opportunity to interview final candidates, as part of its periodic self-evaluation of its effectiveness, considers the degree to which the directors collectively possess the foregoing key areas of expertise.

The Nominating and Governance Committee does not have a policy regarding the consideration of director candidates recommended by holders of our Class A Common Stock. The Board believes this is appropriate because only the holders of our Class B Common Stock participate in the election of directors.

Each of the members of this committee is an “independent director” as defined in Rule 5605(a)(2) of the NASDAQ Listing Rules. The Nominating and Governance Committee charter is available on our website at http://www.apollogrp.edu/CorporateGovernance/CorporateGovernance.aspx.

Independent Panel	An Independent Panel was appointed by the court in the shareholder derivative action entitled Barnett v. John Blair et al on July 31, 2009. The panel’s purpose was to determine whether the maintenance of the derivative action is in the best interests of the Company, in accordance with the provisions of Arizona Revised Statutes Section 10-744. The panel met 7 times during fiscal year 2010 and was disbanded on September 23, 2010 after the Barnett derivative action was settled by the parties, and settlement was approved by the court.

Independent Director Committee	The Independent Director Committee, which met six times during fiscal 2010, was formally established in October 2007. The Lead Independent Director charter is available on our website at http://www.apollogrp.edu/CorporateGovernance/CorporateGovernance.aspx.

Attendance	During the fiscal year ended August 31, 2010, the Board of Directors met on eight occasions and each incumbent Board member attended at least 80% of the aggregate number of meetings of the Board of Directors and each Committee of the Board on which such Board member served (during the periods that he or she served on such Committee).

We do not have a formal policy mandating attendance by members of the Board of Directors at our annual shareholders meetings. No independent directors attended the Annual Meeting of the holders of our Class A Common Stock held in February 2010 or Class B Common Stock held in February 2010.

Chart of Board and Committee Member Changes	The chart below indicates the members of the Board of Directors and the five committees of the Board as of December 10, 2010, including changes since August 31, 2009.

Nominating
				and	Independent
	Board of	Audit	Compensation	Governance	Director	Independent
	Directors	Committee	Committee	Committee	Committee	Panel

Dr. John G. Sperling	C
Peter V. Sperling	M
Terri C. Bishop	M
Gregory W. Cappelli	M
Dino J. DeConcini	M		M	C	M(2)
Samuel A. DiPiazza, Jr.	M(1)	M(1)			M(1)
Charles B. Edelstein	M
Stephen J. Giusto	M	M			M	C(3)
Dr. Roy A. Herberger, Jr.	M		C		C(2)	M(3)
Dr. Ann Kirschner	M		M	M(4)	M
K. Sue Redman	M	C			M
James R. Reis	M(5)	M(5)			M(5)
Manuel F. Rivelo	M		M		M
George A. Zimmer	M			M	M

C	Current Chair

M	Current Member

(1)	Mr. DiPiazza joined the Board on December 7, 2009, and was appointed to the Audit Committee on December 10, 2009.

(2)	On September 23, 2010, Mr. DeConcini resigned as Lead Independent Director, and Dr. Herberger was appointed as Lead Independent Director.

(3)	On September 23, 2010, the Independent Panel was disbanded.

(4)	Dr. Kirschner was appointed to the Nominating and Governance Committee on December 9, 2010.

(5)	Mr. Reis has decided not to stand for reelection, and his term will conclude at the Annual Meeting of Class B Shareholders.

OUR DIRECTORS

OUR DIRECTORS

Set forth below are the names, ages and business experience of the directors of Apollo Group as of December 10, 2010. All of the incumbent directors are nominees for re-election at the Annual Meeting of Class B Shareholders except Mr. Reis, who has decided not to stand for reelection. The vacancy on the Board of Directors is not being filled at this time. The Nominating and Governance Committee, consisting solely of independent directors as determined under the rules of the NASDAQ Listing Rules, has recommended all of the nominees for election by the holders of Class B Common Stock. The nominees will be elected if approved by a plurality of the votes cast by the holders of outstanding Class B Common Stock. The holders of Class B Common Stock are entitled to cumulate their votes in the election of directors, meaning that each holder can cast, on an aggregate basis, that number of votes equal to the number of nominees multiplied by the number of shares held. Because there are only two beneficial owners of Class B Common Stock, which is not listed on an exchange, there will be no broker non-votes. If elected, the nominees will serve as directors until the next annual meeting of our holders of Class B Common Stock in 2012. As of the date of this Information Statement, the Board of Directors is not aware of any nominee who is unable or who will decline to serve as a director, if elected.

Name	Principal Occupation During the Past Five Years	Age

Dr. John G. Sperling	See Dr. Sperling’s biographical information below under “Our Executive Officers.”	89

	Dr. Sperling is the founder of Apollo Group and is regarded as one of the pioneers of the proprietary education industry. Dr. Sperling brings to the Board deep and comprehensive knowledge of Apollo Group and the proprietary education industry, as well as the higher education sector.

Terri C. Bishop	See Ms. Bishop’s biographical information below under “Our Executive Officers.”	57

	Ms. Bishop, who serves as Executive Vice President, Integrated Academic Strategies and Senior Advisor to the Chief Executive Officers of Apollo Group, has been involved with Apollo Group since 1982, serving is many capacities, including Executive Vice President, External Affairs, Chief Communications Officer and Senior Vice President of Public Affairs. Her deep knowledge and diverse experience at Apollo Group bring valuable institutional expertise to the Board.

Gregory W. Cappelli	See Mr. Cappelli’s biographical information below under “Our Executive Officers.”	43

	As the Co-Chief Executive Officer of Apollo Group and Chairman of Apollo Global, Mr. Cappelli brings to the Board the senior leadership perspective of Apollo Group, as well has his extensive knowledge of the proprietary education sector.

Dino J. DeConcini	Mr. DeConcini became a member of the Board of Directors of the Company in 1992. He currently serves as Chair of the Nominating and Governance Committee and a member of the Compensation Committee. From October 2007 to September 2010, he served as Lead Independent Director and from December 2006 to October 2007, Mr. DeConcini served as Chair of the Compensation Committee. He also served as a member of the Audit Committee from fiscal year 1996 to March 2009. From 2002 to 2008, Mr. DeConcini was Senior Vice President of Projects International, Inc., an international business consulting firm.	76

Name	Principal Occupation During the Past Five Years	Age

	From 1995 to 2000, Mr. DeConcini was the Executive Director, Savings Bonds Marketing Office, U.S. Department of the Treasury. From 1991 to 1993 and 1980 to 1990, Mr. DeConcini was a Vice President and partner of Paul R. Gibson & Associates, an international business consulting firm. Between 1981 and 1992, he was a member of the Board of Directors of the University of Phoenix, Inc. He served as a member of the Board of Directors of Arizona Public Service Company from 1980 to 1990. From 1979 to 1995, Mr. DeConcini was a shareholder and employee of DeConcini, McDonald, Brammer, Yetwin and Lacy, P.C., Attorneys at Law. He was Chief of Staff for the Governor of Arizona from 1975 through 1978. Mr. DeConcini is a graduate of the Georgetown University School of Foreign Service and the University of Arizona Law School.

	Mr. DeConcini brings to the board significant prior experience as a director of Apollo Group, international business expertise, and expertise in governmental regulatory matters.

Samuel A. DiPiazza, Jr.	Samuel A. DiPiazza, Jr. became a director of Apollo Group and a member of the Audit Committee in December 2009. From January 2002 to June 2009, Mr. DiPiazza served as Global Chief Executive Officer of PricewaterhouseCoopers International Limited. Prior to serving as Global Chief Executive Officer, Mr. DiPiazza was a tax partner with the firm, specializing in mergers and acquisitions, the financial services industry and international tax. During the period prior to 2002, Mr. DiPiazza held various regional leadership roles within PricewaterhouseCoopers’ domestic practice, eventually serving as chairman and senior partner of its U.S. operations and as a member of the global leadership team. Mr. DiPiazza began his career with PricewaterhouseCoopers in 1973 and was named partner in 1979. Mr. DiPiazza also serves as a trustee of the International Accounting Standards Committee Foundation, is the past chairman of the Geneva-based World Business Council on Sustainable Development, serves on the USA Foundation Board of the World Economic Forum, and is a member of the executive committee and the immediate past chairman of the board of trustees of The Conference Board, Inc. Mr. DiPiazza is the past global chairman of Junior Achievement Worldwide, and serves as a member of the executive council of the Inner-City Scholarship Fund in New York City. He currently serves on the Board of Directors of Direct TV, Inc. Mr. DiPiazza received a degree in Accounting from the University of Alabama, an MS in Tax Accounting from the University of Houston and is a Certified Public Accountant.	60

	As the former Global Chief Executive Officer and former tax partner of PricewaterhouseCoopers International Limited, Mr. DiPiazza brings to the Board significant international, financial, accounting and corporate governance experience.

Charles B. Edelstein	See Mr. Edelstein’s biographical information below under “Our Executive Officers.”	50

	As the Co-Chief Executive Officer of Apollo Group, Mr. Edelstein brings to the Board the senior leadership perspective of Apollo Group, as well has his extensive knowledge of the proprietary education sector.

Name	Principal Occupation During the Past Five Years	Age

Stephen J. Giusto	Stephen J. Giusto has been a director of Apollo Group and a member of the Audit Committee since March 2009. He also served as Chair of the Independent Panel from its formation in July 2009 until it was disbanded in September 2010. Mr. Giusto is currently the CEO of SJG Consulting which provides strategy, financial and operational advice to services businesses. During 2010 he served as Senior Advisor to the Chief Executive Officer of Korn Ferry International, a leading executive search and leadership consulting firm and before that he served as its Executive Vice President and Chief Financial Officer. Before joining Korn Ferry in November 2007, Mr. Giusto was a Founder, Director, Executive Vice President and Chief Financial Officer of Resources Connection, Inc., a global professional services firm. Mr. Giusto began his career at Deloitte & Touche where he spent 13 years and was admitted as a partner in 1996. Mr. Giusto holds a Bachelor of Science degree in business from California Polytechnic State University, San Luis Obispo and is an inactive Certified Public Accountant. He was named the Orfalea School of Business Honored Alumnus in 2005 and is a member of their Dean’s Advisory Council. He is also a member of the board of trustees and chairman of the finance committee of Cate School, and a member of the board and past chairman of the American Cancer Society Orange County region.	48

	As the former Executive Vice President and Chief Financial Officer of Korn Ferry, Founder and former Director, Executive Vice President and Chief Financial Officer of Resources Connection, Inc., and former partner of Deloitte & Touche, Mr. Giusto brings to the Board significant international, human resources, financial, accounting and corporate governance experience.

Dr. Roy A. Herberger, Jr.	Dr. Herberger has been a director of Apollo Group since June 2007 and is currently Lead Independent Director and Chair of the Compensation Committee and was a member of the Independent Panel until it was disbanded in September 2010. Dr. Herberger is also President Emeritus of Thunderbird School of Global Management, and served as the school’s President from 1989 until 2004. From 1982 until 1989, he served as Dean of the Edwin L. Cox School of Business at Southern Methodist University. He previously served as Associate Dean for Academic Affairs at the Graduate School of Business at the University of Southern California (USC) and director of the International Business Education and Research Program, also at USC. Dr. Herberger currently serves on the Board of Directors of Pinnacle West Capital Corporation and on the Board of Trustees of the Mayo Clinic. He previously served on the Advisory Board of MedAire Inc. Dr. Herberger holds a bachelor’s degree in Business and a Master of Arts in Communication from the University of Texas, Austin. He also holds a doctoral degree in Business from the University of Colorado, Boulder.	68

	Dr. Herberger’s experience as President of Thunderbird School of Global Management, Dean of the Edwin L. Cox School of Business at Southern Methodist University and Associate Dean for Academic Affairs at the Graduate School of Business at the University of Southern California provides the Board with extensive expertise in higher education.

Name	Principal Occupation During the Past Five Years	Age

Dr. Ann Kirschner	Dr. Ann Kirschner has been a director of Apollo Group since November 2007, a member of the Compensation Committee since December 2007, and a member of the Nominating and Governance Committee since December 9, 2010. Since 2006, Dr. Kirschner has been the University Dean of Macaulay Honors College of The City University of New York. From 1991 to 1994, and from 2001 to 2006, Dr. Kirschner served as president of Comma Communications, a consulting company specializing in higher education and technology, where she focused on strategic planning for public and private universities and education companies. Her career as an entrepreneur in media and technology has included founding Fathom, an online knowledge network, in association with Columbia University. She also co-created NFL SUNDAY TICKET and NFL.COM for the National Football League. Dr. Kirschner serves on the Board of Directors of Public Agenda. Previously she served on the Board of Directors of Topps Company, Inc. and Onhealth.com. Dr. Kirschner received her Doctor of Philosophy in English literature from Princeton University, a Master of Arts from the University of Virginia, and a Bachelor of Arts from the State University of New York at Buffalo.	59

	Dr. Kirschner’s experience as University Dean of Macaulay Honors College of The City University of New York and former president of Comma Communications provides the Board with extensive expertise in higher education. Her experience as an entrepreneur also brings to the Board expertise in marketing, media and technology.

K. Sue Redman	K. Sue Redman has been a director of Apollo Group and Chair of the Audit Committee since December 2006. She is a former member of the Compensation Committee and the Special Committee formed to oversee the Company’s stock option practices, which was disbanded in March 2009. Ms. Redman is president of Redman Advisors, LLC, a private consulting firm that specializes in the areas of enterprise risk management, corporate finance, accounting and strategy. From 2004 to 2008, Ms. Redman served as Senior Vice President and Chief Financial Officer of Texas A&M University. From 1999 to 2004, Ms. Redman was a Vice President and Corporate Controller of AdvancePCS, Inc. From 1980 to 1999, Ms. Redman held various positions, most notably as a partner with the accounting firm PricewaterhouseCoopers LLP, where she provided accounting and consulting services to both public and private companies in a variety of industries. Ms. Redman earned her Bachelor of Business Administration in Accounting from Texas A&M University and is a Certified Public Accountant in Texas, Arizona and California.	53

	Ms. Redman’s experience as Senior Vice President and Chief Financial Officer of Texas A&M University, Vice President and Corporate Controller of AdvancePCS, Inc. and partner at PricewaterhouseCoopers LLP provides significant finance and accounting expertise to the Board, including specific post-secondary education expertise.

Name	Principal Occupation During the Past Five Years	Age

James R. Reis	James R. Reis has been a director of Apollo Group and a member of the Audit Committee since January 2007 and was the former Chair of the Special Committee formed to oversee the Company’s stock option practices, which was disbanded in March 2009. Since 2007, Mr. Reis has served as Vice Chairman of GAINSCO, INC., an insurance company, and previously served as its Executive Vice President. Since 2001, Mr. Reis has performed merchant banking and management consulting services through First Western Capital, LLC, of which he is the founder, managing director and owner, and through which he provided consulting services to a subsidiary of GAINSCO, INC. from 2003 to 2005. Mr. Reis served as Vice Chairman of Pilgrim America Capital Corporation, an asset management company, which he co-founded, from 1989 to 2000 when it was acquired by ING Groep NV. Mr. Reis also currently serves on the Board of Directors of Arcadia Bio-Science, Inc., which is controlled by Dr. Sperling. Mr. Reis received his Bachelor of Science from St. John Fisher College in Rochester, New York and is an inactive Certified Public Accountant.	53

	Mr. Reis’ experience as Vice Chairman and Executive Vice President of GAINSCO, INC., founder, managing director and owner of First Western Capital, LLC and founder and manager of Pilgrim America Capital Corporation brings business, operational, accounting, finance and management expertise to the Board.

Manuel F. Rivelo	Manuel F. Rivelo has been a director of Apollo Group and a member of the Compensation Committee since March 2009. Mr. Rivelo has been employed by Cisco Systems, Inc., an information technology provider, since 1992, and is currently Senior Vice President of Cisco’s Enterprise Systems and Operations group within the Enterprise, Commercial and Small Business development organization. Mr. Rivelo also oversees multiple internal councils and boards that address business and technical requirements for Cisco customers of all sizes. He is also responsible for operational excellence, standardization around processes and tools, enabling new business models, and strategic communications. Prior to his current role Mr. Rivelo was a member of the Cisco Development Council, the senior leadership team of the Cisco Development Organization. He previously served as a systems engineer and was named Cisco’s head of the worldwide systems engineering (SE) organization. Mr. Rivelo holds a bachelor’s and master’s degree in electrical engineering from the Stevens Institute of Technology.	46

	Mr. Rivelo’s experience at Cisco Systems, Inc., most recently as Senior Vice President of Cisco’s Enterprise Systems and Operations group, brings technology, management and operational expertise to the Board.

Peter V. Sperling	See Mr. Sperling’s biographical information below under “Our Executive Officers.”	51

	Mr. Sperling has been with Apollo Group since 1983 and brings his knowledge of Apollo Group to the Board.

Name	Principal Occupation During the Past Five Years	Age

George A. Zimmer	George A. Zimmer has been a director of Apollo Group since June 2006 and a member of the Nominating and Governance Committee since October 2007. Until October 2007, Mr. Zimmer also served on the Compensation Committee. Mr. Zimmer is the founder, Chief Executive Officer and Chairman of The Men’s Wearhouse, Inc., a retailer of men’s apparel. Mr. Zimmer is currently a member of the board of the Institute of Noetic Sciences in Petaluma, California, and serves on several advisory boards including The Boys & Girls Club of Oakland, California, and the World Business Academy of Ojai, California. Mr. Zimmer received his Bachelor of Arts in Economics from Washington University.	62

	As the Chief Executive Officer of founder, Chief Executive Officer and Chairman of The Men’s Wearhouse, Inc., Mr. Zimmer brings senior leadership, strategic and management expertise to the Board.

OUR EXECUTIVE OFFICERS

OUR EXECUTIVE OFFICERS

Set forth below are the names, ages, positions and business experience of the executive officers of Apollo Group as of December 10, 2010.

Name and Position	Principal Occupation During the Past Five Years	Age

Dr. John G. Sperling Executive Chairman of the Board	Dr. John G. Sperling is the founder and the Executive Chairman of the Board of Apollo Group. Dr. Sperling was President of Apollo Group until February 1998, Chief Executive Officer of Apollo Group until August 2001 and Chairman of the Board until June 2004. Dr. Sperling served as Acting Executive Chairman of the Board from January 2006 to September 2008 and has served as Executive Chairman of the Board since September 2008. Prior to his involvement with Apollo Group, from 1961 to 1973, Dr. Sperling was a professor of Humanities at San Jose State University where he was the Director of the Right to Read Project and the Director of the NSF Cooperative College-School Science Program in Economics. At various times from 1955 to 1961, Dr. Sperling was a member of the faculty at the University of Maryland, Ohio State University and Northern Illinois University. Dr. Sperling received his Doctor of Philosophy from Cambridge University, a Master of Arts from the University of California, Berkeley, and a Bachelor of Arts from Reed College. Dr. Sperling is the father of Peter V. Sperling.	89

Peter V. Sperling Vice Chairman of the Board	Peter V. Sperling was appointed Vice Chairman of the Board of Apollo Group in June 2008. Mr. Sperling was a Senior Vice President of Apollo Group from June 1998 to December 2007 and Secretary of Apollo Group from June 2006 to December 2007. Mr. Sperling has been with Apollo Group since 1983. Mr. Sperling was Vice President of Administration from 1992 to June 1998 and served as Secretary and Treasurer of Apollo Group from 1988 to January 2003. From 1987 to 1992, Mr. Sperling was Director of Operations at Apollo Education Corporation. From 1983 to 1987, Mr. Sperling was Director of Management Information Services of Apollo Group. Mr. Sperling received his Master of Business Administration from The University of Phoenix and his Bachelor of Arts from the University of California, Santa Barbara. Mr. Sperling is also the Chairman and co-founder of CallWave, Inc., a telecommunications services corporation. Mr. Sperling is the son of Dr. John G. Sperling.	51

Gregory W. Cappelli Co-Chief Executive Officer	Gregory W. Cappelli was appointed Co-Chief Executive Officer in April 2009. Mr. Cappelli has also been serving as Chairman of Apollo Global since its inception in October 2007 and a director of Apollo Group since June 2007. Mr. Cappelli previously served as Executive Vice President of Global Strategy and Assistant to the Executive Chairman from April 2007 to April 2009. Before joining Apollo Group, Mr. Cappelli spent 10 years as a research analyst for Credit Suisse, where he most recently served as Managing Director and Senior Research Analyst and founded the Credit Suisse Global Services Teams. Before joining Credit Suisse, Mr. Cappelli was Vice President and Senior Research Analyst with ABN AMRO. He holds his Bachelor of Arts in Economics from Indiana University and his Master of Business Administration from the Brennan School of Business at Dominican University. Mr. Cappelli is currently on the board of directors for Everybody Wins and on the board of trustees of Dominican University.	43

Name and Position	Principal Occupation During the Past Five Years	Age

Charles B. Edelstein Co-Chief Executive Officer	Mr. Edelstein became Chief Executive Officer and a director of the Board of Apollo Group in August 2008 and Co-Chief Executive Officer in April 2009. Prior to joining Apollo Group, Mr. Edelstein was employed by Credit Suisse, a financial services firm, since 1987, and served as a Managing Director since 1998. He was also the head of the Global Services Group within the Investment Banking Division of Credit Suisse. His focus was on providing advisory services regarding acquisitions, dispositions and capital raising transactions. Mr. Edelstein founded and oversaw Credit Suisse’s leading advisory practice in the education industry, where he served as advisor to many of the largest education companies, including Apollo Group. Prior to that, he worked at Price Waterhouse (now PricewaterhouseCoopers) for three years as an auditor and management consultant. Mr. Edelstein sits on the Chicago board of directors for both Teach for America and Junior Achievement. He received a Bachelor of Arts with highest distinction from the University of Illinois and a Master of Business Administration from the Harvard Business School, where he graduated as a Baker Scholar with high distinction.	50

Joseph L. D’Amico President and Chief Operating Officer	Joseph L. D’Amico was appointed President and Chief Operating Officer in March 2009. Previously, Mr. D’Amico served as President, Chief Financial Officer and Treasurer from June 2008 to March 2009; Executive Vice President and Chief Financial Officer from June 2007 to June 2008; and served in the role of Chief Financial Officer from December 8, 2006 to June 2007 as a consultant. Prior to joining the Company, Mr. D’Amico was a senior managing director of FTI Palladium Partners, an interim management company and a division of FTI Consulting, Inc. Prior to joining FTI in August 2002, he was a partner with PricewaterhouseCoopers LLP for 21 years where he served in leadership roles in the firm’s Financial Advisory Services group as well as having served as an audit partner earlier in his career, responsible for public and privately held companies. He received his Master of Business Administration from the University of Chicago and his Bachelor of Science in Accountancy from the University of Illinois at Urbana-Champaign and is an inactive Certified Public Accountant.	61

Terri C. Bishop Executive Vice President, Integrated Academic Strategies, Senior Advisor to the Chief Executive Officers	Terri C. Bishop became Executive Vice President, Integrated Academic Strategies and Senior Advisor to the Chief Executive Officers in November 2010. Ms. Bishop has also been serving as a director of Apollo Group since March 2009. Ms. Bishop served as Executive Vice President, External Affairs from 2008 to 2010 and Chief Communications Officer and Senior Vice President of Public Affairs of Apollo Group from 1999 to 2008, overseeing public and government relations. Except for her service as Executive Vice President of Convene International, an education software company, from 1998 to 1999, Ms. Bishop has been with the Apollo Group since 1982 and during that time she has served in the areas of institutional licensure and accreditation, curriculum development, institutional research and online learning. She was the founding director of University of Phoenix Online, providing oversight during its first 10 years of start up and development. Ms. Bishop received her bachelor’s degree in Business and Master of Arts in Human Relations and Organizational Management from University of Phoenix.	57

Name and Position	Principal Occupation During the Past Five Years	Age

Sean B. W. Martin Senior Vice President, General Counsel and Secretary	Sean B. W. Martin was appointed Senior Vice President, General Counsel and Secretary in September 2010. Mr. Martin previously served in various legal capacities at Amgen commencing in 2005, including most recently as Vice President of Corporate Law and Assistant Secretary. At Amgen, Mr. Martin managed corporate legal matters, including corporate governance, SEC filings, merger and acquisition activity, investor relations and complex regulatory issues, and handled contracting, sales, marketing, reimbursement, antitrust and pricing issues. From 2000 to 2005, Mr. Martin served as Vice President and Deputy General Counsel at Fresenius Medical Care North America where he oversaw commercial litigation, regulatory affairs and other legal matters. From 1998 to 2000, Mr. Martin was a litigation partner at the law firm Foley & Lardner, focusing on corporate compliance, health care fraud and abuse, internal investigations and commercial litigation. Prior to that, Mr. Martin spent nearly nine years as Assistant U.S. Attorney for the Northern District of Illinois. In addition, he has served as an adjunct professor at the Loyola University School of Law. Mr. Martin earned a Bachelor of Arts in History from the University of Michigan, as well as a Juris Doctor from Harvard Law School, where he graduated magna cum laude. After law school, he clerked for the Honorable Andrew J. Kleinfeld, U.S. District Court Judge (D. Alaska).	47

Brian L. Swartz Senior Vice President and Chief Financial Officer	Brian L. Swartz was appointed Chief Financial Officer in March 2009 and Senior Vice President of Finance in June 2007. Mr. Swartz previously served as Treasurer from March 2009 to February 2010, Chief Accounting Officer from February 2007 to March 2009 and Vice President, Corporate Controller and Chief Accounting Officer from February 2007 to June 2007. Prior to joining the Company, Mr. Swartz was with EaglePicher Incorporated, a technology and industrial products and services company, from 2002 to 2006, as its Vice-President and Corporate Controller. At EaglePicher, Mr. Swartz was an integral member of their senior management team and successfully guided the company through a bankruptcy restructuring. From 1994 to 2002, Mr. Swartz was at Arthur Andersen LLP where he had primary responsibilities in international audit and due diligence projects. He graduated from the University of Arizona with a Bachelor of Science in Accounting and was a member of the Warren Berger Entrepreneurship Program. Mr. Swartz is a Certified Public Accountant. Mr. Swartz is on the board of directors of the Arizona Society of Certified Public Accountants and of the Phoenix Children’s Hospital Foundation.	37

Name and Position	Principal Occupation During the Past Five Years	Age

Robert W. Wrubel Executive Vice President, Chief Marketing and Product Development Officer	Robert W. Wrubel was named Executive Vice President and Chief Marketing and Product Development Officer in December 2009. He served as Senior Vice President, Marketing from November 2008 to December 2009 and as Vice President, Marketing from June 2008 to November 2008. He also has served as Chief Executive Officer of Aptimus, Inc., a wholly-owned subsidiary of Apollo Group, since it was acquired by Apollo Group in October 2007. Before joining Aptimus in 2005, Mr. Wrubel was co-founder and co-Chief Executive Officer of Yoga Works, the country’s largest yoga and alternative fitness company. Prior to that, Mr. Wrubel was Entrepreneur-in-residence at Highland Capital Partners, a venture capital firm. From 1998 to 2001, Mr. Wrubel was the founding Chief Executive Officer of Ask Jeeves, where he grew the company to become one of the top-ranked search engines. Before Ask Jeeves, Mr. Wrubel was the Chief Operating Officer of Knowledge Adventure, a publisher of educational software brands including Jumpstart and MathBlaster. Mr. Wrubel received his Bachelor of Arts in History and Economics from Yale University.	49

Gregory J. Iverson Vice President, Chief Accounting Officer and Controller	Gregory J. Iverson was appointed Vice President, Chief Accounting Officer and Controller in March 2009. He served as Vice President and Corporate Controller from April 2007 to March 2009. He joined the Company from US Airways Group, Inc. where he served as Director, Financial Reporting from 2006 to 2007. Previously, he was Director, Assistant Corporate Controller with EaglePicher Incorporated from 2003 to 2006. Mr. Iverson began his career in public accounting and worked as Assurance Manager with Arthur Andersen, LLP and Deloitte & Touche LLP. He graduated summa cum laude from The University of Idaho with a Bachelor of Science in Business. Mr. Iverson is a Certified Public Accountant.	35

Dr. William J. Pepicello President, University of Phoenix, Inc.	Dr. William J. Pepicello became Provost of University of Phoenix in January 2006 and was appointed as President in October 2006. Dr. Pepicello has been with University of Phoenix since 1995. Dr. Pepicello served as Vice Provost for Academic Affairs from 2003 to 2006 and Dean of the School of Advanced Studies from 2002 to 2003. From 2000 to 2002, Dr. Pepicello was President of University of Sarasota and then Chief Academic Officer of American Intercontinental University. From 1995 to 2000, he was Dean of the College of General and Professional Studies and also held the position of Vice President of Academic Affairs of University of Phoenix. Dr. Pepicello holds both a Master of Arts and a Doctor of Philosophy in Linguistics from Brown University and a Bachelor of Arts in Classics from Gannon University.	61

Name and Position	Principal Occupation During the Past Five Years	Age

Frederick J. Newton Senior Vice President and Chief Human Resources Officer	Frederick J. Newton was appointed Senior Vice President and Chief Human Resources Officer in March 2009. Prior to joining Apollo Group, from 2006 to 2009, Mr. Newton held the position of Chief People Officer at SSC Schottenstein Stores Corporation, a privately held holding company consisting of numerous legal brands including DSW, Inc., American Eagle Outfitters, American Signature Furniture, Filene’s Basement, Judith Leiber and Steuben Glass. From 2002 to 2006 Mr. Newton served as Executive Vice President and Chief Administrative Officer at Cinergy Corp. From 1998 to 2002 he served as Senior Vice President and Chief Administration Officer at LG&E Energy Corporation. Prior to joining LG&E Energy Corporation, Mr. Newton was part of the senior management team at Venator Corp. (parent company of Footlocker and Champs Sports, among others) and Unilever/Lever Brothers Co. Mr. Newton began his corporate career at Pepsico/Frito-Lay, Inc. and prior to that, he spent seven years as an officer and aviator in the United States Navy. Mr. Newton has a Bachelor of Science in Business Administration from the University of Rhode Island, a Master of Business Administration in Labor Relations from San Diego State University and has completed the Advanced Management Program at Harvard Business School. Mr. Newton serves on the board of directors for the Phoenix/Tucson Region of Teach for America.	55

OUR CORPORATE GOVERNANCE PRACTICES

OUR CORPORATE GOVERNANCE PRACTICES

At Apollo Group, we believe that strong and effective corporate governance procedures and practices are an extremely important part of our corporate culture. In that spirit, we have summarized several of our corporate governance practices below.

Monitoring Board Effectiveness	It is important that our Board of Directors is performing effectively and in the best interests of the Company and its shareholders. The Board of Directors annually assesses its effectiveness in fulfilling its obligations. In addition, our Nominating and Governance Committee is charged with annually reviewing the Board of Directors and its membership.

Independent Director Committee	The Independent Director Committee meets regularly in executive sessions without Apollo Group management or any non-independent directors.

Hiring Outside Advisors	The Board and each of its Committees may retain outside advisors and consultants of their choosing at the Company’s expense, without management’s consent.

Code of Business Ethics	Apollo Group expects its directors, executives and employees to conduct themselves with the highest degree of integrity, ethics and honesty. Apollo Group’s credibility and reputation depend upon the good judgment, ethical standards and personal integrity of each director, executive and employee. In order to provide assurances to Apollo Group and its shareholders, Apollo Group has adopted a Code of Business Ethics which provides clear conflict of interest guidelines to its employees, as well as an explanation of reporting and investigatory procedures. The Code of Business Ethics is available on our website at: http://www.apollogrp.edu/CorporateGovernance/CodeofEthics.aspx.

The Code of Business Ethics applies to all employees, including our directors, executive officers, principal financial officer, principal accounting officer and all other members of our finance department. If the Company makes any amendment to, or grants any waiver from, a provision of the Code of Business Ethics that applies to our principal executive officers, principal financial officer, principal accounting officer, controller or certain other senior officers and requires disclosure under applicable SEC rules, we intend to disclose such amendment or waiver and the reasons for the amendment or waiver on our website, http://www.apollogrp.edu, and as required by NASDAQ, file a Current Report on Form 8-K with the SEC reporting the amendment or waiver.

Providing Transparency	Apollo Group believes it is important that shareholders understand our governance practices. In order to help ensure transparency of our practices, we have posted information regarding our corporate governance procedures on our website at http://www.apollogrp.edu/CorporateGovernance/CorporateGovernance.aspx.

Communications with the Board of Directors	Although Apollo Group does not have a formal policy regarding communications with the Board of Directors, shareholders may communicate with the Board of Directors by writing to the Company at Apollo Group, Inc., Attention: Investor Relations, 4025 South Riverpoint Parkway, Phoenix, Arizona, 85040. Shareholders who would like their submission directed to a specific member of the Board may so specify, and the communication will be forwarded, as appropriate.

Controlled Company	We are a “Controlled Company” as defined in Rule 5615(c)(1) of the NASDAQ Listing Rules, because more than 50% of the voting power of Apollo Group Common Stock is held by the John Sperling Voting Stock Trust. As a consequence, we are exempt from certain requirements of NASDAQ Listing Rule 5605, including that (a) our Board be composed of a majority of Independent Directors (as defined in NASDAQ Listing Rule 5605(a)(2)), (b) the compensation of our officers be determined by a majority of the independent directors or a compensation committee composed solely of independent directors and (c) nominations to the Board of Directors be made by a majority of the independent directors or a nominations committee composed solely of independent directors. However, NASDAQ Listing Rule 5605(b)(2) does require that our independent directors have regularly scheduled meetings at which only independent directors are present (“executive sessions”) and Internal Revenue Code Section 162(m) does require a compensation committee of outside directors (within the meaning of Section 162(m)) to approve stock option grants to executive officers in order for us to be able to deduct the stock option grants as an expense. Notwithstanding the foregoing exemptions, we do have a majority of independent directors on our Board of Directors and we do have a Compensation Committee and a Nominating and Governance Committee composed solely of independent directors.

Certain Relationships and Transactions with Related Persons	The Audit Committee reviews on an ongoing basis and at least annually all related party transactions, which are transactions with the Company in which directors, executive officers or their immediate family members have an interest, for potential conflict of interest situations. The Committee’s responsibility is set forth in the Audit Committee Charter. To identify transactions with related persons, we regularly require our directors and executive officers to complete questionnaires identifying any transactions with us in which the executive officer or director or their family members have an interest. A conflict of interest occurs when an individual’s private interest interferes, or appears to interfere, with our interests. The Committee evaluates related person transactions in accordance with the standards set forth in our Code of Ethics.

Yo Pegasus, LLC

Yo Pegasus, LLC, an entity controlled by Dr. John G. Sperling, leases an aircraft to us as well as to other entities. Payments to Yo Pegasus for the business use of the airplane, including hourly flight charges, fuel, and direct operating expenses during fiscal year 2010 were $0.3 million. This amount is included in general and administrative expenses in the Consolidated Statements of Income.

Sperling Gallery

In January 2010, we purchased certain artwork from an art gallery owned by Virginia Sperling for $88,110. Virginia Sperling is the former wife of Dr. John Sperling and the mother of Mr. Peter Sperling. Before purchasing this artwork, we leased it pursuant to a contract between Apollo Group and the art gallery. Lease payments under the contract during fiscal year 2010 were $8,000.

Earth Day Network

We have provided grants directly or through University of Phoenix Foundation, a non-profit entity affiliated with the University of Phoenix, to Earth Day Network totaling $500,000 in fiscal year 2010. Art Edelstein, the Director of Development of Earth Day Network, is the brother of Charles B. Edelstein, our Co-Chief Executive Officer.

Cisco Systems, Inc.

During fiscal year 2010, we purchased goods and services from Cisco Systems, Inc., directly and through third party sellers, in the normal course of our business, and we expect to do so in the future. Manuel F. Rivelo, a member of our Board of Directors, is employed by Cisco Systems, Inc. as Senior Vice President of Enterprise Systems and Operations.

Deferred Compensation Agreement with Dr. John G. Sperling

The deferred compensation agreement relates to an agreement between Apollo and Dr. John G. Sperling. The related $2,948,000 liability balance is included in other long-term liabilities in our Consolidated Balance Sheet.

Ensuring Auditor Independence	Apollo Group has taken a number of steps to ensure the continued independence of our independent auditors. Our independent auditors report directly to the Audit Committee, which is required to approve in advance or reject any non-audit services proposed to be conducted by our independent auditors.

COMPENSATION DISCUSSION & ANALYSIS

I.	Executive Summary of 2010 Fiscal Year Compensation Actions and Decisions

The core principle of our compensation philosophy for executive officers continues to be a strong pay-for-performance structure that ties a significant portion of each executive officer’s compensation to both company and individual performance. Company performance is measured in terms of financial and strategic goals that contribute to the creation of long-term shareholder value, and individual performance is measured primarily in terms of qualitative factors. For the 2010 fiscal year, we believe we effectively executed this philosophy through the following actions and decisions:

•	We targeted cash compensation opportunities in the form of base salary and target bonus at the 50th percentile of our peer group and targeted total direct compensation (base salary plus annual target bonus plus the grant-date value of annual equity awards) at the 75th percentile.

•	We structured a substantial portion (at least 80%) of the total direct compensation of our named executive officers in the form of annual performance-based cash incentives and long-term stock-based compensation. This structure ensured an appropriate balance between our long-term and short-term performance and was designed to create a positive relationship between our operational performance and shareholder return.

•	As in prior years, the equity awards made to our named executive officers for the 2010 fiscal year were designed to serve as long-term incentive vehicles that aligned the interests of our executive officers with those of our shareholders. The award to each named executive officer was in most instances equally divided in grant-date value between a stock option grant and a restricted stock unit award. The restricted stock unit component, which has both an initial performance vesting condition and a four-year annual service vesting requirement, reduces the overall risk nature of our equity award program because the restricted stock units will continue to have value and serve as a meaningful retention vehicle even in periods of declining market prices for our Class A Common Stock. To strengthen the relationship between our operational performance and shareholder return, we introduced performance share unit awards as part of our 2011 fiscal year award process and allocated 15% of the grant-date value of the equity award made to each executive officer for the 2011 fiscal year to new performance share units tied to the average of the annual growth rates in our adjusted free cash flow for each of the 2011, 2012 and 2013 fiscal years. The remaining 85% of the grant-date value of the award was allocated equally between service-vesting stock options and restricted stock units subject to both a performance-vesting condition and a service-vesting schedule.

•	During the 2010 fiscal year, we extended the term of our existing employment agreement with Mr. D’Amico through August 31, 2012 and established a new equity compensation structure for him. The Compensation Committee worked with its independent compensation consultant to assure that the extended agreement would continue to provide a competitive level of compensation in relation to our comparator group and in conformity with our pay-for-performance philosophy.

•	During the 2010 fiscal year, we revised our equity retention policies to encourage our executive officers to retain equity, either in the form of direct ownership of shares of our Class A Common Stock or through their holding of equity-based awards, such as restricted stock units and vested stock options, equal in value to a specified multiple of base salary.

•	We do not offer guaranteed retirement or pension benefits. Instead, the wealth creation opportunities we provide our executive officers are tied primarily to the value of their equity awards so that there is commonality of interests between our executive officers and our shareholders.

•	During the 2010 fiscal year, we implemented severance plans for both our executive officers and our remaining employee base that provide, consistent with peer group norms, standard severance benefits (pursuant to a formula that varies by employee level) in the event of an involuntary termination of employment without cause. For the executive officers, such severance benefits include salary continuation payments, limited pro-rata vesting of their post-June 23, 2010 equity awards and, at certain executive officer levels, an additional payment equal to the average annual bonus earned for the prior three years and a payment to cover estimated continued health care costs for a specified period. We also have employment agreements with several of our named executive officers that provide a higher level of severance benefits in event they cease employment by reason of an involuntary termination or resignation for good reason or should they leave our employ in connection with a change in control. Those severance benefits will reduce their potential severance plan benefits to the extent necessary to avoid any duplication of benefits. As of August 26, 2010, none of our executive officers are entitled to any tax gross-up payments with respect to any parachute payments they may receive in connection with a change in control event.

•	For the 2010 fiscal year, we increased the target bonus level of one named executive officer (Dr. Pepicello) from 65% to 75% of his base salary but did not make any changes to the base salary or target bonus levels for any other named executive officer. The annual bonus payment earned by each of our named executive officers for the 2010 fiscal year was at 172% of the target opportunity established for such individual. The bonus level was based on the Company’s performance relative to the revenue and operating profit objectives set by the Compensation Committee at the beginning of the year. In setting such bonus level, the Compensation Committee also took into account its overall assessment of the Company’s progress in terms of its strategic initiatives for the 2010 fiscal year, including the academic excellence initiatives undertaken at the Company’s universities during such fiscal year, and the individual performance of each named executive officer. The performance-vesting condition for the restricted stock unit awards made to the named executive officers for the 2010 fiscal year was also attained, and 25% the shares of the Company’s Class A Common Stock subject to each such award vested at the end of that fiscal year.

•	For the 2011 fiscal year, we increased the base salaries of two of our named executive officers (Mr. Swartz and Dr. Pepicello) by the respective amounts of $50,000 and $20,000 and did not make any changes to the percentage target bonus for any named executive officer.

•	We do not believe that the performance-based nature of our executive compensation program encourages excessive risk-taking. First, it is important to note that each component of our variable performance-based compensation is subject to a cap or other limit. For example, the maximum bonus that our named executive officers could earn under our short-term cash incentive program for the 2010 fiscal year was set at 200% of their target bonus opportunity. For Dr. Sperling and Messrs. Edelstein, Cappelli and D’Amico, the target bonus was set at 100% of annual base salary, and for Mr. Swartz and Dr. Pepicello, it was set at 75%. The performance share units we awarded for the 2011 fiscal year are tied to adjusted free cash flow growth rates and are capped so that the maximum number of shares of Class A Common Stock that can be earned by any named executive officer is limited to two times the target number of performance share units awarded. Secondly, the performance metrics utilized under our executive officer cash and equity incentive compensation plans are tied to strategic objectives designed to create and sustain shareholder value. In addition, the wealth creation opportunities for our named executive officers and other senior management are primarily in the form of their equity awards that vest over time in addition to any performance-vesting requirements that may have to be attained. We do not have retirement plans or other meaningful sources of wealth creation provided under our cash compensation programs. Excessive risk taking would not only jeopardize the financial viability of our company but would also subject our named executive officers and other senior management to substantial economic loss were the Company’s Class A Common Stock to drop substantially in price. Finally, we have instituted equity retention guidelines which require our executive officers to retain a substantial portion of their equity holdings, whether in the form of actual shares of our Class A Common Stock or vested stock options or unvested restricted stock units, thereby further aligning their interests with those of our shareholders and mitigating the risk of excessive risk taking.

For the 2010 fiscal year, the actual total direct compensation for our named executive officers, when expressed as an average dollar amount per person in that group, was at the 94th percentile of our peer group. Our 2010 performance relative to such peer group is at the 94th percentile for annual revenue and operating income growth, the 73rd percentile for operating margin and the 88th percentile for both return on equity and return on assets. As of August 31, 2010, the Company’s one-year total shareholder return on the Class A Common Stock shares is the lowest and the three-year return is at the 40th percentile of our comparator peer group. However, when total shareholder return for the same period is compared to total shareholder returns for publicly traded for-profit education companies, our performance levels increase to the 22nd and 57th percentile over the one and three-year periods, respectively. We believe that the market price performance of the Class A Common Stock diverges from our financial performance due to the market’s initial reaction to our strategic shift to implement programs which focus on student quality and retention as well as the uncertainty of government regulations affecting for-profit educational institutions and the impact that those regulations may have on the potential level of future student enrollment and the anticipated increase in compliance costs.

II.	Our Compensation Philosophy and Objectives

The overarching principle governing the Company’s compensation philosophy for its executive officers is to maintain a pay-for-performance approach that ties a significant portion of each executive officer’s compensation to the Company’s financial performance, as measured in terms of both pre-established financial objectives for the fiscal year and the value of the Class A Common Stock. In implementing this philosophy, the Compensation Committee of the Board of Directors utilizes a combination of cash and equity incentive programs under which the total direct compensation of the executive officers will vary with the Company’s performance and the market price of the Class A Common Stock. Accordingly, the general objective of the Company is to target cash compensation (base salary plus a performance-based annual target bonus) per executive officer position to the 50th percentile of the comparable position at an identified peer group and to target total direct compensation (which includes the grant-date value of the executive officer’s long-term equity awards, annualized for any multi-year award) to the 75th percentile of the comparable position at the peer group. However, the actual compensation provided a particular executive officer may vary from those targeted percentiles based on individual circumstances, such as that officer’s level of experience, any employment agreement negotiated in connection with his hiring and the long-term incentives that may be needed to retain his services. In structuring the various components of total direct compensation, the Company utilizes a balanced risk/reward approach through a predominant long-term equity incentive component that allows the executive officers to share in the appreciation in the market price of the Class A Common Stock with its stock option component but also reduces the potential for excessive risk-taking through the use of restricted stock unit awards that provide varying levels of compensation as the market price of the Class A Common Stock fluctuates over time.

This compensation philosophy is also reflected in the employment agreements the Company has negotiated with several of the named executive officers. The employment agreements currently in effect set the total cash compensation of each officer at approximately the 50th percentile and bring total direct compensation to approximately the 75th percentile through a more heavily-weighted long-term equity incentive component.

III.  Role of the Compensation Committee

A.  General

The Compensation Committee, in consultation with its independent compensation consultant, analyzes the reasonableness and competitiveness of the various components of compensation paid to the executive officers, evaluates the effectiveness of each of those components in achieving the compensation objectives stated above and assesses the risks posed by the Company’s various compensation programs. The Compensation Committee also obtains legal advice regarding executive compensation matters from the Company’s outside legal counsel.

The Compensation Committee periodically seeks input from each of the Company’s Co-Chief Executive Officers and other senior executive officers with respect to certain items of compensation, including their recommendations regarding the parameters of the annual cash incentive program, the bonus amounts to be paid under that program and their proposals regarding long-term equity incentive awards. However, all final decisions regarding executive officer compensation are made solely by the Compensation Committee and are based on a number of factors, including its independent evaluation of management proposals, its own internal deliberations and the input provided by its independent compensation consultant.

The duties and responsibilities of the Compensation Committee are more fully set forth in its formal charter, as approved by the Company’s Board of Directors. The corporate governance provisions of the charter were revised in April 2010 to reflect the process the Compensation Committee will undertake periodically to assess the risks posed by the Company’s compensation programs. The revised charter may be viewed, together with any future changes that may occur, on our website at www.apollogrp.edu at “INVESTOR RELATIONS — Corporate Governance.”

B.  Interaction with Compensation Consultants

In making its determinations with respect to executive officer compensation, the Compensation Committee has historically engaged the services of an independent compensation consulting firm. Beginning with the 2006 fiscal year and continuing through the current 2011 fiscal year, the Compensation Committee has retained the services of Pearl Meyer & Partners, LLC (“Pearl Meyer & Partners”) to assist with its periodic review of existing compensation programs for the Company’s executive officers and the formulation and implementation of new executive compensation arrangements. In addition, Pearl Meyer & Partners has assisted the Compensation Committee with related projects, such as establishing equity retention guidelines for the executive officers and non-employee directors, evaluating non-employee director compensation levels and providing advice and relevant market data with respect to the design of various cash and equity-based executive compensation programs.

The Compensation Committee retains Pearl Meyer & Partners directly, although in carrying out its assignments, Pearl Meyer & Partners may also interact with Company management to the extent necessary and appropriate. However, Pearl Meyer & Partners has not been retained to perform any consulting or advisory services for Company management, except in a few limited situations where market-level compensation data was provided to management in connection with certain new hire equity awards. For assistance with more significant compensation projects, the Company management has retained the services of its own independent compensation consultant.

IV.	Compensation Structure

A.  Pay Elements — Overview

The Compensation Committee utilizes three main components in structuring the compensation program for the executive officers:

•	Base Salary — a fixed rate of pay that takes into account an individual’s duties and responsibilities, experience and expertise and individual performance and that is designed to provide a level of economic security from year to year based on competitive market data.

•	Annual Cash Incentive — variable cash compensation that does not provide any economic guarantees and is designed to reward the executive officers based on the performance of the Company and their individual performance.

•	Long-Term Equity Incentives — stock-based awards, including stock options (that are valued at grant on the basis of their Black-Scholes value), restricted stock units (RSUs), that derive their actual value from the market price of the Company’s Class A Common Stock and performance share units that convert into actual shares of the Company’s Class A Common Stock based on the level at which the defined performance objective is in fact attained.

B.  Pay Mix

The Compensation Committee believes that the particular elements of compensation identified above provide a well-proportioned mix of compensation that includes a level of economic security (base salary), creates a meaningful incentive for long-term retention (equity awards) and offers a short-term performance-based component (annual cash incentive program). Accordingly, the overall objective of the structure is to create short-term and long-term performance incentives and rewards that are designed to accomplish the Company’s major compensation objectives. By applying this portfolio approach to total direct compensation, the Compensation Committee provides each executive officer with a measure of security in the minimum level of compensation he or she is to receive through base salary, while the annual cash and long-term equity incentive components provide variable levels of compensation with no economic guarantees. The incentive components are primarily designed to motivate the executive officer to focus on the attainment of specific business goals that will advance the Company’s strategic objectives and promote a high level of Company performance, with corresponding increases in shareholder value and long-term wealth creation opportunities for the executive officer.

The various components of the compensation packages for the executive officers are described in more detail below. Those components are weighted heavily toward performance-based pay. The same approach has been applied in those instances where the Company has negotiated employment agreements with several of the named executive officers. Under the employment agreements with Messrs. Edelstein, Cappelli and D’Amico, total cash compensation was in general set at less than the 50th percentile for the comparable position at the comparator group, and total direct compensation was weighted more heavily in terms of long-term equity incentives to reach in general the 75th percentile objective for each of them.

The 2010 base salary and total target cash compensation for each named executive officer generally falls below the 50th percentile market level compensation for the comparable position:

				Percentile Above/Below
				50th Percentile
	Base	Target	Target Total	Base	Target Total
Name	Salary	Bonus	Cash Compensation	Salary	Cash Compensation

Dr. Sperling	$850,000	$850,000	$1,700,000	+12%	+36%
Mr. Edelstein	$600,000	$600,000	$1,200,000	−11%	−24%
Mr. Cappelli	$600,000	$600,000	$1,200,000	−11%	−24%
Mr. D’Amico	$525,000	$525,000	$1,050,000	+5%	−14%
Mr. Swartz	$375,000	$281,250	$656,250	−14%	−13%
Dr. Pepicello	$350,000	$262,500	$612,500	0%	−13%

The 2010 fiscal year total direct compensation for each named executive officer was within the following percentages of the 75th percentile of market level compensation for the comparable position:

			Grant Date
			Values of		Percentage
	Base	Target	Equity	Total Direct	Above/Below
Name	Salary	Bonus	Compensation*	Compensation	75th Percentile

Dr. Sperling	$850,000	$850,000	$4,752,128	$6,452,128	+3%
Mr. Edelstein	$600,000	$600,000	$6,094,725	$7,294,725	+11%
Mr. Cappelli	$600,000	$600,000	$4,267,254	$5,467,254	−16%
Mr. D’Amico	$525,000	$525,000	$3,981,323	$5,031,323	−11%
Mr. Swartz	$375,000	$281,250	$1,237,958	$1,894,208	−24%
Dr. Pepicello	$350,000	$262,500	$1,159,681	$1,772,181	−22%

*	For a multi-year award, the grant date value is annualized over the relevant multi-year period (including the 2010 and 2011 fiscal years, when applicable) for which that award is made. The grant-date value of stock options is based on a Black-Scholes formula and does not represent the intrinsic value of those options (the excess of the market price of the Company’s Class A Common Stock over the exercise price). A substantial number of the options included in the grant-date value column were out-of-the money as of August 31, 2010.

In connection with his promotion to Chief Financial Officer in March 2009, the Compensation Committee positioned Mr. Swartz’s total direct compensation between the 50th and 75th percentile of market level compensation for chief financial officers to reflect his relative level of experience in comparison to the other chief financial officers in the comparator group. For the 2011 fiscal year, the Compensation Committee increased his total direct compensation by approximately 19% through (i) a $50,000 increase to his base salary, with a resulting increase to the dollar amount of his target bonus by reason of its percentage linkage to base salary, and (ii) an increase in the grant-date value of his annual equity award by approximately $350,000. As a result, his total direct compensation for the 2011 fiscal year is approximately 14% below the 75th percentile.

Dr. Pepicello also received a substantial equity incentive award for the 2010 fiscal year that was designed to bring his total direct compensation closer to the 75th percentile of market level compensation for individuals who serve in the role of President at major business subsidiaries of companies within the market capitalization comparator group or other comparable companies.

The following charts reflect the performance-based nature of the compensation packages provided the executive officers when base salary is compared to total direct compensation (base salary, annual cash incentive at target level and the grant-date value of long-term equity incentives). For purposes of such presentation, the grant-date value of the multi-year grants made to Messrs. Edelstein, Cappelli and D’Amico have been annualized over the applicable time horizon for which each of those grants was made. The grant-date value of the “make-whole” restricted stock unit awards made to them to compensate them for the compensation opportunities they forfeited when they left their former employers has been excluded.

2010 FISCAL YEAR

			Base Salary as a
			Percentage of
		Total Direct	Total Direct
Name/Group	Base Salary	Compensation	Compensation

Dr. Sperling	$850,000	$6,452,128	13%
Mr. Edelstein	$600,00	$7,294,725	8%
Mr. Cappelli	$600,000	$5,467,254	11%
Mr. D’Amico	$525,000	$5,031,323	10%
Mr. Swartz	$375,000	$1,894,208	20%
Dr. Pepicello	$350,000	$1,772,181	20%
All Other Executive Officers of the Company as a Group (6 individuals)	$1,500,000	$8,563,547	18%
Market Benchmarking of the Compensation of the Named Executive Officers of the Company as a Group*	$3,400,721	$18,344,335	19%
Market Benchmarking of the Compensation of All Other Executive Officers of the Company as a Group*	$1,640,813	$5,294,582	31%

*	Based on market data compiled during the 2009 calendar year from proxy statements filed by companies in the comparator group discussed below and other survey data for similarly-sized companies compiled by the Compensation Committee’s independent consultant. For each executive officer position at the Company, base salary and total direct compensation was calculated for the comparable position at the median level of the benchmarking data.

2011 FISCAL YEAR

			Base Salary as a
			Percentage of
		Total Direct	Total Direct
Name/Group	Base Salary	Compensation	Compensation

Dr. Sperling	$850,000	$6,457,016	13%
Mr. Edelstein	$600,000	$7,294,725	8%
Mr. Cappelli	$600,000	5,467,254	11%
Mr. D’Amico	$525,000	$5,055,854	10%
Mr. Swartz	$425,000	$2,252,953	19%
Dr. Pepicello	$370,000	$1,876,520	20%
All Other Executive Officers as a Group (6 individuals)	1,945,000	$8,930,597	22%
Market Benchmarking of the Compensation of the Named Executive Officers of the Company as a Group*	$3,628,581	$18,584,708	20%
Market Benchmarking of the Compensation of All Other Executive Officers at Comparator Group Companies as a Group*	$2,028,035	$5,780,078	35%

*	Based on market data compiled during the 2009 calendar year from proxy statements filed by companies in the comparator group discussed below and other survey data for similarly-sized companies compiled by the Compensation Committee’s independent consultant. For each executive officer position at the Company, base salary and total direct compensation was calculated for the comparable position at the median level of the benchmarking data.

Accordingly, the pay mix for both the 2010 and 2011 fiscal years is consistent with the overall pay-for-performance philosophy for the executive officers.

C.  Pay Levels and Benchmarking

The overall compensation level for each executive officer is determined by a number of factors, including the individual’s duties and responsibilities within the Company, his or her experience and expertise, the compensation levels for peers within the Company, compensation levels in the marketplace for similar positions, performance of the individual and the Company as a whole, and the level of compensation necessary to retain the individual or to recruit such individual in the case of a new hire.

In order to determine competitive compensation practices, the Compensation Committee relies on compensation data provided by Pearl Meyer & Partners. The data is derived principally from surveys of compensation practices of comparable companies, including general survey data compiled and presented by Pearl Meyer & Partners and additional data developed by Pearl Meyer & Partners from public filings by selected companies that the Compensation Committee considers appropriate comparators for the purposes of developing executive compensation benchmarks.

During the 2007 fiscal year, the Compensation Committee worked with its independent compensation consultant to formulate a new comparator group of companies for the purpose of benchmarking executive compensation. The comparator group that resulted replaced the prior peer group comprised solely of publicly-held for-profit educational institutions. That industry peer group was no longer considered an adequate benchmark, because the institutions that comprised that group were significantly smaller than the Company in terms of revenue and market capitalization. However, the Compensation Committee continues to review market data for publicly-held for-profit educational institutions in order to track compensation levels in the education industry and assure that the Company’s compensation remains highly competitive in such industry.

The initial comparator group formed in 2007 was comprised of twelve companies selected from the consumer, commercial and financial-services industries based on revenue (generally between $1 and $3 billion), market capitalization (generally between $7 and $14 billion) and high price-to-sales multiples. In April 2008, the Compensation Committee reviewed the appropriateness of the peer group and decided to eliminate two of those companies and add several new companies in order to assure that the compensation levels at the revised peer group would be a more accurate indicator of the market.

The resulting comparator group was comprised of companies with market capitalizations ranging from $5 billion to $20 billion, annual revenue ranging from $1 billion to $6.5 billion and price-to-sales ratios ranging from 1.5 to 7.0. The Company was at approximately the 50th percentile of such comparator group, when measured in terms of those metrics. This comparator group was used by the Compensation Committee for benchmarking 2009 fiscal year compensation through March 2009 and was comprised of the following companies:

American Capital Strategies, Ltd	Intuit, Inc.
Autodesk, Inc.	Laboratory Corp. of American Holdings
CA, Inc.	Moody’s Corp.
Expedia, Inc.	Paychex, Inc.
Expeditors Int’l of Washington, Inc.	Symantec Corp.
Fiserv, Inc.	TD Ameritrade Holding Corp.
Interactive Brokers Group, Inc.	The E.W. Scripps Co.
International Game Technology	The Washington Post Co.
Wynn Resorts Ltd

The Compensation Committee continues to review the comparator group on at least an annual basis to determine whether new companies should be added or existing companies removed. In performing such reviews, the Compensation Committee’s objective is to maintain a comparator group comprised of similarly-sized, highly-successful service-based businesses that meet one or more of the following criteria in addition to the financial metrics discussed above: sophisticated brand management experience; significant marketing/advertising experience (including the use of Internet marketing); experience with large employee populations; Internet-related content and transaction experience; nationwide retail presence; and consumer, rather than business, service experience.

March 2009 Review.  In order to re-position the Company to approximately the 50th percentile of the comparator group in terms of market capitalization, revenue and price-to-sales ratios, the Compensation Committee decided in March 2009 to adjust the peer group by eliminating American Capital Ltd and The E.W. Scripps Company and adding Activision Blizzard.

As a result of those adjustments, the Company was repositioned to the 59th percentile of the revised comparator group. The March 2009 revised comparator group was used for benchmarking both 2009 fiscal year compensation decisions made after March 25, 2009 and 2010 fiscal year compensation decisions.

March 2010 Review.  The Compensation Committee was informed by its compensation consultant in March 2010 that the Company’s position with respect to the comparator group was at the following percentiles in terms of the three financial metrics used to construct that group: the 56th percentile in terms of revenue, the 63rd percentile in terms of market capitalization and the 44th percentile in terms of price-to-sale ratio. In order to reposition the Company to the 50th percentile in terms of those financial measures, the Compensation Committee decided to replace Interactive Brokers Group with McGraw-Hill. The Compensation Committee based its decision on the fact that McGraw-Hill had business operations in the education sector and possessed similar non-financial criteria utilized in the past to construct the comparator group, such as significant investment in brand management, significant marketing/advertising experience and internet-related content. The March 2010 revised comparator group was used for benchmarking any 2010 fiscal year compensation decisions made after March 23, 2010 and as well as for 2011 fiscal year compensation decisions made to date.

Accordingly, the revised comparator group in effect at the end of the 2010 fiscal year was comprised of the following companies:

Activision Blizzard, Inc.	Laboratory Corp. of American Holdings
Autodesk, Inc.	McGraw-Hill
CA, Inc.	Moody’s Corp.
Expedia, Inc.	Paychex, Inc.
Expeditors Int’l of Washington, Inc.	Symantec Corp.
Fiserv, Inc.	TD Ameritrade Holding Corp.
International Game Technology	The Washington Post Co.
Intuit, Inc.	Wynn Resorts Ltd

2010 Fiscal Year Performance vs. Comparator Group

The following chart indicates the various percentile rankings of the Company’s performance for the 2010 fiscal year, when compared in terms of the indicated financial metrics to the companies comprising the comparator group.

Total
	Operating	Operating	Net Income	Shareholder
Revenue Growth	Margin	Income	Growth	Return

94th percentile	71st percentile	94th percentile	64th percentile	Lowest

The Company believes that the market price performance of the Class A Common Stock diverges from its financial performance due to the market’s initial reaction to the Company’s strategic shift to implement programs that focus on enhancement of student quality and retention as well as the uncertainty of government regulations affecting for-profit educational institutions and the impact that those regulations may have on the potential level of future student enrollment and the anticipated increase in the Company’s business costs in operating in the increasingly regulated for-profit education industry.

Five-Year Average Financial Performance vs. Comparator Group

The following chart indicates the various percentile rankings of the Company’s performance for the five fiscal-year period ending with the 2010 fiscal year, when compared in terms of the indicated financial metrics for that period to the companies in the comparator group.

Total
	Operating	Operating	Net Income	Shareholder
Revenue Growth	Margin	Income	Growth	Return

79th percentile	73rd percentile	77th percentile	54th percentile	10th percentile

While the total direct compensation of each of the Company’s named executive officers is in general targeted at the 75th percentile of the market level of total direct compensation for the comparable position, the actual total direct compensation for the Company’s five highest-paid named executive officers on an aggregate basis is at approximately the 94th percentile of the total direct compensation determined on an aggregate basis for the named executive officers at the comparator group.

The higher aggregate level of actual total direct compensation is due in part to the payment of the 2010 fiscal year bonus at above target level to each of the named executive officers and also reflects the fact that the executive officer structure of the Company, with an executive chairman of the board, co-chief executive officers, a president and chief operating officer and two executive vice presidents, differs from the organizational structure of the companies in the comparator group. In addition, the Compensation Committee may in certain instances set targeted compensation at levels that depart from the general compensation philosophy discussed above as a result of individual negotiations with incoming executive officers. The dollar amount of that aggregate actual compensation is $28,194,999, which was less than 0.20% of the Company’s adjusted operating income for the 2010 fiscal year (see the discussion below in Annual Cash Incentive Plan for 2010 Fiscal Year for the calculation of such adjusted operating income). However, it remains the stated compensation philosophy of the Compensation Committee to maintain the total direct compensation of each individual executive officer at approximately the 75th percentile of the market level of total direct compensation for his or her comparable position.

D.  New Agreements with Certain Executive Officers

Mr. D’Amico.  The Compensation Committee decided in April 2010 to extend the term of Mr. D’Amico’s existing employment agreement from the scheduled June 15, 2010 expiration date to August 31, 2012. The extension was affected in the form of a restated employment agreement which revised Mr. D’Amico’s compensation in several respects but which was in conformity with the pay-for-performance principles discussed above. The Compensation Committee worked with its independent compensation consultant to maintain Mr. D’Amico’s total cash compensation (base salary plus annual cash incentive at target level) at approximately the 50th percentile of the comparator group and utilized a significant equity component to bring his target total direct compensation to approximately the 75th percentile of chief operating officer compensation at the comparator group.

The key features of Mr. D’Amico’s revised compensation package under the restated employment agreement are summarized in the section of this Information Statement entitled “Executive Compensation — Agreements Regarding Employment, Change in Control and Termination of Employment.”

The Compensation Committee believed that the new compensation package, in addition to being aligned with the compensation philosophy for the named executive officers and in accord with the comparative market data for his position, was fair and reasonable in light of the valuable contributions Mr. D’Amico has made to the Company and his continued importance to the Company’s strategic success and that certain elements of the package, such as continued vesting of his equity awards following his termination of employment, would serve as an appropriate retirement reward for his service with the Company and his dedication to the business and affairs of the Company.

Mr. Moya.  In April 2010, the Compensation Committee also approved a special transition arrangement for P. Robert Moya, who was at the time serving as the Company’s Executive Vice President, General Counsel and Secretary. Pursuant to that arrangement, which was formalized by the May 2010 Transition Agreement between Mr. Moya and the Company, Mr. Moya resigned from those positions on September 20, 2010 but continued in the Company’s full time employ as Executive Vice President, Special Projects, through October 31, 2010. Mr. Moya was paid a base salary at the annual rate of $400,000 during such period of full-time employment, but ceased participation in the executive officer incentive compensation plan with the completion of the 2010 fiscal year on August 31, 2010.

On November 1, 2010, Mr. Moya converted to part-time employee status in the role of Senior Advisor for which he is paid a monthly salary of $10,000. Unless earlier terminated, that arrangement will continue through August 31, 2011.

The Compensation Committee believed that the transition arrangement was essential to assure an orderly transition period for the new General Counsel and to facilitate the preparation and filing of the Company’s periodic reports under the federal securities laws. In addition, the Compensation Committee believed that Mr. Moya could render important and valuable services to the Company in his Senior Advisor role and his continued presence with the Company would provide a valuable resource and source of institutional knowledge for other personnel to utilize. Accordingly, the Compensation Committee concluded that the transition arrangement was fair and reasonable and the provision for continued vesting of his equity awards following his termination of employment was an appropriate retirement reward for Mr. Moya’s service with the Company.

Mr. Martin.  On September 20, 2010, Mr. Martin joined the Company as Senior Vice President, General Counsel and Secretary, pursuant to an offer letter dated August 23, 2010. The compensation package which the Company negotiated with Mr. Martin is set forth in the offer letter and is structured in a manner which reflects the Company’s pay-for-performance compensation philosophy.

On an annualized basis, Mr. Martin’s total direct compensation will be in the amount of $1,761,250 for the 2011 fiscal year and is in accord with the comparative market data for a person of Mr. Martin’s skill set and level of experience. In addition to such compensation, Mr. Martin also received a $263,000 sign-on bonus and a relocation package which includes up to a $290,000 reimbursement of any loss he incurs upon the sale of his California residence and a tax gross-up on such reimbursement. The Committee felt that such additional compensation and relocation package was necessary in order to attract a person of Mr. Martin’s experience and expertise.

E.  Risk Assessment

The compensation programs and practices for the named executive officers are structured in a manner that does not encourage unnecessary or excessive risk-taking and are not reasonably likely to create a material risk to the Company. Such conclusion is based on the following considerations:

1. The predominant component of the Company’s compensation structure for the named executive officers is in the form of long-term equity awards tied to the price of the Company’s Class A Common Stock, and increasing levels of compensation are derived from those awards as the stock price appreciates and shareholder value is thereby created. Accordingly, the Company’s overall compensation program is structured so as to encourage long-term growth and appreciation in the value of the Company’s business and stock price. In addition, the increasing use of restricted stock unit awards in lieu of option grants has reduced the risk element associated with the equity awards. Stock option grants have a higher risk/reward nature because they only have value to the extent the market price of the underlying shares appreciates over the grant-date market price that serves as the exercise price. Restricted stock units, on the other hand, continue to provide value and serve as a meaningful retention vehicle even in periods of declining stock prices, because there is no exercise price or other cash consideration to be paid for the underlying shares. The significant downside protection that restricted stock units afford lowers the overall risk profile of the total compensation package.

2. The Company’s variable performance-based annual cash incentive plan for the named executive officers is subject to a maximum dollar limitation per participant that cannot in any instance exceed 200% of annual base salary. The actual bonus for each named executive officer for the 2010 fiscal year was at 172% of target. For other individuals who participated in the 2010 executive officer cash incentive plan, their target bonuses ranged from 40% to 100% of base salary, and their actual bonus amounts were also at 172% of target. The actual bonus amount was in each instance higher than the corresponding target bonus primarily because the Company attained its pre-established performance goals at above-target, maximum levels and made significant progress in advancing the initiatives undertaken during the 2010 fiscal year to enhance the academic and educational excellence of its universities.

3. The performance goals for the 2010 annual cash incentive plan for the named executive officers were based on strategic objectives vital to the Company’s long-term financial success. The first performance goal was tied to revenue, and the second and equally weighted performance goal was tied to operating profit. Revenue growth and increasing levels of operating profit represent financial metrics that are in alignment with the Company’s overall objective to create long-term shareholder value. In addition, the Compensation Committee reserved the right to reduce the potential bonus based on those financial metrics by up to 30% based on its assessment of the Company’s success in implementing and advancing its strategic initiatives for the 2010 fiscal year, including the initiatives undertaken to improve academic and educational excellence at its universities, The Compensation Committee could make a further reduction of up to an additional 20% based on its evaluation of the individual performance of each executive officer participant. In exercising such discretion, the Compensation Committee decided to reduce the actual bonus amount paid to each named executive officer for the 2010 fiscal year from the 200% maximum to 172% of target based on (i) the level of progress the Company achieved with respect to certain of its strategic goals, including goals relating to the further enhancement of the academic and educational excellence of its universities, enhancement of the processes for data collection and analysis, the improvement of cost efficiencies, the diversification of revenue sources, the further enhancement of student protections and the enhancement of communication and relationships with external parties and (ii) its assessment of individual performance.

4. The wealth creation opportunities for the named executive officers and other senior management are primarily in the form of their long-term equity incentive awards. The Company does not have retirement plans or other meaningful sources of wealth creation provided under its cash compensation programs. Excessive risk-taking would not only jeopardize the financial viability of the Company but would also subject the named executive officers and other senior management to substantial economic loss were the Company’s Class A Common Stock to drop significantly in value.

5. Finally, the Company has instituted equity retention guidelines pursuant to which the named executive officers, certain other officers and each non-employee member of the Board of Directors are expected to retain equity in the Company, either in the form of direct ownership of shares of the Company’s Class A Common Stock or through their holding of equity-based awards, such as restricted stock units and vested stock options, equal in value to a specified multiple of their base salary or annual cash retainer, thereby further aligning their interests with those of the shareholders and mitigating the potential for excessive risk taking. Although there are no specific time limits by which such individuals must attain their retention level, there are restrictions and limitations on their ability to sell the shares of the Company’s Class A Common Stock they acquire under the Company’s various compensation programs, as noted in Section VIII below, until such retention level is attained.

F.  Compensation Decisions — Details

(1)  Base Salary

Base salaries are set at levels that are intended to reflect the individual’s position within the Company and his or her current and sustained performance results. However, certain named executive officers have employment agreements with the Company in which their base salary levels were established through negotiation in the hiring process and, in the case of Mr. D’Amico, was preserved at the current level when the initial term of his employment agreement was extended.

Base salary, whether set by the Compensation Committee or by the terms of an existing or extended employment agreement, is designed primarily to provide a level of economic security from year to year. Each executive officer’s base salary level is reviewed annually by the Compensation Committee, and adjustments may be made (subject to the terms of the existing employment agreements) on the basis of such factors as the overall performance of the individual and his or her areas of responsibility, any new duties and/or responsibilities assumed by such individual, his or her impact on strategic goal attainment and his or her length of service with the Company. However, there is no specific weighting applied to any one factor in setting the level of base salary, and the process ultimately relies on the Compensation Committee’s consideration of management’s recommendations and the subjective exercise of its own judgment. Although salaries are generally targeted at the 50th percentile of the comparator group and other relevant compensation survey data (as discussed above), the Compensation Committee may also take into account the individual’s current level of base salary, duties that may go beyond such individual’s title and position, his or her potential as a key contributor, and any special recruitment or retention circumstances.

The following chart lists the named executive officers who have employment agreements, the minimum level of annual base salary required under those agreements and their base salary levels for each of the 2010 and 2011 fiscal years:

	Minimum	2010 FY	2011 FY
Name	Base Salary	Base Salary	Base Salary

Dr. Sperling	$850,000	$850,000	$850,000
Mr. Edelstein	$600,000	$600,000	$600,000
Mr. Cappelli	$600,000 *	$600,000	$600,000
Mr. D’Amico	$500,000	$525,000 **	$525,000

*	Mr. Cappelli’s employment agreement was amended to increase his minimum rate of base salary from $500,000 to $600,000 in April 2009 in connection with his promotion to Co-Chief Executive Officer.

**	The adjustment was effected in connection with Mr. D’Amico’s promotion to President and Chief Operating Officer.

Mr. Swartz and Dr. Pepicello do not have employment agreements with the Company. However the following adjustments have been made to their respective levels of base salary:

Mr. Swartz.  In connection with his promotion to the Company’s Chief Financial Officer in March 2009, Mr. Swartz’s annual rate of base salary was increased from $300,000 to $375,000, retroactive to March 1, 2009. For the 2011 fiscal year, Mr. Swartz’s base salary was increased to $425,000.

Dr. Pepicello.  No changes were made to Dr. Pepicello’s base salary for the 2010 fiscal year, and accordingly, his base salary for that year remained at $350,000. However, for the 2011 fiscal year, Dr. Pepicello’s base salary was increased to $370,000.

In making each of the foregoing adjustments to base salary, the Compensation Committee took into account recommendations from senior management and input with respect to those recommendations from its own compensation consultant. Such input, together with other information provided it, allowed the Compensation Committee to compare the proposed levels of base salary to market data with respect to comparable positions. The final levels of base salary that emerged as a result of such deliberative process were generally in the 50th percentile range (or lower) of market level base salary for comparable positions.

(2)  Annual Cash Incentive Plan for 2010 Fiscal Year

At its November 24, 2009 meeting, the Compensation Committee approved the executive officer cash incentive plan to be in effect for the 2010 fiscal year. The potential cash incentives under the plan were tied to the Company’s attainment of certain revenue and operating profit targets for the year. The target cash incentive for each named executive officer was set at 100% of base salary, except for Mr. Swartz and Dr. Pepicello for whom the target cash incentive was set at 75% of base salary. The target cash incentives established for Messrs. Edelstein, Cappelli and D’Amico under the plan were in accordance with the target bonus levels (100% of base salary) set forth in their respective employment agreements. The remaining executive officers participated in the plan at varying target percentages tied to their base salary.

The actual cash incentive which each named executive officer could earn for the 2010 fiscal year ranged from 0 to 200% of his target level. The actual percentage was determined on the basis of the following factors: (i) the Company’s attainment of the revenue and operating profit goals (as adjusted) that the Compensation Committee established for the 2010 fiscal year at the November 2009 meeting, (ii) the Compensation Committee’s overall assessment of the progress made by the Company in advancing its strategic initiatives, including those designed to enhance the academic and educational excellence of its universities and (iii) the Compensation Committee’s subjective evaluation of the individual performance of each of executive officer participant.

Specifically, the target, threshold and maximum levels that the Compensation Committee set for the revenue and operating profit goals for the 2010 fiscal year were as follows:

Goal	Threshold	Target	Maximum

Revenue Goal (50% weight)	$4.634 Billion	$4.793 Billion	$4.912 Billion
Operating Profit Goal (50% weight)	$1.209 Billion	$1.267 Billion	$1.325 Billion
Potential Pay-Out as % of Target Bonus	50%	100%	200%

The goals represented revenue growth of approximately 11% at threshold, 15% at target, and 18% at maximum level, and operating profit growth of 4% at threshold, 9% at target, and 14% at maximum level, when compared to the Company’s financial performance for the 2009 fiscal year. The growth rates set for the 2010 financial metrics were lower than those that were used to establish the revenue and operating profit goals for the 2009 fiscal year and reflected the Compensation Committee’s concurrence with management’s assessment that the rate of both revenue and operating profit growth for the second half of the 2010 fiscal year should be allowed to decline substantially as the Company implemented enhancements to both student protection measures and enrollment standards for University of Phoenix students in order to better identify students more likely to succeed in its academic programs.

The 2010 cash incentive plan provided for certain adjustments to the calculation of the applicable revenue and operating profit targets. With respect to the revenue target, revenue attributable to companies acquired during the 2010 fiscal year and revenue attributable to Western International University were excluded. With respect to the operating profit component, the following amounts were excluded: all expense recorded for the 2010 fiscal year with respect to the bonuses that became payable under the Company’s various bonus plans, including the 2010 fiscal year executive officer cash incentive plan; all acquisition costs expensed for such fiscal year; operating income or loss attributable to entities acquired during the 2010 fiscal year; any operating income or loss realized by Western International University for such fiscal year; all amounts relating to judgments, settlements or verdicts in connection with certain litigation matters; and any impairment charges relating to goodwill, intangible assets or other long-lived assets. The financial results of Western International University were specifically excluded because its management was allowed broad discretion in the allocation of resources to strategic long-term objectives. It was felt that the economic impact of those investment decisions should not be taken into account in measuring the Company’s performance under the 2010 cash incentive plan.

The Company’s revenue and operating income (subject to the adjustments summarized above) for the 2010 fiscal year were each above the maximum level established under the 2010 fiscal year cash incentive plan. Adjusted revenue for such fiscal year was above $4.933 billion, when compared to the $4.912 billion maximum level established under the plan, and the Company’s adjusted operating income was $1.409 billion, when compared to the $1.325 billion maximum level set under the plan. The revenue and operating income of Insight Schools, Inc. for the 2010 fiscal year, as reported in the footnotes to the Company’s financial statements for such year, was included in the respective calculations of the Company’s consolidated revenue and operating income for purposes of determining the level of attainment of each such performance goal. Such footnote reporting was required under GAAP because Insight Schools, Inc. must be treated as a discontinued operation as a result of the Company’s disclosed intention to sell that entity.

The Compensation Committee reserved discretion to reduce the cash incentive otherwise payable to the named executive officers based on such financial performance by up to 30% based on its overall assessment of the Company’s performance in terms of the initiatives undertaken during the 2010 fiscal year to enhance the academic and educational excellence of its universities and by up to an additional 20% based on the Compensation Committee’s overall assessment of individual executive officer performance for the year. For purposes of exercising its discretion with respect to those potential reduction factors, the Compensation Committee took into consideration management’s assessment of the Company’s progress in advancing initiatives to improve the academic and educational excellence of its universities in a number of areas. Those areas included, among others, improvement of first course completion rates, increases in the proportion of students enrolling in courses leading to Bachelor and advanced degrees, and enhanced student protection measures. The Compensation Committee also took into account the Company’s progress in other areas that it believed important to the further enhancement of academic and educational excellence, such as increasing the enrollment level of students with higher retention potential, enhancing processes for data collection and analysis, improving cost efficiencies, diversifying revenue sources, further enhancing student protections and enhancing communication and relationships with external parties.

However, the Compensation Committee did not pre-establish or otherwise utilize any specific quantifiable or objective goals to measure the Company’s success in enhancing academic and educational excellence at its universities. Instead, the Compensation Committee made its own overall, subjective assessment of the improvements and advancements made by the Company and the additional work and effort still required with respect to the initiatives and other efforts undertaken to enhance academic excellence at its universities.

For purposes of the additional 20% potential reduction factor for personal performance, the Compensation Committee took into account the individual performance reviews provided by the Co-Chief Executive Officers for themselves and each of the other named executive officers. The individual performance of each of the Co-Chief Executive Officers was also reviewed by the Compensation Committee with the other independent members of the Company’s Board of Directors. The Compensation Committee did not establish any specific performance goals for the Co-Chief Executive Officers or any of the other named executive officers to achieve for the 2010 fiscal year, except that for Mr. Swartz the Compensation Committee set a specific goal that there be no material weaknesses identified with respect to the Company’s internal controls over financial reporting.

Based on the Compensation Committee’s evaluation, in conjunction with that of the other independent members of the Board of Directors, of the performance of each of the Co-Chief Executive Officers, the individual performance reviews submitted by the Co-Chief Executive Officers for themselves and the other named executive officers and its own overall general assessment of their individual performance, the Committee did not deem that any reduction to individual bonus levels was warranted due to any individual performance deficiencies identified for any of the named executive officers. However, the Compensation Committee agreed with management’s recommendation that an across-the-board reduction should be applied to the individual bonus amounts for the named executive officers in the light of the progress yet to be made with respect to various strategic objectives undertaken by the Company to enhance the academic and academic excellence of its universities. Accordingly, the Compensation Committee decided to reduce the individual bonus amount for each executive officer who participated in executive officer cash incentive plan for the 2010 fiscal year to 172% of his or her target amount.

(3)	Long-Term Incentives

a.	History of Prior Grants.

During 2007 the Compensation Committee undertook an extensive examination of the relative advantages and disadvantages of the previous equity grant policy which used stock options as the exclusive long-term equity incentive vehicle for executive officers. The Compensation Committee determined that several features made it desirable to introduce restricted stock units (“RSUs”) as a substantial component of the long-term equity incentive program. Those factors included:

(i)	the significant accounting charges that result from stock options and the lack of a direct correlation between those accounting charges and the actual value delivered to the executive officers,

(ii)	the failure of stock options to serve as a meaningful retention vehicle should the market price of the Company’s’ Class A Common Stock drop to a level below the exercise price, and

(iii)	the downside protection that the RSUs afford during periods of declining stock prices reduces the overall risk profile of the Company’s equity compensation programs.

Such considerations led the Compensation Committee to conclude that long-term equity incentives should be delivered to executive officers through a combination of stock options and RSU awards. Accordingly, beginning with the grants made for the 2008 fiscal year and continuing through the grants made for the 2010 fiscal year, the equity incentive awards made to the named executive officers have been primarily in the combined form of stock options and RSU awards. For the 2010 fiscal year award made to the named executive officers, the total grant-date value of each award was in general divided equally between stock options (based on their Black-Scholes grant-date value) and RSU awards (based on the closing price per share of the underlying Class A Common Stock on the grant date).

b.	New Award Structure

In June 2010, the Compensation Committee made equity awards for the 2011 fiscal year to certain named executive officers. As part of that grant process, the Compensation Committee decided to allocate 15% of the total grant-date value of the authorized award for each such named executive officer to performance share units and divided the balance equally between stock options and RSU awards. For the purposes of such allocation, the grant-date fair value of the performance share units was measured in terms of the probable outcome of the applicable performance goal. The Compensation Committee believed that the introduction of performance share units would further advance the Company’s pay-for-performance philosophy by tying this new element of equity compensation to the attainment of strategic mid-term operational results.

c.	Equity Awards for 2010 Fiscal Year

Equity awards for the 2010 fiscal year were made on July 2, 2009 to the following named executive officers as part of their total direct compensation for the 2010 fiscal year: Drs. Sperling and Pepicello and Messrs. D’Amico and Swartz. Those awards were designed to maintain the total direct compensation of each such named executive officer at approximately the 75th percentile (other than Mr. Swartz whose total direct compensation remained between the 50th and 75th percentile of market level total direct compensation for chief financial officers). Messrs. Edelstein and Cappelli did not receive any equity awards for the 2010 fiscal year because they had each received multi-year grants as part of their negotiated employment agreements with the Company that were intended to cover the initial four-year term of those agreements.

The following chart summarizes the long-term equity incentive awards made to the named executive officers on July 2, 2009 as part of the Company’s regular annual grant process for the 2010 fiscal year. The grants for an upcoming fiscal year are typically made during the final quarter of the current fiscal year. The grant-date value of each award is determined in accordance with Accounting Standards Codification, Topic 718 (“ASC 718”).

			ASC 718
		Option	Black Scholes	RSU	ASC 718
	Grant	Awards	Grant Date	Awards	Grant Date
Name	Date	(#Shares)	Fair Value	(#Shares)	Fair Value

Dr. Sperling	07/02/09	77,492	$2,113,897	31,852	$2,162,751
Mr. Edelstein	—	—	—	—	—
Mr. Cappelli	—	—	—	—	—
Mr. D’Amico	07/02/09	46,754	$1,186,371	11.968	$812,627
Mr. Swartz	07/02/09	22,432	$611,920	9,220	$626,038
Dr. Pepicello	07/02/09-	21,504	$586,606	8,840	$600,236

d.  Equity Awards for 2011 Fiscal Year

Equity awards for the 2011 fiscal year were made on July 6, 2010 to the following named executive officers as part of their total direct compensation for such fiscal year: Drs. Sperling and Pepicello and Messrs. D’Amico and Swartz. Those awards were intended to maintain the total direct compensation of each such named executive officer at approximately the 75th percentile (other than Mr. Swartz whose total direct compensation remained between the 50th and 75th percentile of market level total direct compensation for chief financial officers).

The equity awards that were made to the named executive officers for the 2011 fiscal year were sized in terms of a fixed dollar amount, with fifteen percent of that dollar amount allocated to the new performance share units and the balance allocated equally between the Black-Scholes value of the stock option component (as calculated as of a fixed date prior to the actual award date) and the fair market value of the shares of the Company’s Class A Common Stock subject to the RSU component.

The new performance share unit component did not result in any increase in the total grant-date value of a named executive officer’s equity award package for the 2011 fiscal year. The new performance share units simply added a mid-term incentive performance component to balance the short-term performance component represented by the Company’s annual incentive cash bonus plan and the long-term equity component in the form of stock options and RSUs.

The performance share units have both performance-vesting and service-vesting requirements. Performance vesting will be measured in terms of the average of the annual growth rates in the Company’s adjusted free cash flow for each of the three fiscal years comprising the performance period (the Company’s 2011, 2012 and 2013 fiscal years). The Compensation Committee felt that adjusted free cash flow was an important financial metric to assess corporate performance because it was aligned with the methodology used by institutional investors to gauge both the operating and capital efficiency of the Company.

Adjusted free cash flow for each applicable fiscal year will be calculated in accordance with the parameters established by the Compensation Committee at the time the performance share unit awards were made. The growth rate of adjusted free cash flow for the 2011 fiscal year will be determined by comparing the adjusted free cash flow for that year against the adjusted free cash flow for the 2010 fiscal year. The growth in adjusted free cash flow for each of the two (2) remaining fiscal years will be calculated in comparison to the adjusted free cash flow realized for the immediately preceding fiscal year. Once the growth rate for each of the three (3) fiscal years is calculated, the simple average of those three (3) annual growth rates will be determined, and that average (rounded up to the next whole one-tenth decimal point) will represent the actual level of performance attainment.

Following the completion of the performance period, the Compensation Committee will certify the actual level of attained performance, and the number of performance share units will be multiplied by the applicable percentage set forth below to determine the maximum number of shares of the Company’s Class A Common Stock issuable on the basis of the certified level of attained performance:

Percentage of Performance
Share Unit Conversion into
Average of the Annual Adjusted	Actual Shares of Class A
Free Cash Flow Growth Rates	Common Stock

< 5%	0%
5.0-5.9%	40%
6.0-7.1%	55%
7.2-8.3%	70%
8.4-9.5%	80%
9.6-10.7%	90%
10.8-11.9%	95%
12.0-12.9%	100%
13.0-14.1%	105%
14.2-15.3%	115%
15.4-16.5%	130%
16.6-17.7%	150%
17.8-18.9%	175%
> 19.0%	200%

To illustrate how the conversion would operate, assume that a named executive officer received a performance share unit award covering 1,000 shares of the Company’s Class A Common Stock. If the growth rate in adjusted free cash flow for the 2011 fiscal year were 8%, the growth rate in adjusted free cash flow for the 2012 fiscal year were 12% and the growth rate for adjusted free cash flow for the 2013 fiscal year were 14%, the simple average of those growth rates would be 11.3%. Based on that attained average, the performance share unit award would convert into 950 actual shares of Class A Common Stock (1,000 shares x .95). If the simple average of the growth rates in adjusted free cash flow were 15% for such period, then the performance share unit award would convert into 1,115 actual shares of Class A Common Stock (1,000 x 1.15).

The actual number of shares of Class A Common Stock in which the award recipient will vest will be determined by multiplying the number of shares of Class A Common Stock into which his or her performance share units are so converted by a fraction, the numerator of which is the number of fiscal years of employment such individual completes with the Company within the performance period and the denominator of which is the three (3).

(4)  Other Executive Benefits, including Perquisites and Retirement Benefits

Executive officers are, in general, entitled to the same employee benefits available to all other full-time employees (subject to the satisfaction of applicable minimum service and other eligibility requirements). Such benefits include vacation accruals, health and welfare benefits and participation in the Company’s 401(k) Savings Plan and Employee Stock Purchase Plan.

However, executive officers who first join the Company after August 25, 2009 will be fully reimbursed, on a tax gross-up basis, for the COBRA costs they incur for continued health care coverage for themselves and their spouses and eligible dependents under their prior employer’s group health plan for the period preceding their coverage under the Company’s group health care plan, up to a maximum period of three months of such reimbursed coverage.

In addition, certain perquisites are made available to one or more executive officers, including the personal use of Company-provided automobiles (including reimbursement of registration fees, insurance costs and fuel and maintenance expenses), reimbursement of expenses incurred for personal tax planning, housing allowances and reimbursement of duplicative living costs at secondary business locations, reimbursement of certain personal travel expenses, limited use of Company-chartered aircraft for personal travel by the executive officer and his or her family members and limited personal use of the Company-owned condominium in Phoenix, AZ. The Company has adopted formal policies governing the personal use of Company-chartered aircraft and the Company-owned condominium. The policies are designed to assure that all personal use of Company-provided aircraft or the Company-owned condominium is carefully monitored and properly recorded and that any taxable income to the executive officer resulting from such personal use is accurately reported, with the requisite tax withholdings collected, and any reportable perquisites associated with such use is properly disclosed in accordance with applicable securities law regulations. In addition, the policies require a quarterly report to the Compensation Committee with respect to all personal or non-business use of Company-chartered aircraft or the Company-owned condominium by the executive officers during the period covered by the report.

The Company has also entered into a stadium naming rights agreement with the Arizona Cardinals Football Club of the National Football League. The Company believes that such agreement provides a valuable marketing tool that substantially increases the Company’s visibility and name recognition on a national level to an important segment of the potential market for its educational course offerings. The agreement also serves as an important vehicle in enhancing the Company’s community relations efforts in the Greater Phoenix area. The contract has a twenty-year term with a fixed schedule of annual fees payable by the Company over that term. A number of ancillary benefits are provided to the Company under the contract, including access to a private stadium loft for a limited number of guests for all Cardinals home football games and certain other entertainment events held at the stadium, additional tickets to all home games played by the Arizona Cardinals at the stadium, fully-paid expenses (transportation, food and lodging) to three away games for a limited number of guests per trip, fully-paid expenses (transportation, food and lodging) to the Super Bowl and NFL Pro Bowl each year for up to 4 guests per trip, a specified number of tickets to each Super Bowl held at the stadium and the right to buy a fixed number of additional tickets to each Super Bowl held at the stadium and up to a specified number of seats to Super Bowls held at other locations.

The tickets provided the Company under the contract are allocated first to those executive officers and other employees who will use them for business entertainment or business development purposes or to establish or strengthen ties with representatives of local community organizations. To the extent the tickets are not to be used for such purposes, they are generally made available first to the executive officers and other members of senior management as an additional reward for their services to the Company and then to the general employee population.

There is no separate cost allocation under the naming rights agreement for the tickets provided to the Company or the use of the private stadium loft, nor are there any separate charges for the fully-paid trips to away games sponsored by the Arizona Cardinals football team or to the Super Bowl or Pro Bowl events covered under the contract. As a result, there is no incremental cost to the Company in providing those tickets or trips, or access to the private stadium loft, to one or more named executive officers. However, when the Company does purchase additional tickets to any event, any reportable executive officer perquisites with respect to that event are determined on an average cost per ticket basis. Such average cost is determined by dividing the aggregate cost incurred by the Company for the additional tickets by the total number of tickets available to the Company for that event, including the no-cost tickets provided under the contract.

The Compensation Committee believes that the perquisites available to the executive officers, taking into account the limitations and restrictions of the aircraft and condominium policies and the ticket allocation process under the stadium naming rights agreement, have been set at a reasonable and appropriate level commensurate with their duties and responsibilities and are among the personal benefits typically provided to senior executive officers of companies with which the Company competes for executive talent. In addition, the reimbursement of certain personal expenses (such as travel costs, housing allowances and reimbursement of duplicative living costs) in lieu of salary increases to cover those recurring expenses avoids the additional costs the Company might otherwise occur with respect to certain other compensation or employee benefit programs that are tied directly or indirectly to the level of an executive officer’s base salary. Accordingly, the Compensation Committee believes that the overall structure of the executive officer perquisite program serves as a valuable recruiting and retention mechanism for its executive officers and enables the Company to compete more successfully for qualified executive talent.

Further details regarding executive perquisites and other personal benefits are contained in the Summary Compensation Table and accompanying footnotes that appear later in this Information Statement.

G.  Conclusion

Both the level and mix of compensation that the Compensation Committee authorized for the named executive officers for the 2010 fiscal year were considered within the context of objective market data derived from the compensation levels in effect for comparable positions at the comparator group and the financial performance of that comparator group in relation to that of the Company. The Compensation Committee believes that the total compensation package for each of the named executive officers was sized and valued competitively on the basis of objective comparative data, even in those instances where subjective factors may have influenced the Committee with respect to certain compensation decisions.

V.	Timing of Equity Grants

The Compensation Committee Charter imposes a number of limitations on the dates on which equity awards may be made and expressly precludes the repricing of outstanding stock options. Pursuant to those limitations, equity awards (other than new hire grants) will normally occur or otherwise become effective during a window period beginning with the second and ending no later than the tenth business day following the release of the Company’s annual or quarterly financial results. New hire awards will typically become effective on the fifteenth day of the month coincident with or next following the employment commencement date.

VI.	Adjustment or Recovery of Awards

At present, the Company does not have any specific policies to adjust or recoup prior bonus payments or equity awards in the event the Company were required to restate the financial results on which those payments or awards were based. However, the recently-enacted Dodd-Frank Wall Street Reform and Consumer Protection Act will require public reporting companies, such as the Company, to implement recoupment policies that will apply in the event the Company is required to restate its financial statements as a result of material non-compliance with applicable financial reporting requirements. In such event, the Company would have to recover the amount of any incentive-based compensation paid during the three-year period preceding such restatement that was in excess of the amount that would have been paid on the basis of the restated results. The policy must cover all present and former executive officers who receive such incentive-based compensation. The Company has decided to defer the implementation of such a policy until the Securities and Exchange Commission issues regulations governing such recoupment policies. It is expected that such regulations will be published in the Spring or Summer of 2011.

VII.	Consideration of Prior Amounts Realized

The Company’s philosophy is to reward the executive officers for future performance. Accordingly, compensation realized by the executive officers from prior-year equity awards (such as gains realized from the exercise of prior-year option grants or value derived from the vesting of prior-year restricted stock unit awards) are not considered in setting current compensation levels.

VIII.  Employment Agreements and Post-Termination Payments

A.  Employment Agreements and Severance Arrangements

The Company has existing employment agreements with the following named executive officers: Dr. Sperling and Messrs. Edelstein, Cappelli and D’Amico. These agreements, together with their severance benefit provisions, are summarized in the section of this Information Statement below entitled “Executive Compensation — Agreements Regarding Employment, Change in Control and Termination of Employment.” The Company does not maintain employment agreements with any executive officers other than those named above, but as noted above, the Company has recently employed Mr. Martin as Senior Vice President, General Counsel and Secretary, pursuant to a formal offer letter in which his compensation package is set forth and has also entered into a transition agreement with Mr. Moya in connection with his retirement from those positions.

The employment agreement with Dr. Sperling was originally executed in December 1993, when he was serving in the roles of President, Chief Executive Officer and Chairman of the Board, and has been continually renewed through successive one-year extensions since the expiration date of the original term in December 1997.

The employment agreements with Messrs. Edelstein, Cappelli and D’Amico were each based on arm’s-length negotiation between the Company and the executive officer. The compensation package provided under each of those agreements was determined by the Compensation Committee to be fair and reasonable on the basis of the comparative compensation data provided by its independent compensation consultant.

On June 24, 2010, the Compensation Committee approved the Senior Executive Severance Pay Plan pursuant to which the Company’s executive officers and other senior executives may become entitled to salary continuation payments and certain other severance benefits in the event their employment with the Company is involuntarily terminated other than for cause. The severance benefits to which the covered participants may become entitled upon such a termination of employment are summarized in the section of this Information Statement below entitled “Executive Compensation — Potential Payments upon Termination or Change in Control.”

However, to the extent a named executive officer or other covered individual is entitled to severance benefits under an employment agreement or other severance arrangement in effect with the Company at the time of his or her termination of employment, then his or her severance benefits sunder the plan will be reduced by the severance benefits payable under such employment agreement or other arrangement so that there will be no duplication of benefits. At present, Dr. Sperling and Messrs. Edelstein, Cappelli and D’Amico each have employment or other agreements with the Company that provide severance benefits in the event their employment is terminated under certain circumstances, and those benefits will reduce the potential benefits to which they may otherwise become entitled under the new Senior Executive Severance Pay Plan.

The receipt of severance benefits under the Senior Executive Severance Pay Plan will be conditioned upon the terminating executive’s delivery of an effective and enforceable general release of all claims against the Company and its affiliates and his compliance with certain non-competition, non-solicitation and non-disparagement covenants.

The Compensation Committee felt that the implementation of the Senior Executive Severance Pay Plan was warranted as an important recruitment and retention vehicle that would allow the Company to remain competitive in attracting and retaining executive talent and would also reduce the need to execute formal employment agreements with new executives by assuring them of a reasonable severance package in the event their employment were to be involuntarily terminated other than for cause.

B.  Retirement Programs

To date, the principal program maintained by the Company to provide retirement income for the named executive officers and other Company employees is the Company’s broad-based 401(k) Savings Plan, a defined contribution plan. However, the Company has also maintained a special defined-benefit type retirement arrangement with Dr. Sperling for a number of years. That arrangement is described below in the section of this Information Statement entitled “Executive Compensation — Pension Benefits.”

C.  Potential Payments Due Upon Termination and/or a Change in Control

The Company’s equity compensation plans provide for accelerated vesting of all outstanding options, RSUs and performance share unit awards in the event of certain changes in control or ownership of the Company. The Compensation Committee believes that such single-trigger accelerated vesting is appropriate for the following reasons:

(i) The Company relies primarily on long-term equity incentive awards to provide the named executive officers with the opportunity for wealth creation and the accumulation of substantial resources to fund their retirement income, and the Compensation Committee accordingly believes that a change in control event is an appropriate liquidation point for awards designed for such purposes.

(ii) By protecting the most significant component of their total direct compensation, the acceleration feature mitigates any potential conflicts of interest that might otherwise arise between the named executive officers and the shareholders and serves as a substantial incentive for those officers to obtain the highest possible value for the shareholders, should the Company become an acquisition target. It also allows the named executive officers to remain focused on the Company’s business operations and strategic objectives without undue concern over their own financial security during periods when substantial disruptions and distractions might otherwise prevail should the Company become the subject of acquisition overtures.

(iii) Immediate acceleration preserves the economic value of outstanding equity awards in those instances where the awards would not otherwise be assumed by the acquiring company and would accordingly be cancelled.

The Compensation Committee periodically reviews tally sheets prepared by its independent compensation consultant indicating the severance benefits to which the named executive officers would be entitled under their existing employment agreements or the Senior Executive Severance Pay Plan were their employment to be terminated under various scenarios, such as an involuntary termination without cause or a resignation for good reason. The tally sheets indicate the total dollar amount of cash severance under each scenario, the intrinsic value of accelerated equity awards at various assumed stock prices and any other special benefits that would be triggered by the termination event. The Compensation Committee last performed such a periodic review in March 2009 and determined that the severance benefits for the named executive officers, as reflected in the tally sheets, were at or below competitive levels compared to market practice. In conducting such review, the Committee noted (i) the absence of any meaningful wealth accumulation opportunities afforded by the Company’s compensation programs to date, because of the relatively short periods those individuals have been with the Company and the fact that a number of outstanding stock option awards are out of the money, (ii) the perceived value of the severance benefit package as an important element of economic security and (iii) the significant retention vehicle such package provides. The Committee did not believe that a tally sheet review was necessary for the 2010 fiscal year, since there had not been any significant changes to the various items of compensation included in the tally.

Calculations and further explanation of the payments due the named executive officers upon termination of employment and/or a change in control event are found under the portion of the Executive Compensation section of this Information Statement entitled “Executive Compensation — Potential Payments Upon Terminations or Change in Control.”

IX.  Equity Retention Guidelines and Hedging Policies

The Company originally adopted equity retention guidelines for its executive officers in May 2007 and effected certain revisions in January and September 2009 and made further adjustments to the guidelines in June 2010. The principal features of the policy as so revised may be summarized as follows:

Retention Levels:  Each covered executive officer is expected to attain and retain a level of qualifying equity securities, either in the form of shares of the Company’s Class A Common Stock or certain equity incentive awards under which such shares may be acquired, with an aggregate value on each periodic measurement date equal to the applicable multiple of annual base salary. The applicable multiples for the named executive officers are as follows:

Name	Applicable Multiple

Edelstein	5	x
Cappelli	5	x
D’Amico	4	x
Swartz	3	x
Pepicello	3	x

Measurement Date.  Retention levels will be measured periodically (usually prior to the start of each quarterly trading window), and the fair market value per share of the Company’s Class A Common Stock on any such measurement date will be calculated at the average of the closing selling prices per share over the two-hundred (200)-day period ending with such measurement date (the “measurement period price per share”).

Qualifying Securities:  The following securities will be taken into account in calculating a covered individual’s equity retention level on the applicable measurement date:

•	shares of Class A Common Stock directly owned, including shares purchased on the open market or under the Company’s Employee Stock Purchase Plan and shares acquired and held upon the exercise of stock options or the vesting of RSU or performance share unit awards,

•	60% of the total number of shares underlying his or her unvested restricted stock unit awards,

•	shares that on the applicable measurement date represent 60% of the intrinsic value of any vested options held at that time by such individual, with such intrinsic value to be calculated as follows:

(i) the number of shares Class A Common Stock subject to the vested portion of each outstanding option held by that individual will be multiplied by the dollar amount by which the measurement period price per share exceeds the applicable exercise price per share, and

(ii) the dollar amount so obtained will be divided by that measurement period price per share to determine the number of shares representing 100% of the intrinsic value of that option, with 60% of that number to be counted as qualifying securities under the guidelines; and

•	shares subject to performance share unit awards will not be taken into account as qualifying securities while such awards remain outstanding, and only the net number of shares actually issued upon the vesting of those awards will be counted as qualifying securities.

Sale Limitation:  Until the equity retention target is attained, a covered individual will be subject to the following limitation on the number of shares of the Class A Common Stock that he or she will be permitted to sell:

•	on a cumulative basis not more than 50% of the net number of shares (after tax withholding) acquired after March 26, 2009 upon the vesting of restricted stock units, whether pursuant to the covered individual’s current RSU holdings or any future awards, and

•	on a cumulative basis not more than 50% of the number of shares subject to the covered individual’s options that were vested on March 26, 2009 or that vest after that date, whether pursuant of his or her existing option holdings or any future grants.

However, none of the shares directly owned by the covered individual as of March 26, 2009 or (if later) as of the date he or she first becomes a covered individual may be sold until the required level of equity retention is attained.

Excess Sales:  Once the covered individual attains his or her targeted level of equity retention, he or she may continue to sell shares subject to the foregoing sales limitation, whether or not those limited sales would reduce his or her level of equity retention below the targeted level. However, such individual should not engage in any sales or other transactions in excess of that sales limitation unless the number of shares involved in such sales or transactions are drawn from the portion of his or her share holdings that is in excess of the number of qualifying securities needed at the time to maintain his or her targeted level of equity retention.

Exceptions:  The Compensation Committee may allow exceptions or deviations from the foregoing sale restrictions and limitations in hardship situations.

The Company does not have any policies prohibiting executives from holding Company securities in margin accounts, pledging Company securities as collateral for loans or entering into pre-paid variable forward sale contracts covering the Company’s securities. However, executive officers are not permitted to engage in short sales of Company securities.

X.	Impact of Tax and Accounting

As a general matter, the Compensation Committee takes into the account the various tax and accounting implications of the compensation programs maintained for the Company’s executive officers.

When determining the amount of the long-term equity incentive awards to be made to the executive officers and other employees, the Compensation Committee considers the accounting cost associated with those grants. Under ASC 718 of the Financial Accounting Standards Board, stock option grants, RSU awards and performance share units result in a financial accounting charge for the Company. That charge is equal to the grant-date fair value of those securities. For RSUs the accounting cost is generally equal to the fair market value of the underlying shares of Class A Common Stock on the award date. That cost is then amortized over the requisite service period. With respect to stock options, the Company generally calculates the grant-date fair value of the option based on the Black-Scholes formula (with an adjustment for possible forfeitures) and amortizes that value as a compensation expense over the vesting period. However, as noted with respect to certain equity awards made to the executive officers, the Compensation Committee may size those awards based on a Black-Scholes valuation calculated prior to the actual grant date, but the actual ASC 718 accounting charge for those awards will be determined by the Black-Scholes valuation of those awards on the actual grant date. The Compensation Committee believes that the use of an earlier Black-Scholes valuation solely for sizing purposes is appropriate in order to facilitate the orderly administration and implementation of those awards and to assure the timely filing of the appropriate public reports, including Form 4 reports, with respect to those awards. For each performance share unit, the accounting cost is generally equal to the fair market value per share of Class A Common Stock on the award date multiplied by the number of shares of Class A Common Stock that would be issued under that unit at target level attainment, assuming such level of attainment is the probable outcome for the award. The cost is then amortized over the requisite service period, subject to subsequent adjustment in the event a different level of performance goal attainment is determined to be the probable outcome. Any such adjustment to the accounting cost of the award would be effected on a cumulative prospective basis by revising the number of shares of Class A Common Stock likely to become issuable under the award, but the original grant-date fair value of those shares would continue to be used for purposes of determining the target compensation.

Section 162(m) of the Internal Revenue Code disallows an income tax deduction to publicly-traded companies such as the Company for compensation paid to certain executive officers to the extent that compensation exceeds $1 million per officer in any taxable year and does not otherwise qualify as performance-based compensation. The Company’s existing equity compensation plan (the 2000 Stock Incentive Plan) is structured so that the compensation deemed paid to an executive officer in connection with the exercise of stock options granted under that plan should qualify as performance-based compensation that is not subject to the $1 million limitation.

However, the Company has had to apply revised measurement dates to certain stock option grants for financial accounting purposes, and the options with those revised measurement dates may not qualify as performance-based compensation for purposes of Section 162(m). As a result, the compensation deemed paid when those options are exercised may be subject to the Section 162(m) limitation.

In addition, other awards made under the 2000 Stock Incentive Plan may or may not qualify as performance-based compensation. However, it is expected that most RSU awards and performance share unit awards made to date under the 2000 Stock Incentive Plan will qualify as performance-based compensation because each of those awards is subject to the attainment of pre-established performance goals. However, the Compensation Committee may from time to time make RSU awards that are not subject to performance goals and that will not qualify as performance-based compensation, particularly in instances where those awards are intended to serve as “make-whole” awards to compensate newly-hired individuals for any equity awards or other compensation they forfeit from their former employer as a result of their commencement of employment with the Company. The Company or the Compensation Committee may also structure relocation packages for newly-hired individuals which have components that may not be deductible in whole or in part for income tax purposes by reason of the Section 162(m) limitation but which the Company or the Compensation Committee deems essential to secure the services of those individuals.

The cash incentive plan implemented for the named executive officers for the 2010 fiscal year was designed to provide cash incentive payments that would qualify as performance-based compensation under Section 162(m) and should be fully deductible by the Company. However, payments under future cash incentive plans may not always be structured to qualify in whole or in part as such performance-based, deductible compensation, and it is likely that a portion of the payments that may become due under the 2011 fiscal year cash incentive plan may not so qualify.

The Compensation Committee will continue to take Section 162(m) into consideration when structuring incentive compensation awards for the executive officers. However, in establishing the cash and equity incentive compensation programs for the executive officers, the Compensation Committee believes that the potential deductibility of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration, and not the sole or primary factor. The Compensation Committee believes that cash and equity incentive compensation must be maintained at the requisite level to attract and retain the executive officers essential to the Company’s financial success, even if all or part of that compensation may not be deductible by reason of the Section 162(m) limitation.

For the 2010 fiscal year, the Company did not lose any income tax deductions by reason of the Section 162(m) limitation imposed on non-performance-based compensation.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that Apollo Group specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on such review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended August 31, 2010 and the Information Statement on Schedule 14C.

Submitted by:

Dr. Roy A. Herberger, Jr., Chair
Dino J. DeConcini
Dr. Ann Kirschner
Manuel F. Rivelo

RISK ASSESSMENT OF COMPENSATION PROGRAMS

The Company undertook a comprehensive review of the various compensation programs maintained throughout the organization to determine whether any of those programs encouraged excess risk taking that might create a material risk to the Company’s economic viability. As the first step in that process, the Human Resources Department compiled an inventory of the various compensation plans and programs, noting their principal features, the potential risks posed to the Company and any mitigating factors, such as payment caps, internal processes for the review of the applicable performance measures and calculations and the retained discretion to effect reductions and adjustments to the payout amounts.

The plan inventory was presented to the Compensation Committee for review. The findings reached by the Compensation Committee with respect to its risk assessment of the compensation programs maintained for the Company’s executive officers are set forth in the Compensation Discussion and Analysis section of this Information Statement.

In conducting their respective reviews, both the Company and the Compensation Committee noted the following points with respect to the inventoried plans:

*	The Company’s compensation structure is applied uniformly throughout the organization, with the only major exception relating to the special long-term incentive plans implemented at several subsidiaries of the Company’s majority-owned subsidiary, Apollo Global, Inc. Those plans are structured as phantom stock appreciation right programs that are settled in cash upon the completion of a designated four-year performance cycle. The amount of the payout for each performance cycle is tied to the entity’s Earnings Before Interest Tax Depreciation and Amortization compounded annual growth rate for that cycle. In addition, the participant must, in general, remain in the subsidiary’s employ for the first three years of the performance cycle in order to vest in 40% of the award and must continue in such employment throughout the entire four-year cycle in order to vest in 100% of the award. Although the phantom stock appreciation right programs are unique to the Apollo Global, Inc. subsidiaries, they were structured in a manner designed to mitigate potential risks. For example, there is a limit on the maximum number of units that can be awarded under those plans; there is a multi-year performance period in effect for each cycle for which awards are made, the service-vesting schedule is back loaded to promote retention and the performance measures are subject to an internal review process.

*	Management-level employees in the organization receive equity awards on a recurring basis. Those awards are either in the form of restricted stock units or a combination of stock option grants, restricted stock units and performance share unit awards. Although stock options have the potential to encourage risk taking, the equity awards of which they are a component vest over a period of years so as to encourage the award recipients to focus on sustaining the Company’s long-term performance. In addition, the equity awards are generally made on an annual basis, and as a result, the Company’s executive officers and other management-level employees typically have unvested awards outstanding that could decrease significantly in value if the Company’s business is not managed for the long-term.

*	The Company’s overall compensation structure is not overly weighted toward short-term incentives and, for management-level employees, there is a significant long-term equity award component tied to the value of the Company’s Class A Common Stock. The short-term incentive programs the Company has implemented are subject to a dollar cap per individual tied to a percentage of his or her base salary. As a result, there is a meaningful limitation on the amount of compensation that can be generated from such short-term incentive programs, thereby mitigating the potential for excessive risk taking with respect to short-term goals. In addition, at the executive officer level, the Compensation Committee has reserved the discretion to reduce the bonus amounts payable to the executive officers by taking into account such factors as it deems appropriate, including whether the executive officer has caused the Company to incur any unnecessary or excessive risks.

Based on the foregoing considerations, both the Company and the Compensation Committee concluded that it is not reasonably likely that the Company’s overall employee compensation structure, when analyzed in terms of its organization-wide application or its specific application to its various major business units, would have a material adverse effect upon the Company.

SUMMARY COMPENSATION INFORMATION

The following table provides certain summary information concerning the compensation earned for services rendered in all capacities to the Company and its subsidiaries for the fiscal years ended August 31, 2010, August 31, 2009 and August 31, 2008, respectively, by the Company’s Principal Executive Officers, Principal Financial Officer, and each of the Company’s three other most highly compensated executive officers whose total compensation for the fiscal year ended August 31, 2010 was in excess of $100,000 and who were serving as executive officers at the end of that fiscal year. No other executive officers who would have otherwise been includable in such table on the basis of total compensation for the 2010 fiscal year have been excluded by reason of their termination of employment or change in executive officer status during that year. The listed individuals shall be hereinafter referred to as the “named executive officers.”

									Change in
									Pension Value
									and
								Non-Equity	Nonqualified
								Incentive	Deferred	All
						Stock	Option	Plan	Compensation	Other
		Salary		Bonus		Awards	Awards	Compensation	Earnings	Compensation		Total
Name and Principal Position	Year	($)(1)		($)(1)		($)(2)(3)	($)(4)	($)	($)(5)	($)(6)		($)
(a)	(b)	(c)		(d)		(e)	(f)	(g)	(h)	(i)		(j)

Dr. John G. Sperling,	2010	850,000		—		2,458,846	1,823,399	1,462,000	356,510	12,484	(7)(8)	6,963,239
Founder and Executive	2009	850,000		—		2,875,298	2,827,791	1,700,000	265,256	99,252	(8)(9)	8,617,597
Chairman of the Board	2008	850,000		—		—	—	1,700,000	129,265	100,003	(8)(10)	2,779,268

Charles B. Edelstein,	2010	600,000		—		—	—	1,032,000	—	4,950	(12)	1,636,950
Co-Chief Executive Officer	2009	600,000		—		—	—	1,200,000	—	—		1,800,000
(Principal Executive Officer)	2008	9,230		200,000	(11)	4,951,605	24,836,300	—	—	—		29,997,135

Gregory W. Cappelli,	2010	600,000		—		—	—	1,032,000	—	27,712	(15)	1,659,712
Co-Chief Executive Officer	2009	535,616	(13)	66,667	(14)	—	—	1,000,000	—	20,552	(16)	1,622,835
(Principal Executive Officer)	2008	500,000		—		—	—	1,000,000	—	900	(17)	1,500,900

Joseph L. D’Amico,	2010	525,000		—		2,300,164	1,705,690	903,000	—	66,392	(18)	5,500,246
President and	2009	500,000		—		1,321,023	2,218,907	1,000,000	—	75,333	(19)	5,115,263
Chief Operating Officer	2008	500,000		—		—	—	1,000,000	—	57,736	(20)	1,557,736

Brian L. Swartz,	2010	375,000		—		866,577	642,626	483,750	—	1,648	(23)	2,369,601
Senior Vice President and	2009	337,808	(21)	131,250	(22)	791,038	779,337	300,000	—	5,946	(24)	2,345,379
Chief Financial Officer (Principal Financial Officer)

Dr. William J. Pepicello,	2010	350,000		—		705,740	523,280	451,500	—	4,950	(25)	2,035,470
President, University of Phoenix

(1)	Includes amounts deferred under the Company’s Employee Savings Plan, a tax-qualified deferred compensation plan under section 401(k) of the Internal Revenue Code.

(2)	Represents the aggregate grant-date fair value of the restricted stock units (“RSUs”) awarded to the named executive officer during the applicable year, calculated in accordance with ASC 718, and does not take into account any estimated forfeitures related to service-based vesting conditions. Such grant-date fair value has been calculated on the basis of the fair market value of the Company’s Class A Common Stock on the respective grant date of each RSU award.

(3)	Includes the aggregate grant-date fair value of the performance share units awarded to the named executive officer during the 2010 fiscal year, calculated in accordance with ASC 718 and based on the probable outcome of the applicable performance goal, which is assumed for such purpose to be at target level attainment. Such amount does not take into account any estimated forfeitures related to service-vesting conditions. The amount so included for each named executive officer who received a performance share unit award is as follows: Dr. Sperling, $641,405; Mr. D’Amico, $600,065; Mr. Swartz, $226,102; and, Dr. Pepicello, $184,128. The grant-date fair value of those 2010 performance share units awards assuming payout at maximum attained level are as follows: Dr. Sperling, $1,282,810; Mr. D’Amico, $1,200,130; Mr. Swartz, $452,204; and Dr. Pepicello, $368,256.

(4)	Represents the aggregate grant-date fair value of the stock option awarded to the named executive officer for the applicable year, calculated in accordance with ASC 718, and does not take into account any estimated forfeitures related to service-vesting conditions. Assumptions used in the calculation of such grant-date fair value are set forth in Note 2 and 17 to our Consolidated Financial Statements for the year ended August 31, 2010 included in our Annual Report on Form 10-K for such fiscal year.

(5)	Represents the year-over-year change in each of the 2008, 2009 and 2010 fiscal years of the actuarial present value of Dr. Sperling’s pension benefit payable pursuant to his deferred compensation agreement with the Company dated December 31, 1993.

(6)	As indicated in the Compensation Discussion & Analysis section above, the Company has a stadium naming rights agreement (the “Stadium Agreement”) with the Arizona Cardinals of the National Football League pursuant to which a number of ancillary benefits are provided as part of the fixed contract fee, including access to a private stadium loft for a limited number of guests for all games played by the Arizona Cardinals at the stadium and certain other sporting and entertainment events held at the stadium, a specified number of additional tickets to all home games played by the Arizona Cardinals at the stadium, fully-paid expenses to three away games per year for a limited number of guests per trip and fully-paid expenses to the Super Bowl and NFL Pro Bowl each year for a limited number of guests per trip. As a result, the Company did not incur any incremental costs to the extent one or more named executive officers may have enjoyed the personal use of those ancillary benefits. However, to the extent the Company did incur incremental costs in purchasing additional tickets to stadium-held events, the incremental cost per ticket (determined by dividing the aggregate out-of-pocket cost the Company incurred in purchasing those additional tickets by the total number of tickets available to the Company for the event, including the no-cost tickets provided under the Stadium Agreement) was allocated to any named executive officer who received for personal use one or more tickets to a stadium-held event for which additional tickets were purchased by the Company. Such incremental cost was taken into account in determining the named executive officer’s potentially disclosable and quantifiable perquisites for the fiscal year. The Company maintains procedures to track and record the disposition of all tickets acquired or purchased pursuant to the Stadium Agreement and the business or personal use of the allotted tickets.

(7)	Represents (i) $6,134 in registration fees, insurance costs and maintenance and fuel expenses attributable to Dr. Sperling’s personal use of Company-owned vehicles and (ii) $6,350 relating to reimbursement of personal transportation costs. The Company-owned vehicles provided to Dr. Sperling were fully depreciated by the Company prior to the start of the 2007 fiscal year, and accordingly, there were no other incremental costs incurred by the Company as a result of Dr. Sperling’s personal use of those vehicles.

(8)	The Company also provides office space and related services to an employee of one of Dr. Sperling’s companies, and the administrative assistant for Dr. Sperling, employed by the Company provides assistance with personal matters. However, the Company does not believe that any incremental costs have been incurred in connection with these items and accordingly no additional amount is reflected for such perquisite in column (i) for any of the 2010, 2009 and 2008 fiscal years.

(9)	Represents (i) $12,722 in registration fees, insurance costs and maintenance and fuel expenses attributable to Dr. Sperling’s personal use of Company-owned vehicles, (ii) $8,121 relating to reimbursement of personal transportation costs, (iii) fees in the amount of $75,000 for personal financial and tax planning services paid by the Company on behalf of Dr. Sperling and (iv) $3,409 as a tax gross-up to cover Dr. Sperling’s tax liability associated with the reimbursement of fees and costs attributable to his personal use of Company-owned vehicles during the 2009 fiscal year. The Company-owned vehicles provided to Dr. Sperling were fully depreciated by the Company prior to the start of the 2007 fiscal year, and accordingly, there were no other incremental costs incurred by the Company as a result of Dr. Sperling’s personal use of those vehicles.

(10)	Represents (i) fees in the amount of $75,000 for personal financial and tax planning services paid by the Company on behalf of Dr. Sperling, (ii) $15,584 in fuel, maintenance, registration fees and insurance costs attributable to Dr. Sperling’s personal use of Company-owned vehicles and (iii) $9,419 relating to the reimbursement of personal transportation costs. The Company-owned vehicles provided to Dr. Sperling were fully depreciated by the Company prior to the start of the 2007 fiscal year, and accordingly, there were no other incremental costs incurred by the Company as a result of Dr. Sperling’s personal use of those vehicles.

(11)	Represents a sign-on bonus paid to Mr. Edelstein pursuant to the terms of his employment agreement with the Company.

(12)	Represents a matching contribution by the Company to the named executive officer’s account under the Company’s Employee Savings Plan.

(13)	Calculated based on an annual rate of base salary of $500,000 for the period September 1, 2008 to April 23, 2009 and $600,000 for the period April 24, 2009 to August 31, 2009.

(14)	Represents a discretionary bonus awarded to Mr. Cappelli for his performance as Co-Chief Executive Officer following his promotion to such position in April 2009.

(15)	Represents (i) a matching contribution in the amount of $4,950 made by the Company to Mr. Cappelli’s account under the Company’s Employee Savings Plan, (ii) $15,068 relating to personal use of Company-chartered aircraft, (iii) $601 relating to personal use of Company-owned condominium, (iv) $6,558 relating to the reimbursement of commuting costs and (v) $535 relating to the attendance of Mr. Cappelli’s spouse and guests at Company events. In addition, Mr. Cappelli received for personal use tickets to certain sporting and entertainment events for which the Company incurred no incremental costs under the Stadium Agreement.

(16)	Represents (i) a matching contribution in the amount of $4,950 made by the Company to Mr. Cappelli’s account under the Company’s Employee Savings Plan, (ii) $2,434 relating to personal use of Company-chartered aircraft, (iii) $798 relating to personal use of Company-owned condominium, (iv) $5,795 relating to the reimbursement of commuting costs which was erroneously reported as $4,920 in the Company’s Information Statement dated December 30, 2009, (v) $2,339 as a tax gross-up to cover Mr. Cappelli’s tax liability with respect to income imputed to him as a result of certain personal travel on aircraft owned and operated by an entity controlled by Dr. Sperling, (vi) $1,932 relating to the incremental cost per ticket of the 2009 Super Bowl tickets provided to Mr. Cappelli and his guests and (vii) $2,304 relating to the reimbursement of legal fees incurred by Mr. Cappelli in connection with the amendment to his employment agreement to reflect his new Co-Chief Executive Officer position. In addition, Mr. Cappelli received for personal use tickets to certain sporting and entertainment events for which the Company incurred no incremental costs under the Stadium Agreement.

(17)	Represents a matching contribution made by the Company to the named executive officer’s account under the Company’s Employee Savings Plan.

(18)	Represents (i) $30,000 reimbursement of duplicative living costs incurred by Mr. D’Amico in his secondary business location, (ii) $22,276 relating to the reimbursement of personal transportation costs, (iii) a matching contribution in the amount of $4,950 made by the Company to his account under the Company’s Employee Savings Plan, (iv) $3,150 relating to personal use of Company-chartered aircraft and (v) $6,016 relating to the incremental cost of the attendance of Mr. D’Amico’s spouse and guests at Company events. In addition, Mr. D’Amico received for personal use tickets to certain sporting and entertainment events for which the Company incurred no incremental costs under the Stadium Agreement.

(19)	Represents (i) $30,000 reimbursement of duplicative living costs incurred by Mr. D’Amico in his secondary business location, (ii) $38,130 relating to the reimbursement of personal transportation costs, (iii) a matching contribution in the amount of $4,950 made by the Company to Mr. D’Amico’s account under the Company’s Employee Savings Plan, (iv) $649 relating to personal use of Company-chartered aircraft and (v) $1,604 relating to the incremental cost of the 2009 Super Bowl tickets provided to Mr. D’Amico and his guest and the reimbursement of certain ancillary personal expenses relating to such event. In addition, Mr. D’Amico received for personal use tickets to certain sporting and entertainment events for which the Company incurred no incremental costs under the Stadium Agreement.

(20)	Represents (i) a housing allowance of $30,000, (ii) $24,961 of costs reimbursed in connection with personal travel to and from the Company’s headquarters in Phoenix, AZ and his personal residence in Chicago, IL, and to and from the Company’s Chicago, IL office and his personal residence in Chicago, IL during such fiscal year, and (iii) a matching contribution in the amount of $2,775 made by the Company to his account under the Company’s Employee Savings Plan.

(21)	Calculated based on an annual rate of base salary of $300,000 for the period September 1, 2008 to February 28, 2009 and $375,000 for the period March 1, 2009 to August 31, 2009.

(22)	Represents a discretionary bonus awarded to Mr. Swartz for his performance as Chief Financial Officer following his promotion to such position in March 2009.

(23)	Represents a matching contribution by the Company to the named executive officer’s account under the Company’s Employee Savings Plan.

(24)	Represents a matching contribution by the Company to the named executive officer’s account under the Company’s Employee Savings Plan.

(25)	Represents a matching contribution by the Company to the named executive officer’s account under the Company’s Employee Savings Plan.

GRANTS OF PLAN-BASED AWARDS

GRANTS OF PLAN-BASED AWARDS

The following table provides certain summary information concerning each grant of an award made to a named executive officer in the 2010 fiscal year under a compensation plan.

												All Other
												Option		Grant-
												Awards:	Exercise	Date
			Potential Payouts			Estimated Future Payouts Under						Number of	or Base	Fair
		Date of	Under Non-Equity Incentive			Equity Incentive Plan Awards(3)						Securities	Price of	Value of
		Pre-	Plan Awards(2)			(4)						Underlying	Option	Equity
	Grant	Authorization	Threshold	Target	Maximum	Threshold		Target		Maximum		Options	Awards	Awards
Name	Date	(1)	($)	($)	($)	(#)		(#)		(#)		(#)	($/Sh)	($)(5)
(a)	(b)	(b)(2)	(c)	(d)	(e)	(f)		(g)		(h)		(j)	(k)	(l)

Dr. John G. Sperling	11/24/09		425,000	850,000	1,700,000	—		—		—		—	—	—
	7/6/10	6/24/10	—	—	—	—		42,996	(6)	—		—	—	1,817,441
	7/6/10	6/24/10	—	—	—	—		—		—		106,948 (8)	42.27	1,823,399
	7/6/10	6/24/10	—	—	—	6,070	(7)	15,174	(7)	30,348	(7)	—	—	641,405
Charles B. Edelstein	11/24/09		300,000	600,000	1,200,000	—		—		—		—	—	—
Gregory W. Cappelli	11/24/09		300,000	600,000	1,200,000	—		—		—		—	—	—
Joseph L. D’Amico	11/24/09		262,500	525,000	1,050,000	—		—		—		—	—	—
	7/6/10	6/24/10	—	—	—	—		40,220	(6)	—		—	—	1,700,099
	7/6/10	6/24/10	—	—	—	—		—		—		100,044 (8)	42.27	1,705,690
	7/6/10	6/24/10	—	—	—	5,679	(7)	14,196	(7)	28,392	(7)	—	—	600,065
Brian L. Swartz	11/24/09		140,625	281,250	562,500	—		—		—		—	—	—
	7/6/10	6/24/10	—	—	—	—		15,152	(6)	—		—	—	640,475
	7/6/10	6/24/10	—	—	—	—		—		—		37,692 (8)	42.27	642,626
	7/6/10	6/24/10	—	—	—	2,140	(7)	5,349	(7)	10,698	(7)	—	—	226,102
Dr. William J. Pepicello	11/24/09		131,250	262,500	525,000	—		—		—		—	—	—
	7/6/10	6/24/10	—	—	—	—		12,340	(6)	—		—	—	521,612
	7/6/10	6/24/10	—	—	—	—		—		—		30,692 (8)	42.27	523,280
	7/6/10	6/24/10	—	—	—	1,743	(7)	4,356	(7)	8,712	(7)	—	—	184,128

(1)	The Compensation Committee pre-authorized these equity awards on June 24, 2010 to subsequently become effective at the close of business on the third trading day following the filing of the Company’s financial results for the fiscal quarter ended May 31, 2010.

(2)	Reflects potential payouts under the Company’s Executive Officer Incentive Compensation Plan for the 2010 fiscal year. Each potential payout was tied to a designated level of revenue and operating profit attainment pre-established by the Compensation Committee for the 2010 fiscal year. The Company’s financial performance for the 2010 fiscal year exceeded the maximum levels of revenue and operating profit attainment set for that year, and the cash bonus paid to each named executive officer after the Compensation Committee applied a reduction based on its assessment of the Company’s overall performance and individual officer performance was at 86% of the maximum level indicated for him in the above table. A description of the principal provisions of the Executive Officer Incentive Compensation Plan for the 2010 fiscal year is set forth below.

(3)	Includes restricted stock unit awards with both performance-vesting and service-vesting components. Each restricted stock unit represents the right to receive one share of the Company’s Class A Common Stock following the satisfaction of the applicable performance and service-vesting requirements. For the restricted stock units awarded on July 6, 2010, the applicable performance-vesting condition is the Company’s attainment of adjusted net income of not less than $400 million for the fiscal year ended August 31, 2011.

(4)	Includes performance share unit awards with both performance-vesting and service-vesting components. The performance-vesting component is tied to the average of the annual growth rates in the Company’s adjusted free cash flow for each of the three fiscal years of the Company comprising the performance period (the 2011, 2012 and 2013 fiscal years). In determining the average of those annual growth rates, the growth rate of adjusted free cash flow for the 2011 fiscal year will be determined by comparing the adjusted free cash flow for that year against the adjusted free cash flow for the 2010 fiscal year. The growth in adjusted free cash flow for each of the two (2) remaining fiscal years will be calculated in comparison to the adjusted free cash flow realized for the immediately preceding fiscal year. Once the growth rate for each of the three fiscal years is calculated, the simple average of those three annual growth rates will be determined, and that average (rounded up to the next whole one-tenth decimal point) will represent the actual level of performance attainment. The calculation of adjusted free cash flow for each relevant fiscal year will be based on cash flow from operations for that fiscal year, as determined on a consolidated basis with the Company’s consolidated subsidiaries for financial reporting purposes, and will be subject to certain pre-specified adjustments, reductions and exclusions. Based on the attained performance level, the performance share units will convert into actual shares of Class A Common Stock. Such conversion will be effected by multiplying the number of performance share units subject to each award by the applicable conversion percentage that will range from 40% at threshold level attainment to 100% at target level attainment and to 200% at maximum level attainment. For further information concerning the applicable performance measure for the performance share units and the conversion process based on performance goal attainment, please see the Compensation Discussion and Analysis section above.

(5)	The dollar value reported in column (l) with respect to stock options represents the grant-date fair value of each option determined in accordance with the provisions of ASC 718. A discussion of the valuation assumptions used in the ASC 718 calculation of grant-date fair value is set forth in Notes 2 and 17 to the Company’s audited financial statements for the fiscal year ended August 31, 2010, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on October 21, 2010. The dollar value reported in column (l) with respect to the restricted stock unit awards represents the grant-date fair value of each such award based on the fair market value of the underlying shares of the Company’s Class A Common Stock on the grant date. The dollar value reported in column (1) with respect to the performance share unit awards represents the grant-date fair value of each such award based on the fair market value on the grant date of the number of shares of the Company’s Class A Common Stock issuable under that award based on the probable outcome of the applicable performance goal, which is assumed for such purpose to be at target level attainment. In each instance, the grant-date fair value was not reduced for any estimated forfeitures related to service-vesting conditions.

(6)	Represents an award of restricted stock units. Upon the attainment of the applicable 2011 fiscal year adjusted net income performance goal, one fourth of the restricted stock units will vest, and the balance of the restricted stock units will vest in three successive equal annual installments on each of the second, third and fourth one-year anniversaries of the July 6, 2010 award date, provided the named executive officer continues in the Company’s employ through each such annual vesting date, subject to full vesting acceleration upon a change in control of the Company.

(7)	Represents an award of performance share units. The number of shares of Class A Common Stock into which each performance share unit award is converted on the basis of the level of performance goal attainment will also be subject to a service-vesting requirement. Accordingly, the actual number of shares of Class A Common Stock in which the named executive officer will vest will be determined by multiplying the number of shares of Class A Common Stock into which his performance share units are converted by a fraction, the numerator of which is the number of fiscal years of employment such individual completes with the Company within the performance period and the denominator of which is three.

(8)	The shares covered by each option will vest in four successive equal annual installments on each of the first four one-year anniversaries of the July 6, 2010 grant date upon the named executive officer’s continuation in the Company’s employ through each such annual vesting date, subject to full vesting acceleration in the event of a change in control of the Company.

Executive Officer Incentive Bonus Plan

On November 24, 2009, the Compensation Committee implemented the Executive Officer Incentive Bonus Plan for the 2010 fiscal year. For each of the named executive officers (other than Mr. Swartz and Dr. Pepicello), the target bonus was set at 100% of their respective base salaries for such fiscal year. For Mr. Swartz and Dr. Pepicello, the target bonus was set at 75% of their respective base salaries for the 2010 fiscal year. The actual bonus which each participant could earn for the 2010 fiscal year ranged from 0 to 200% of the annual target bonus. The actual percentage was to be determined based on the level at which the Company’s performance goals tied to revenue and operating profit, as adjusted for certain pre-established items, for the 2010 fiscal year were in fact attained. Three separate levels of potential attainment were established by the Compensation Committee at the time the plan was implemented. Further information concerning such target, threshold, and maximum levels of attainment and the pre-authorized adjustments to the revenue and operating profit goals may be found in the “Cash Incentive Plan for the 2010 Fiscal Year” section of “Compensation Discussion and Analysis” above.

The Compensation Committee reserved the discretion to reduce the cash bonus otherwise payable to each named executive officer by up to 30% based on its overall assessment of the Company’s performance in terms of the strategic initiatives undertaken during the 2010 fiscal year, including initiatives to improve academic and educational excellence and by up to an additional 20% based on its assessment of the officer’s individual performance for such year.

The actual incentive bonus earned under the plan by each named executive officer is set forth in the Summary Compensation Table. For further information concerning the Executive Officer Incentive Compensation Plan, please see “Compensation Discussion and Analysis” above.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR — END

The following table provides certain summary information concerning outstanding equity awards held by the named executive officers as of August 31, 2010.

	Option Awards					Stock Awards
									Equity
									Incentive		Equity
									Plan		Incentive Plan
									Awards:		Awards:
									Number of		Market or
									Unearned		Payout Value
	Number of	Number of							Shares,		of Unearned
	Securities	Securities				Number of		Market Value	Units or		Shares, Units
	Underlying	Underlying				Shares or Units		of Shares or	Other		or Other
	Unexercised	Unexercised		Option	Option	of Stock That		Units of Stock	Rights That		Rights That
	Options (#)	Options (#)		Exercise	Expiration	Have Not		That Have Not	Have Not		Have Not
Name	Exercisable	Unexercisable		Price ($)	Date	Vested (#)		Vested ($)	Vested		Vested ($)
(a)	(b)	(c)(1)		(e)	(f)	(g)(1)		(h)(2)	(i)(1)		(j)(2)

Dr. John G. Sperling	150	—		29.3267	1/2/2012	—		—	—		—
	100,000	—		41.92	10/21/2012	—		—	—		—
	100,000	—		60.90	10/19/2013	—		—	—		—
	20,250	—		71.23	8/5/2014	—		—	—		—
	107,656	—		28.424	10/24/2012	—		—	—		—
	225,000	—		30.77	9/21/2011	—		—	—		—
	50,000	—		23.29	9/21/2011	—		—	—		—
	100,000	—		51.33	6/22/2016	—		—	—		—
	250,500	83,500	(3)	58.03	7/2/2013	—		—	—		—
	17,213	8,607	(3)	69.51	10/30/2014	—		—	—		—
	19,373	58,119	(4)	67.90	7/1/2015	—		—	—		—
	—	106,948	(5)	42.27	7/5/2016	—		—	—		—
	—	—		—	—	12,500	(6)	531,125	—		—
	—	—		—	—	3,417	(7)	145,188	—		—
	—	—		—	—	23,889	(8)	1,015,044	—		—
	—	—		—	—	42,996	(9)	1,826,900	15,174	(10)	644,743
Charles B. Edelstein	500,000	500,000	(11)	62.51	8/25/2014	—		—	—		—
	—	—		—	—	14,243	(12)	605,185	—		—
	—	—		—	—	1,600	(13)	67,984	—		—
Gregory W. Cappelli	750,000	250,000	(14)	48.47	5/23/2013	—		—	—		—
	112,284	37,427	(14)	59.00	9/3/2013	—		—	—		—
	794	264	(14)	63.67	4/1/2013	—		—	—		—
	—	—		—	—	28,474	(15)	1,209,860	—		—
Joseph L. D’Amico	333,333	—		58.03	7/2/2011	—		—	—		—
	42,519	—		69.51	10/30/2012	—		—	—		—
	7,279	21,837	(4)	67.90	7/1/2015	—		—	—		—
	17,638	—		67.90	7/1/2013	—		—	—		—
	—	100,044	(5)	42.27	7/5/2016	—		—	—		—
	—	—		—	—	40,220	(9)	1,708,948	—		—
	—	—		—	—	8,976	(8)	381,390	—		—
									14,196	(10)	603,188
Brian L. Swartz	45,000	15,000	(3)	58.03	7/2/2013	—		—	—		—
	1,508	4,524	(16)	68.75	4/2/2015	—		—	—		—
	5,608	16,824	(4)	67.90	7/1/2015	—		—	—		—
	—	37,692	(5)	42.27	7/5/2016	—		—	—		—
	—	—		—	—	2,500	(6)	106,225	—		—
	—	—		—	—	1,800	(17)	76,482	—		—
	—	—		—	—	6,915	(8)	293,818	—		—
	—	—		—	—	15,152	(9)	643,808	—		—
	—	—		—	—	—		—	5,349	(10)	227,279
Dr. William J. Pepicello	67,500	22,500	(3)	58.03	7/2/2013	—		—	—		—
	1,250	—		71.23	8/6/2014	—		—	—		—
	5,376	16,128	(4)	67.90	7/1/2015	—		—	—		—
	4,000	—		71.21	11/1/2015	—		—	—		—
	—	30,692	(5)	42.27	7/5/2016	—		—	—		—
	—	—		—	—	3,500	(6)	148,715	—		—
	—	—		—	—	6,630	(8)	281,709	—		—
	—	—		—	—	12,340	(9)	524,327	—		—
	—	—		—	—	—		—	4,356	(10)	185,086

(1)	The unvested portion of each outstanding stock option, restricted stock unit award and performance share unit award will fully vest on an accelerated basis upon certain changes in control or ownership of the Company. In such event, the performance share units will be converted into actual shares of the Company’s Class A Common Stock at a conversion rate of not less than 100%.

(2)	Based on the $42.49 closing selling price per share of the Company’s Class A Common Stock on August 31, 2010.

(3)	These particular options will vest upon the named executive officer’s continuation in the Company’s employ through August 31, 2011.

(4)	These particular options will vest in three successive equal annual installments on the second, third and fourth one-year anniversaries of the initial July 2, 2009 grant date upon the named executive officer’s continuation in the Company’s employ through each such annual vesting date.

(5)	These particular options will vest in four successive equal annual installments on the first four one-year anniversaries of the July 6, 2010 grant date upon the officer’s continuation in the Company’s employ through each such annual vesting date.

(6)	These particular restricted stock units will vest upon the named executive officer’s continuation in the Company’s employ through August 31, 2011.

(7)	These particular restricted stock units will vest upon the named executive officer’s continuation in the Company’s employ through August 31, 2011.

(8)	These particular restricted stock units will vest in a series of three successive equal annual installments on the second, third and fourth one-year anniversaries of the July 2, 2009 grant date, upon the named executive officer’s continuation in the Company’s employ through each such annual vesting date.

(9)	These particular restricted stock units were awarded on July 6, 2010. The award has both performance-vesting and service-vesting components. Upon the attainment of the applicable 2011 fiscal year adjusted net income performance goal, one-fourth of the restricted stock units will vest, and the balance of the restricted stock units will vest in a series of three successive equal annual installments on the second, third, and fourth one-year anniversaries of the July 6, 2010 grant date, upon the named executive officer’s continuation in the Company’s employ through each such annual vesting date.

(10)	These performance share units were awarded on July 6, 2010 and have both performance-vesting and service-vesting conditions. The performance-vesting component is tied to the average of the annual growth rates in the Company’s adjusted free cash flow for each of the three fiscal years of the Company comprising the performance period (the 2011, 2012 and 2013 fiscal years). The calculation of adjusted free cash flow for each relevant fiscal year will be based on cash flow from operations for that fiscal year, as determined on a consolidated basis with the Company’s consolidated subsidiaries for financial reporting purposes, and will be subject to certain pre-specified adjustments, reductions and exclusions. Based on the attained performance level, the performance share units will be converted into actual shares of Class A Common Stock by multiplying the number of performance share units subject to each award by the applicable conversion percentage that will range from 40% at threshold level attainment to 100% at target level attainment and to 200% at maximum level attainment. The number of shares of Class A Common Stock in which each performance share unit award is converted will also be subject to a service-vesting requirement. Accordingly, the actual number of shares of Class A Common Stock in which the named executive officer will vest will be determined by multiplying the number of shares of Class A Common Stock into which the performance shares units are converted by a fraction, the numerator of which is the number of fiscal years of employment such individual completes with the Company within the performance period and the denominator of which is three.

(11)	These particular options will vest in a series of two successive equal annual installments on each of the third and fourth one-year anniversaries of the August 26, 2008 grant date upon Mr. Edelstein’s continuation in the Company’s employ through each such annual vesting date. However, the options will vest and become immediately exercisable for a portion of the shares on an accelerated basis upon Mr. Edelstein’s termination of service under certain circumstances.

(12)	These particular restricted stock units will vest upon Mr. Edelstein’s continuation in the Company’s employ through August 26, 2011, subject to full vesting acceleration upon his termination of service under certain circumstances.

(13)	These particular restricted stock units will vest upon Mr. Edelsteins’ continuation in the Company’s employ through August 26, 2011, subject to full vesting acceleration upon his termination of service under certain circumstances.

(14)	Each of these particular options will vest upon Mr. Cappelli’s continuation in the Company’s employ through April 2, 2011. However, each of the options will vest and become immediately exercisable for a portion of the shares on an accelerated basis upon Mr. Cappelli’s termination of service under certain circumstances.

(15)	These particular restricted stock units will vest upon Mr. Cappelli’s continuation in the Company’s employ through April 2, 2011, subject to full vesting acceleration upon Mr. Cappelli’s termination of employment under certain circumstances.

(16)	These particular options will vest in three successive equal annual installments on the second, third and fourth one-year anniversaries of the April 3, 2009 grant date upon Mr. Swartz’s continuation in the Company’s employ through each such annual vesting date.

(17)	These particular restricted stock units will vest in a series of three successive equal annual installments on the second, third, and fourth one-year anniversaries of the April 3, 2009 grant date, upon Mr. Swartz’s continuation in the Company’s employ through each such annual vesting date.

OPTION EXERCISES AND STOCK VESTED

OPTION EXERCISES AND STOCK VESTED

The following table provides certain summary information concerning the exercise of stock options and the vesting of stock awards with respect to the named executive officers during the 2010 fiscal year. The shares of the Company’s Class A Common Stock underlying certain stock awards that vested on August 31, 2010 were not issued to the named executive officers until October 25, 2010 following the Compensation Committee’s certification of the attainment of the applicable performance goal tied to the Company’s adjusted net income, after tax expense, for the 2010 fiscal year.

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
Name	Exercise (#)	Exercise ($)(1)	Vesting (#)	Vesting ($)(2)
(a)	(b)	(c)	(d)	(e)

Dr. John G. Sperling	—	—	23,880	966,485
Charles B. Edelstein	—	—	31,685	1,340,909
Gregory W. Cappelli	—	—	28,474	1,751,151
Joseph L. D’Amico	—	—	26,649	1,251,661
Brian L. Swartz	—	—	5,405	212,083
Dr. William J. Pepicello	—	—	5,710	229,247

(1)	Value realized is determined by multiplying (i) the amount by which the market price of the Company’s Class A Common Stock on the date of exercise exceeded the exercise price by (ii) the number of shares of Class A Common Stock for which the options were exercised.

(2)	Value realized is determined by multiplying (i) the closing market price of the Company’s Class A Common Stock on the vesting date by (ii) the number of shares of Class A Common Stock that vested on that date.

PENSION BENEFITS

PENSION BENEFITS

The following table sets forth for each plan that provides for payments or other benefits in connection with a named executive officer’s retirement, the number of years of service credited to such named executive officer under the plan (if relevant to the benefit formula), the actuarial present value of his accumulated benefit under each applicable plan, and the dollar amount of any payments and benefits paid to such named executive officer during the Company’s last completed fiscal year.

		Number of	Present Value of	Payments
		Years Credited	Accumulated	During Last
Name	Plan Name	Service (#)	Benefit ($)	Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)

Dr. John G. Sperling	Deferred Compensation Agreement Dated 12/31/93(1)	not applicable	$2,948,171 (2)	$0

(1)	Pursuant to his deferred compensation agreement with the Company dated December 31, 1993, Dr. Sperling will, upon his termination of employment with the Company, receive an annuity for life in a dollar amount per year equal to the highest annual rate of base salary in effect for him in any of the last three calendar years preceding the calendar year in which his employment terminates. The annual annuity for Dr. Sperling’s lifetime will be payable in equal monthly installments. In addition, upon Dr. Sperling’s death, his designated beneficiary will be paid an amount equal to three times the highest annual rate of base salary in effect for him in any of the three calendar years during the three-year period immediately preceding the calendar year in which his employment terminates. Such death benefit will be payable in 36 equal monthly installments, with the first such installment due on the first day of the month following the month of Dr. Sperling’s death.

(2)	Based on a lifetime annuity of $850,000 per year, as determined as of the close of the 2010 fiscal year.

Executive Officer Compensation for Peter Sperling

Mr. Peter Sperling serves in the executive officer capacity of Vice Chairman of the Board and is the son of Dr. John Sperling, the Executive Chairman of the Board and one of the Company’s named executive officers for the 2010 fiscal year. In his capacity as Vice Chairman of the Board, Mr. Sperling received a combination of cash and equity compensation for the 2010 fiscal year comprised of the following elements:

(i)	base salary at the rate of $100,000 per year;

(ii)	participation in the Company’s Executive Officer Incentive Bonus Plan, with a target bonus equal to 100% of base salary; and

(iii)	an equity compensation award comprised of restricted stock units and stock options.

For the 2010 fiscal year, Mr. Sperling earned a $172,000 bonus under the Executive Officer Incentive Bonus Plan. Such bonus was based on the Company’s attainment of performance goals tied to revenue and operating profit, as adjusted for certain pre-established items, for such year at levels in excess of the maximum levels established by the Compensation Committee and was subject to the same 14% reduction to maximum bonus level applied by the Compensation Committee to all executive officer bonuses for the 2010 fiscal year. Accordingly, Mr. Sperling’s salary and bonus for the 2010 fiscal year was $272,000 in the aggregate.

On July 2, 2009, Mr. Sperling received his equity compensation award for the 2010 fiscal year. The award consisted of the following components and had an aggregate grant-date fair value under ASC 718 of $326,515:

(i)	restricted stock units covering 2,432 shares of the Company’s Class A Common Stock that have both performance-vesting and service-vesting components. Accordingly, none of the awarded RSUs would have vested unless the Company’s adjusted net income for the 2010 fiscal year was at least $350 million. Upon the attainment of that performance objective for the 2010 fiscal year, one-fourth of the total number of restricted stock units vested, and the underlying shares were subsequently issued on October 25, 2010. The balance of the RSUs will vest in three equal annual installments on the second, third and fourth anniversaries of the effective date of the award, provided he continues in the Company’s employ through each such annual vesting date. All of the RSUs will immediately vest upon certain changes in control or ownership of the Company.

(ii)	a stock option for 5,916 shares of the Company’s Class A Common Stock with an exercise price of $67.90 per share and a maximum term of six years that will vest and become exercisable in four successive equal annual installments upon his completion of each year of continued employment with the Company over the four-year period measured from the grant date. The stock option will vest in full on an accelerated basis upon certain changes in control or ownership of the Company.

On July 2, 2009, Mr. Sperling also received a supplemental equity compensation award. The award consisted of the following components and had an aggregate grant-date fair value under ASC 718 of $533,927:

(i)	restricted stock units covering 3,978 shares of the Company’s Class A Common Stock that have both performance-vesting and service-vesting components. Accordingly, none of the awarded RSUs would have vested unless the Company’s adjusted net income for the 2010 fiscal year was at least $350 million. Upon the attainment of that performance objective for the 2010 fiscal year, one-fourth of the total number of restricted stock units vested, and the underlying shares were subsequently issued on October 25, 2010. The balance of the RSUs will vest upon his continuation in the Company’s employ through August 31, 2011. All of the RSUs will immediately vest upon certain changes in control or ownership of the Company.

(ii)	a stock option for 10,170 shares of the Company’s Class A Common Stock with an exercise price of $67.90 per share and a maximum term of six years that vested and became exercisable for two-thirds of the shares on August 31, 2009 and will vest and become exercisable for the balance upon his continuation in the Company’s employ through August 31, 2011. The stock option will vest in full on an accelerated basis upon certain changes in control or ownership of the Company.

On July 6, 2010, Mr. Sperling received his equity compensation award for the 2011 fiscal year. The award consisted of the following components and had an aggregate grant-date fair value under ASC 718 of $327,523:

(i)	a restricted stock units covering 3,288 shares of the Company’s Class A Common Stock that have both performance-vesting and service-vesting components. Accordingly, none of the awarded RSUs will vest unless the Company’s adjusted net income for the 2011 fiscal year is at least $400 million. Upon the attainment of that performance objective for the 2011 fiscal year, one-fourth of the total number of restricted stock units will vest, and the balance of the RSUs will vest in three equal annual installments on the second, third and fourth anniversaries of the effective date of the award, provided he continues in the Company’s employ through each such annual vesting date. All of the RSUs will immediately vest upon certain changes in control or ownership of the Company.

(ii)	a stock option for 8,180 shares of the Company’s Class A Common Stock with an exercise price of $42.27 per share and a maximum term of six years that will vest and become exercisable in four successive equal annual installments upon his continuation in the Company’s employ over the four-year period measured from the grant date. The stock option will vest in full on an accelerated basis upon certain changes in control or ownership of the Company.

(iii)	a performance share unit award covering 1,161 shares of the Company’s Class A Common Stock that have both performance vesting and service-vesting components. The performance-vesting component is tied to the average of the annual growth rates in the Company’s adjusted free cash flow for each of the three fiscal years of the Company comprising the performance period (the 2011, 2012 and 2013 fiscal years). The calculation of adjusted free cash flow for each relevant fiscal year will be based on cash flow from operations for that fiscal year, as determined on a consolidated basis with the Company’s consolidated subsidiaries for financial reporting purposes, and will be subject to certain pre-specified adjustments, reductions and exclusions. Based on the attained performance level, the performance share units will be converted into actual shares of Class A Common Stock by multiplying the number of performance share units subject to his award by the applicable conversion percentage that will range from 40% at threshold level attainment to 100% at target level attainment and to 200% at maximum level attainment. The number of shares of Class A Common Stock in which his performance share unit award is converted will also be subject to a service-vesting requirement. Accordingly, the actual number of shares of Class A Common Stock in which he will vest will be determined by multiplying the number of share of Class A Common Stock into which his performance shares units are converted by a fraction, the numerator of which is the number of fiscal years of employment he completes with the Company within the performance period and the denominator of which is three. The performance share units will vest upon an accelerated basis upon certain changes in control or ownership of the Company. In such event, the performance share units will be converted into actual shares of the Company’s Class A Common Stock at a conversion rate not less than 100%.

As part of his 2010 fiscal year compensation, Mr. Sperling also received a matching contribution in the amount of $4,950 made by the Company to his account under the Company’s Employee Savings Plan.

AGREEMENTS REGARDING EMPLOYMENT, CHANGE OF CONTROL AND TERMINATION OF EMPLOYMENT

As of August 31, 2010, we had employment agreements in effect with the following named executive officers: Dr. John G. Sperling, Charles B. Edelstein, Joseph L. D’Amico and Gregory W. Cappelli. The principal terms of each of those employment agreements are summarized below.

Dr. John G. Sperling	In December 1993, we entered into an employment agreement with Dr. John G. Sperling. The initial term of that agreement was for four years and automatically renews for additional one-year periods thereafter. Currently, Dr. Sperling’s annual rate of base salary payable under his employment agreement is $850,000 and is subject to annual review by the Compensation Committee. We may terminate the employment agreement only for cause, and Dr. Sperling may terminate the employment agreement at any time upon 30 days written notice.

Charles B. Edelstein	On July 7, 2008, the Company entered into an employment agreement with Mr. Edelstein, pursuant to which he became the Company’s Chief Executive Officer on his August 26, 2008 employment commencement date. The employment agreement has a four-year term and will accordingly end on August 26, 2012, subject to successive one-year renewals thereafter, unless either party provides timely notice of non-renewal. The employment agreement was amended in April 2009 to reflect the new Co-Chief Executive Officer structure and establish the primary areas of responsibility Mr. Edelstein would retain as Co-Chief Executive Officer.

During the term of the employment agreement, Mr. Edelstein will be entitled to an annual base salary at a rate not less than $600,000 and an annual target bonus not less than 100% of such base salary.

Pursuant to the agreement, Mr. Edelstein was granted the following equity awards:

(i) a stock option to purchase 1,000,000 shares of Class A Common Stock with an exercise price per share equal to $62.51, the closing price per share on the August 26, 2008 grant date, and a maximum term of six years, and

(ii) two restricted stock unit awards covering 79,213 shares of the Company’s Class A Common Stock in the aggregate, with each unit representing the right to receive one share of such Class A Common Stock upon the vesting of that unit.

The stock option award will vest in four successive equal annual installments upon Mr. Edelstein’s completion of each year of employment with the Company over the four-year period measured from his August 26, 2008 employment commencement date. The two restricted stock unit awards were subject to a performance-vesting condition tied to the Company’s attainment of a specified level of net income, after tax expense, for the 2009 fiscal year. Such performance goal was in fact achieved, and Mr. Edelstein vested in 40% of each of his restricted stock awards on August 31, 2009 and in an additional 40% of each award upon his continuation in the Company’s employ through August 26, 2010. He will vest in the balance of each award upon his continued employment through August 26, 2011. However, the unvested portion of the stock option grant and the two restricted stock unit awards will be subject to accelerated vesting in whole or in part upon certain changes in control of the Company or the termination of Mr. Edelstein’s employment under certain prescribed circumstances.

Mr. Edelstein will also receive certain severance benefits should his employment terminate under certain specified circumstances during the term of his employment agreement. Accordingly, should (i) the Company terminate Mr. Edelstein’s employment without cause, (ii) Mr. Edelstein resign for good reason, (iii) Mr. Edelstein resign for any reason within a 30-day period beginning six months after the closing of a change in control of the Company or (iv) the Company fail to renew his employment agreement, then Mr. Edelstein will become entitled to the following severance benefits upon his delivery of a general release to the Company:

(i)	a cash amount equal to two times the sum of (A) his annual base salary and (B) the average of his actual bonuses for the three fiscal years (or fewer number of fiscal years of employment) preceding the fiscal year in which such termination of employment occurs, payable over the one-year period measured from his termination date;

(ii)	accelerated vesting of up to 50% of the unvested portion of the initial option grant described above or (if greater) the portion of that option that would have vested had he completed an additional 12 months of employment;

(iii)	accelerated vesting of the unvested portion of the initial restricted stock unit awards described above; and

(iv)	reimbursement of health care coverage costs for himself and his eligible dependents under the Company’s group health plan for a period not to exceed 18 months.

In the event Mr. Edelstein’s employment terminates due to death or disability, he or his estate will receive a special payment in a dollar amount determined by multiplying (x) the average of his actual annual bonuses for the three fiscal years (or fewer number of fiscal years of employment with the Company) immediately preceding the fiscal year in which such termination of employment occurs by (y) a fraction, the numerator of which is the number of months (rounded to the next whole month) during which he is employed by the Company in the fiscal year in which such termination of employment occurs and the denominator of which is twelve. In addition, should his employment terminate as a result of his death, then any of his unvested stock options, restricted stock units or other equity awards that would otherwise vest solely on the basis of his continued service with the Company will immediately vest as to the number of shares in which he would have otherwise been vested on the date of his death had the service-vesting schedule for each of those grants been in the form of successive equal monthly installments over the applicable service-vesting period. Should any such unvested equity awards also have a performance-vesting condition at the time of his death, then upon the attainment of the applicable performance goals, the service-vesting component of each such award will be applied as if that service-vesting component had been in the form of successive equal monthly installments over the applicable service-vesting period.

For the one-year period following termination of employment, Mr. Edelstein will be subject to certain non-compete and non-solicitation covenants.

Joseph L. D’Amico	On June 5, 2007, the Company entered into an employment agreement with Mr. D’Amico, pursuant to which he became a full-time employee of the Company in the position of Executive Vice President and Chief Financial Officer. The employment agreement became effective on June 15, 2007 and had an initial four-year term ending on June 15, 2010. In May 2010, the Company entered into an amended and restated employment agreement with Mr. D’Amico that extended the term of that agreement to August 31, 2012 and revised his compensation in several respects. The key features of Mr. D’Amico’s revised compensation package may be summarized as follows:

	(i)	During the extended term of the agreement, Mr. D’Amico will continue to serve as the Company’s President and Chief Operating Officer at an annual rate of base salary not less than his current $525,000 annual rate. He will also continue to participate in the executive officer incentive bonus plan for each of the 2011 and 2012 fiscal years at a target bonus level equal to 100% of his annual base salary. In the event Mr. D’Amico’s employment terminates by reason of death or disability, then he or his estate will be paid a pro-rated portion of the actual bonus he would have otherwise earned for the fiscal year in which his employment terminates based on the level at which the applicable performance goals for that year are attained.

	(ii)	Mr. D’Amico will receive equity awards for each of the 2011 and 2012 fiscal years with a grant-date value of at least $4 million per annual award. The awards may be made in form of stock options, restricted stock units and/or other equity-based awards covering shares of the Company’s Class A Common Stock.

	(iii)	The new equity awards will have special vesting acceleration and vesting continuation features. Accordingly, Mr. D’Amico would receive an additional eighteen (18)-months of service vesting credit under each of those awards in the event his employment with the Company were to terminate by reason of death or disability. In addition, each of those new awards would continue to vest over the remainder of the vesting schedule should his employment terminate under any of the following circumstances: his retirement after August 31, 2012, the termination of his employment by the Company without cause, his resignation for good reason or the failure of the Company to renew his extended employment agreement upon its August 31, 2012 expiration date. Such continued vesting of the equity awards would be subject to Mr. D’Amico’s compliance with certain non-competition and non-solicitation covenants.

(iv)	Mr. D’Amico’s cash severance benefits under his original employment agreement have been retained. Accordingly, should his employment be terminated by the Company other than for cause or should he resign for good reason, or should the Company fail to extend his employment agreement for at least an additional year following the new August 31, 2012 expiration date upon substantially the same terms and provisions and with total direct compensation (base salary, annual target cash bonus and the grant-date fair value of the equity components) of not less than $5 million per year, or should he resign for any reason within a 30-day period beginning six months after the closing of a change in control of the Company, then Mr. D’Amico would be entitled to cash severance in an amount equal to the sum of (x) two times his annual rate of base salary at the time of termination and (y) two times the average of his actual annual bonuses for the 3 fiscal years immediately preceding the fiscal year of his termination. Such amount would, in general, be paid as follows: one half of the amount will paid on the first day of the 7th month following his termination date and the balance will be paid in 12 successive equal semi-monthly increments thereafter. Mr. D’Amico will also be entitled to reimbursement of the health care coverage costs for himself and his eligible dependents under the Company’s group health plans for a period not to exceed 18 months. However, Mr. D’Amico must deliver a general release to the Company as a condition to his entitlement to such severance benefits.

Mr. D’Amico will also continue to be entitled to a monthly allowance of $2,500 to cover his duplicative living expenses at his minor post of duty in Chicago, IL and reimbursement of his travel costs to and from Phoenix, AZ.

Pursuant to his restated employment agreement, Mr. D’Amico was granted the following equity awards on July 6, 2010:

(i)	a stock option grant to purchase 100,044 shares of Class A Common Stock with an exercise price per share equal to the $42.27 closing price per share on the grant date and with a maximum term of six years,

(ii)	restricted stock units covering 40,220 shares of Class A Common Stock, with each unit representing the right to receive one share of such Class A Common Stock upon the vesting of that unit; and

(iii)	performance share units covering an additional 14,196 shares of Class A Common Stock that will convert into actual shares of such Class A Common Stock upon the attainment of a performance condition tied to the average of the annual growth rates of the Company’s adjusted free cash flow for each of the three fiscal years comprising the performance period, with such conversion rate not to exceed two hundred percent.

For further information concerning those equity awards, please see the section entitled “Grant of Plan-Based Awards” that appears earlier in this Information Statement.

Gregory W. Cappelli	On March 31, 2007, the Company entered into an employment agreement with Gregory W. Cappelli, pursuant to which he was employed as Executive Vice President, Global Strategy. The employment agreement has an initial term of four years measured from Mr. Cappelli’s start date of April 2, 2007 and will be subject to successive one-year renewals thereafter, unless either party provides timely notice of non-renewal. Under the original terms of the employment agreement, Mr. Cappelli was entitled to an annual rate of base salary of not less than $500,000 and an annual target bonus not less than 100% of such base salary. However, in April 2009, Mr. Cappelli’s employment agreement was amended to reflect his appointment to Co-Chief Executive Officer, and his minimum annual rate of base salary was increased to $600,000, with no change in his target bonus percentage.

Pursuant to his agreement Mr. Cappelli received the following equity compensation awards:

	(i)	On May 25, 2007, Mr. Cappelli was granted a stock option for 1,000,000 shares of Class A Common Stock with an exercise price per share of $48.47, the closing price per share on the grant date, and a maximum term of six years.

	(ii)	On September 4, 2007, Mr. Cappelli was granted a supplemental stock option for 149,711 shares of Class A Common Stock with an exercise price per share of $59.00, the closing price per share on the grant date, and a maximum term of six years.

	(iii)	On September 4, 2007, Mr. Cappelli was awarded restricted stock units covering 113,896 shares of the Company’s Class A Common Stock. Each restricted stock unit represents the right to receive one share of such Class A Common Stock following the satisfaction of the applicable performance-vesting and service-vesting components of that award.

	(iv)	On October 5, 2007, Mr. Cappelli was granted an option for an additional 1,058 shares of the Company’s Class A Common Stock at an exercise price of $63.67 per share, the fair market value of the Class A Common Stock on the grant date and a maximum term of six years.

Each of the foregoing option grants will each vest in a series of four successive equal annual installments upon Mr. Cappelli’s completion of each year of employment with the Company over the four-year period measured from his April 2, 2007 start date. The restricted stock unit award was subject to a performance-vesting condition tied to the Company’s attainment of a specified level of net income, after tax expense, for the 2008 fiscal year. Such performance goal was attained, and one-fourth of the restricted stock units vested at the end of the 2008 fiscal year, and an additional one-fourth of the restricted stock units vested upon Mr. Cappelli’s completion of each of the next two years of his continued employment with the Company’s employ through April 2, 2010. The remaining one-fourth of the units will vest upon his continuation in the Company’s employ through April 2, 2011. However, the unvested portion of each award will be subject to accelerated vesting in whole or in part upon certain changes in control of the Company or the termination of Mr. Cappelli’s employment under certain prescribed circumstances. Should (i) the Company terminate Mr. Cappelli’s employment without cause, (ii) Mr. Cappelli resign for good reason, (iii) Mr. Cappelli resign for any reason within a 30-day period beginning six months after the closing of a change in control of the Company or (iv) the Company fail to renew his employment agreement, then Mr. Cappelli will become entitled to the following severance benefits upon his delivery of a general release to the Company:

(i) a cash amount equal to two times the sum of (A) his annual base salary and (B) the average of his actual bonuses for the three fiscal years (or fewer number of fiscal years of employment) preceding the fiscal year in which such termination of employment occurs, payable over the one-year period measured from his termination date;

(ii) accelerated vesting of the final installment of each of his new hire awards described above; and (iii) reimbursement of health care coverage costs for himself and his eligible dependents under the Company’s group health plan for a period not to exceed 18 months.

In the event Mr. Cappelli’s employment terminates by reason of death or disability, then he or his estate will be paid his target bonus, pro-rated for his actual period of employment during the year in which his employment terminates, and in the event of death, each of Mr. Cappelli’s unvested equity awards will partially vest on an accelerated basis as if the vesting schedule for that award had been in the form of successive equal monthly installments over the applicable vesting period. Should any such unvested equity awards also have a performance-vesting condition at the time of his death, then upon the attainment of the applicable performance goals, the service-vesting component of each such award will be applied as if that service-vesting component had been in the form of successive equal monthly installments over the applicable service-vesting period.

For the one-year period following termination of employment, Mr. Cappelli will be subject to certain non-compete and non-solicitation covenants.

Executive Severance Pay Plan	On June 24, 2010, the Company implemented the Senior Executive Severance Pay Plan pursuant to which the Company’s executive officers and other senior executives may become entitled to salary continuation payments and certain other severance benefits in the event their employment with the Company is involuntarily terminated other than for cause. The severance benefits to which the covered participants may become entitled upon such a termination of employment may be summarized as follows:

	(i)	separation pay in the form of salary continuation payments ranging from nine (9) months for Grade Level 18 executives to twenty-four (24) months for Grade Level 22 executives;

	(ii)	for executives in Grade Levels 20 or above, such separation pay will also include 100% of the average of their annual bonuses earned for the three (3) fiscal years preceding the fiscal year of their termination, and for Grade 19 Level executives, such separation pay will also include 50% of such average annual bonus;

	(iii)	lump sum payment of COBRA health care coverage costs for executives at Grade Level 20 and above for a period coterminous with their salary continuation period;

	(iv)	limited pro-rata vesting of equity awards made on or after the June 24, 2010 effective date of the plan to individuals who are at Grade Level 18 or above on the effective date of those awards, with such pro-rata vesting applied as if the annual vesting installment for the twelve (12)-month measurement period in which such termination occurs had vested in twelve successive equal monthly installments, but subject to the attainment of any applicable performance goals; and

	(v)	outplacement assistance for up to six (6) months.

Each of the named executive officers is eligible to participate in the plan at the Grade Level indicated:

		Monthly
		Salary
	Grade	Continuation
Name	Level	Period

Dr. John G. Sperling	22	24
Charles B. Edelstein	22	24
Gregory W. Cappelli	22	24
Joseph L. D’Amico	21	18
Brian L. Swartz	20	18
Dr. William J. Pepicello	20	18

However, to the extent a named executive officer or other covered individual is entitled to severance benefits or other post-employment salary/bonus continuation payments under an employment agreement or other severance or termination arrangement in effect with the Company at the time of his or her termination of employment, then his or her severance benefits under the plan will be reduced by the severance benefits or salary/bonus continuation payments payable under such employment agreement or other arrangement so that there will be no duplication of benefits. At present, Dr. Sperling and Messrs. Edelstein, Cappelli and D’Amico each have employment or other agreements with the Company that provide severance benefits or salary/bonus continuation payments in the event their employment is terminated under certain circumstances, and those amounts will be applied as a direct offset to their potential benefits under the new Senior Executive Severance Pay Plan.

The receipt of severance benefits under the Plan will be conditioned upon the named executive officer’s delivery of an effective and enforceable general release of all claims against the Company and its affiliates and his compliance with certain non-competition, non-solicitation and non-disparagement covenants.

Equity Awards	Pursuant to the terms of the Company’s 2000 Stock Incentive Plan, each outstanding award under such plan will vest in full on an accelerated basis in the event of certain changes in control of the Company, including an acquisition of the Company by merger or asset sale or the acquisition of 50% or more of the Company’s outstanding Class A Common Stock.

Quantification of Benefits

The charts below indicate the potential payments to which each of our named executive officers would be entitled pursuant to the employment agreements or Senior Executive Severance Pay Plan provisions described above or under the vesting acceleration provisions of the 2000 Stock Incentive Plan based upon the following assumptions:

	(i)	the named executive officer’s employment terminated on August 31, 2010 under circumstances entitling such officer to severance benefits under his employment agreement or the Senior Executive Severance Pay Plan, as applicable;

	(ii)	as to any severance benefits tied to the named executive officer’s annual rate of base salary, such rate is assumed to be such officer’s annual rate of base salary in effect as of August 31, 2010;

	(iii)	as to any benefits tied to a change in control, the change in control is assumed to have occurred on August 31, 2010 and the change in control consideration paid per share of outstanding Class A Common Stock is assumed to be equal to the closing selling price of such common stock on August 31, 2010, which was $42.49 per share;

	(iv)	for Messrs. Edelstein, D’Amico and Cappelli, the cash severance calculation includes a bonus component equal to two times the average of their actual bonuses for the three or fewer fiscal years of employment preceding the 2010 fiscal year in which their employment is assumed to terminate;

	(v)	for Dr. Sperling, the cash severance calculation includes a bonus component equal to one times the average of his actual bonuses for the three fiscal years preceding the 2010 fiscal year in which his employment is assumed to terminate; and

	(vi)	for Mr. Swartz and Dr. Pepicello, the cash severance calculation is calculated under the Senior Executive Severance Pay Plan on the basis of their Grade 20 Level as of August 31, 2010 and consists of a salary continuation amount equal to 1.5 times annual base salary and one times the average of their actual bonuses for the three fiscal years preceding the 2010 fiscal year in which their employment is assumed to terminate.

Potential Payments Upon Termination in Connection with a Change in Control

			Accelerated			Intrinsic
			Vesting of		Continued	Value of
			Equity		Health	Outstanding
	Cash		Awards		Care	Vested	Total
Executive	Severance ($)(1)		($)(2)		Coverage ($)	Awards ($)(3)	Payment ($)

Dr. John G. Sperling	1,348,099	(4)	4,186,529		12,698	5,170,264	10,717,590
Charles B. Edelstein	3,600,000		673,169		9,331	—	4,282,500
Gregory W. Cappelli	2,911,111		1,209,860		27,496	—	4,148,467
Joseph L. D’Amico	2,850,000		2,715,536	(5)	1,556	—	5,567,092
Brian L. Swartz	833,597		1,355,904		19,014	—	2,208,515
Dr. William J. Pepicello	815,518		1,146,589		14,158	—	1,976,265

(1)	The cash severance amount in the above table will be payable in a series of successive equal monthly installments over a period ranging from 24 months for Dr. Sperling to 18 months for Mr. Swartz and Dr. Pepicello to 12 months for Messrs. Edelstein, Cappelli and D’Amico.

(2)	Represents the intrinsic value of each stock option or other equity award which vests on an accelerated basis upon the change in control and is calculated by multiplying (i) the aggregate number of shares of the Company’s Class A Common Stock which vest on such an accelerated basis under such award by (ii) the amount by which the $42.49 closing selling price of the Class A Common Stock on August 31, 2010 exceeds any exercise price payable per vested share. The performance share unit awards are deemed to convert at 100% based on an assumed attainment of the applicable performance goal at target level.

(3)	Based on the spread between the $42.49 closing selling price of the Company’s Class A Common Stock on August 31, 2010, and the exercise price in effect for each outstanding option that was already vested on such date in accordance with its normal annual installment vesting schedule.

(4)	Dr. Sperling will also be entitled to receive pension payments at the rate of $850,000 per year over his lifetime pursuant to his deferred compensation agreement, as disclosed in the “Pension Benefits” section above.

(5)	Mr. D’Amico’s July 3, 2007 option grant for 500,000 shares will remain outstanding for the balance of the four-year option term, whether or not his employment terminates at an earlier time, and his July 6, 2010 option grant for 100,044 shares will remain outstanding for an extended period should his employment terminate under certain circumstances.

Potential Payments Upon Termination Not in Connection with a Change in Control

			Accelerated			Intrinsic
			Vesting of			Value of
			Equity		Continued	Outstanding
	Cash		Awards		Health Care	Vested	Total
Executive	Severance ($)(1)		($)(2)(3)		Coverage ($)	Awards ($)(4)	Payment ($)

Dr. John G. Sperling	1,348,099	(5)	77,123		12,698	5,170,264	6,608,184
Charles B. Edelstein	3,600,000		673,169		9,331	—	4,282,500
Gregory W. Cappelli	2,911,111		1,209,860		27,496	—	4,148,467
Joseph L. D’Amico	2,850,000		2,334,146	(6)	1,556	—	5,185,702
Brian L. Swartz	833,597		27,200		19,014	—	879,811
Dr. William J. Pepicello	815,518		22,163		14,158	—	851,839

(1)	The cash severance amount in the above table will be payable in a series of successive equal monthly installments over a period ranging from 24 months for Dr. Sperling to 18 months for Mr. Swartz and Dr. Pepicello to 12 months for Messrs. Edelstein, Cappelli and D’Amico.

(2)	For Messrs. Edelstein, Cappelli, and D’Amico, represents the intrinsic value of each stock option or other equity award which vests on an accelerated basis in connection with an involuntary termination of employment (other than for cause) or resignation for good reason and is calculated by multiplying (i) the aggregate number of shares of the Company’s Class A Common Stock which vest on such an accelerated basis under such award by (ii) the amount by which the $42.49 closing selling price of the Class A Common Stock on August 31, 2010 exceeds any exercise price payable per vested share. For each of Mr. D’Amico’s July 6, 2010 equity awards, the continued vesting that would otherwise occur during the period following his termination of employment is included in the above table as if the vesting of those equity awards occurred on an accelerated basis at the time of his termination of employment, since no further service would actually be required for the continued vesting period. In addition, for Mr. D’Amico’s July 6, 2010 performance share unit award, it is assumed that such award will convert at 100% based on an assumed attainment of the applicable performance goal at target level.

(3)	For Mr. Swartz and Dr. Pepicello, represents the intrinsic value of the limited portion of each stock option or other equity award granted after June 23, 2010 which vests on an accelerated basis under the Senior Executive Severance Pay Plan in connection with an involuntary termination of employment (other than for cause) and is calculated by multiplying (i) the limited number of shares of the Company’s Class A Common Stock which vest on such an accelerated basis under such award by (ii) the amount by which the $42.49 closing selling price of the Class A Common Stock on August 31, 2010 exceeds any exercise price payable per vested share.

(4)	Based on the spread between the $42.49 closing selling price of the Company’s Class A Common Stock on August 31, 2009, and the exercise price in effect for each outstanding option that was already vested on such date in accordance with its normal annual installment vesting schedule.

(5)	Dr. Sperling will also be entitled to receive pension payments at the rate of $850,000 per year over his lifetime pursuant to his deferred compensation agreement, as disclosed in the “Pension Benefits” section above.

(6)	Mr. D’Amico’s July 3, 2007 option grant for 500,000 shares will remain outstanding for the balance of the four-year option term, whether or not his employment terminates at an earlier time, and his July 6, 2010 option grant for 100,044 shares will remain outstanding for an extended period should his employment terminate under certain circumstances.

Messrs. Cappelli and Edelstein would also be entitled to pro-rata vesting of their equity awards, as if those awards vested in monthly installments over the applicable vesting period, should their employment cease by reason of death. The intrinsic value of each option or other equity award which would have vested had such termination occurred on August 31, 2010, assuming all applicable performance-vesting conditions were met, would be $403,273 and $0 for Messrs. Cappelli, and Edelstein, respectively.

Mr. D’Amico would be entitled to pro-rata vesting of his pre-July 6, 2010 unvested equity awards, as if those awards vested in monthly installments over the applicable vesting period, should his employment cease by reason of death or disability. Mr. D’Amico would also be entitled to 18-months of service-vesting credit with respect to each of his July 6, 2010 equity awards should his employment cease by reason of death or disability. The intrinsic value of each option or other equity award which would have vested on such a basis had the termination of Mr. D’Amico’s employment occurred on August 31, 2010 by reason of his death or disability would be $655,005, assuming all applicable performance-vesting conditions were met at target level.

In addition, Messrs. Edelstein, D’Amico, and Cappelli would each receive a pro-rated bonus for the portion of the fiscal year preceding their death or disability. For Mr. Edelstein, the pro-rated bonus would be based on his prior three-year average bonus; for Mr. Cappelli, the pro-rated bonus would be based on his target bonus; and for Mr. D’Amico, the pro-rated bonus would be based on the actual level of performance goal attainment for the year in which his death or disability occurs.

DIRECTOR COMPENSATION

DIRECTOR COMPENSATION

The following table sets forth certain information regarding the compensation of each individual who served as a member of our Board of Directors during the 2010 fiscal year for services rendered in such capacity during that year. Board members who are also employees of the Company but who do not receive any additional compensation for their Board service are not included in the table.

	Fees Earned or
	Paid in Cash	Stock Awards	Option Awards
Name	($)(1)	($)(2)	($)(3)	Total ($)
(a)	(b)	(c)	(d)	(h)

Dino J. DeConcini	129,500	140,041	140,875	410,416
Samuel A. DiPiazza, Jr.	56,500	233,399	238,951	528,850
Stephen J. Giusto	130,000	140,041	140,875	410,916
Dr. Roy A. Herberger, Jr.	124,250	140,041	140,875	405,166
Dr. Ann Kirschner	91,250	140,041	140,875	372,166
K. Sue Redman	113,000	140,041	140,875	393,916
James R. Reis	93,000	140,041	140,875	373,916
Manuel F. Rivelo	91,250	140,041	140,875	372,166
George A. Zimmer	75,250	140,041	140,875	356,166

(1)	The amounts set forth in this column represent fees earned by each Board member during fiscal year 2010 for service in such capacity, regardless of whether the fees were actually paid during the fiscal year. The aggregate amount reported for each Board member is comprised of the following categories of payments, and no other cash compensation was paid to those Board members for the 2010 fiscal year.

				Committee
			Committee	Chairperson
	Annual	Board Meeting	Meeting Fees	Additional
Name	Retainer ($)	Fees ($)	($)	Retainer ($)	Total ($)

Dino J. DeConcini	50,000	12,000	31,500	36,000	129,500
Samuel A. DiPiazza, Jr.	37,500	7,000	12,000	—	56,500
Stephen J. Giusto	50,000	12,000	48,000	20,000 *	130,000
Dr. Roy A. Herberger, Jr.	50,000	12,000	44,250	18,000	124,250
Dr. Ann Kirschner	50,000	12,000	29,250	—	91,250
K. Sue Redman	50,000	12,000	31,000	20,000	113,000
James R. Reis	50,000	12,000	31,000	—	93,000
Manuel F. Rivelo	50,000	12,000	29,250	—	91,250
George A. Zimmer	50,000	11,000	14,250	—	75,250

*	Includes a $5,000 quarterly retainer that was previously disclosed in the Information Statement for fiscal year 2009, filed with the Securities and Exchange Commission on December 29, 2009.

(2)	Represents the grant-date fair value of each restricted stock unit award made to the non-employee Board member during the 2010 fiscal year. The grant-date fair value of each such award was determined in accordance with ASC 718, and accordingly calculated by multiplying the number of shares of the Class A Common Stock underlying the restricted stock unit award by the closing price per share of such common stock on the award date, without any adjustment to estimated forfeitures related to service-based vesting conditions. The table below shows for each non-employee Board member (i) the award date of his or her restricted stock units during the 2010 fiscal year, (ii) the ASC 718 grant-date fair value of each such award and (iii) the aggregate number of shares of the Company’s Class A Common Stock underlying the outstanding restricted stock unit awards held by that individual as of August 31, 2010. See “Director Equity Compensation” below for a description of the terms of the restricted stock units awarded to our non-employee Board members during fiscal year 2010.

			Number of Shares of
			Class A Common Stock
		ASC 718	Subject to All Outstanding
		Grant-Date Fair	Restricted Stock Units Held
Name	Award Date	Value ($)	as of August 31, 2010 (#)

Dino J. DeConcini	July 6, 2010	140,041	3,313
Samuel A. DiPiazza, Jr.	December 9, 2009	93,358	—
Samuel A. DiPiazza, Jr.	July 6, 2010	140,041	3,313
Stephen J. Giusto	July 6, 2010	140,041	3,313
Dr. Roy A. Herberger, Jr.	July 6, 2010	140,041	3,313
Dr. Ann Kirschner	July 6, 2010	140,041	3,313
K. Sue Redman	July 6, 2010	140,041	3,313
James R. Reis	July 6, 2010	140,041	3,313
Manuel F. Rivelo	July 6, 2010	140,041	3,313
George A. Zimmer	July 6, 2010	140,041	3,313

(3)	Represents the grant-date fair value of each stock option grant made to the non-employee Board member during the 2010 fiscal year, calculated in accordance with ASC 718, and does not take into account any estimated forfeitures related to service-based vesting conditions. Assumptions used in the calculation of the ASC 718 grant-date fair value of each option grant are set forth in Notes 2 and 17 to the Company’s consolidated financial statements for the fiscal year ended August 31, 2010 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on October 21, 2010. The following table shows for each named individual (i) the grant date of each option granted to him or her during the 2010 fiscal year, (ii) the grant-date fair value of such option, as calculated in accordance with ASC 718, and (iii) the aggregate number of shares of the Company’s Class A Common Stock subject to all outstanding options held by that individual as of August 31, 2010. See “Director Equity Compensation” below for a description of the number and terms of the options granted to our non-employee Board members during fiscal year 2010.

			Number of
			Shares of
			Class A Common Stock
			Subject to All
		ASC 718	Outstanding Options
		Grant-Date Fair	Held as of
Name	Option Grant Date	Value ($)	August 31, 2010 (#)

Dino J. DeConcini	July 6, 2010	140,875	97,751
Samuel A. DiPiazza, Jr.	December 9, 2009	98,076	—
Samuel A. DiPiazza, Jr.	July 6, 2010	140,875	13,001
Stephen J. Giusto	July 6, 2010	140,875	17,501
Dr. Roy A. Herberger, Jr.	July 6, 2010	140,875	30,501
Dr. Ann Kirschner	July 6, 2010	140,875	27,501
K. Sue Redman	July 6, 2010	140,875	21,001
James R. Reis	July 6, 2010	140,875	33,501
Manuel F. Rivelo	July 6, 2010	140,875	17,501
George A. Zimmer	July 6, 2010	140,875	37,001

Cash Retainer/Meeting Fees	Dr. Sperling and Messrs. Edelstein, Cappelli, Peter Sperling and Ms. Bishop, executive officers of the Company, did not receive any additional compensation for their service on the Board of Directors during the 2010 fiscal year.

Retainer Fees. For the 2010 fiscal year, our non-employee Board members received a $50,000 annual retainer or a pro-rated amount for a partial year of service. In addition, for the 2010 fiscal year, the Audit Committee Chair received a $20,000 retainer, the Compensation Committee Chair received an $18,000 retainer and the Nominating and Governance Committee Chair received a $16,000 retainer. The Independent Director Committee Chair received a $20,000 retainer and the Independent Panel Chair received a $20,000 retainer for the 2010 fiscal year. Such retainer fees are paid quarterly. In addition, the two members of the Independent Panel, Mr. Giusto and Dr. Herberger, each received an additional $5,000 payment for their document review work in connection with the settlement of the shareholder derivative action entitled Barnett v. John Blair et al.

Meeting Fees. Non-employee Board members received $2,000 for each Board meeting attended. In addition, members of the Audit Committee, Independent Panel and Independent Director Committee received $2,000 for each committee meeting attended. Members of the Compensation Committee and Nominating and Governance Committee received $1,500 for each committee meeting attended, including working group meetings. The meeting fee for each of the various Board Committees is reduced by 50% if the duration of the meeting is less than one hour.

Expenses. Non-employee Board members are also reimbursed for out-of-pocket expenses.

No changes were made to the retainer or meeting fees payable to the non-employee Board members for their service on the Board or any committee of the Board in fiscal year 2011. The Independent Panel was disbanded in September 2010.

Director Equity Compensation

Equity Compensation For fiscal year 2010	For Fiscal Year 2010 Board service, each of the following non-employee Board members was granted an option on July 2, 2009 to purchase 6,000 shares of the Company’s Class A Common Stock under the Company’s 2000 Stock Incentive Plan: Dino J. DeConcini, Stephen J. Giusto, Dr. Roy A. Herberger, Jr., Dr. Ann Kirschner, K. Sue Redman, James R. Reis, Manuel F. Rivelo and George A. Zimmer. Each option has an exercise price of $67.90 per share, the fair market value of the Class A Common Stock on the grant date, and a maximum term of ten years, subject to earlier termination following the cessation of Board service. The grant-date fair value of each such option, as calculated in accordance with ASC 718 was $181,199. Each option vested upon the optionee’s continuation in Board service through August 31, 2010. In addition, on July 2, 2009, each of the foregoing non-employee Board members received an award of restricted stock units covering 2,062 shares of the Company’s Class A Common Stock, with an aggregate value on that date of $140,000 per award. Each restricted stock unit entitled the Board member to one share of the Company’s Class A Common Stock on the vesting date of that unit. The restricted stock units vested upon the director’s continuation in Board service through August 31, 2010.

Samuel A. DiPiazza, Jr., who joined the Board as a non-employee director on December 7, 2009, received compensation similar to the foregoing for fiscal year 2010 Board service, pro-rated to reflect the date on which he commenced service. In particular, on December 9, 2009, Mr. DiPiazza was granted an option to purchase 4,000 shares of Class A Common Stock at an exercise price of $55.34 per share, the fair market value per share on the grant date, and restricted stock units covering 1,687 shares of Class A Common Stock, with a grant-date value of $93,358. All the other terms of his stock option grant and restricted stock unit award are the same as those for the other non-employee Board members.

Equity Compensation For Fiscal Year 2011	Effective with the equity awards for fiscal year 2011 Board service, the stock option component was revised so that it would no longer be structured as an award for a fixed number of shares of the Company’s Class A Common Stock, such as the 6,000-share option grant made to each non-employee Board members in prior fiscal years, but would instead have a fixed value of $140,000, calculated in accordance with the Black-Scholes option-pricing formula, as of a specified date shortly before the actual grant date in order to allow the timely filing of the requisite Form 4 reports. Accordingly, each of the following non-employee Board members was granted an option on July 6, 2010 to purchase 9,001 shares of the Company’s Class A Common Stock under the Company’s 2000 Stock Incentive Plan: Dino J. DeConcini, Samuel A. DiPiazza, Jr., Stephen J. Giusto, Dr. Roy A. Herberger, Jr., Dr. Ann Kirschner, K. Sue Redman, James R. Reis, Manuel F. Rivelo and George A. Zimmer. Each option has an exercise price of $42.27 per share, the fair market value of the Class A Common Stock on the grant date, and a maximum term of six years, subject to earlier termination following the cessation of Board services. Each option will vest upon the optionee’s continuation in Board services through August 31, 2011. In addition, on July 6, 2010 each of the foregoing non-employee Board members received an award of restricted stock units covering 3,313 shares of the Company’s Class A Common Stock, with a value of $140,041 per award, based on the closing selling price per share of such common stock as of a specified date shortly before the actual grant date in order to allow the timely filing of the requisite Form 4 reports. Each restricted stock unit will entitle the Board member to one share of the Company’s Class A Common Stock on the vesting date of that unit, unless the issuance of such vested share is subject to a deferral election. The restricted stock units will vest upon the director’s continuation in the Board service through August 31, 2011.

Deferral Election Program for Non-Employee Board Members	Effective with the 2010 calendar year, the Company has implemented a deferral election program for the non-employee Board members. Pursuant to that program, each non-employee Board member may elect to defer up to 100% of the annual retainer fees payable for service on the Board or any Board committee. The deferral election must be made prior to the start of the calendar year for which the retainer fees subject to the election are to be earned. During the deferral period, the deferred fees will be credited with an investment return based on the investment funds the non-employee Board member selects to measure that return. The available investment funds will be substantially the same as those offered under the Company’s broad-based employee 401(k) savings plan, and the non-employee Board member may change investment selections on a daily basis. The fees deferred for each calendar year, together with the credited investment return, will be paid either in a lump sum or in a series of up to 10 annual installments (as specified by the non-employee Board member in his or her deferral election for that year) following his or her cessation of Board service.

Effective with the 2010 calendar year, each non-employee Board member may also file a deferral election with respect to the shares of the Company’s Class A Common Stock that vest and become issuable under any restricted stock unit awards made to him or him on her while the program is in effect. The election must be made prior to the start of the calendar year in which the restricted stock units subject to that election are awarded. The non-employee Board member may elect to defer up to 100% of the shares subject to the restricted stock unit award or a designated dollar amount of those shares in any multiple of $1,000. The deferred shares of the Company’s Class A Common Stock will be issued either in a lump sum or in a series of up to 10 equal annual installments (as specified by the non-employee Board member in his or her deferral election for that restricted stock unit award) following his or her cessation of Board service.

In the event of the non-employee Board member’s death, his or her deferred fees and deferred shares under the program will be distributed in a lump sum to his or her designated beneficiary.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has the sole authority to retain or dismiss our independent auditors. The Audit Committee has selected Deloitte & Touche LLP, an independent registered public accounting firm, to audit the consolidated financial statements of the Company for its fiscal year ending August 31, 2010. Before making its determination, the Audit Committee carefully considered that firm’s qualifications as independent auditors. The Board of Directors, following the Audit Committee’s determination, has unanimously recommended that the holders of Class B Common Stock vote for ratification of such appointment.

Representatives of Deloitte & Touche LLP will be present at the Annual Meeting of Class A Shareholders, will have the opportunity to make a statement, and will be available to respond to questions.

Pre-Approval Policies and Procedures	The Audit Committee pre-approves, directly and through delegated authority to the chair of the Audit Committee, all engagements of Deloitte & Touche LLP to provide services to the Company and its subsidiaries. During fiscal year 2010, no non-audit services were provided without pre-approval under the de minimus provisions of Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended and paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X.

Independence Assessment by Audit Committee	The Company’s Audit Committee considered and determined that the provision of the services provided by Deloitte & Touche LLP as set forth herein is compatible with maintaining Deloitte & Touche LLP’s independence and approved all non-audit related fees and services.

Fees of the Independent Registered Public Accounting Firm	The following is a summary of the fees billed to us by Deloitte & Touche LLP and Deloitte Tax LLP for professional services rendered for the fiscal years ended August 31, 2010 and 2009:

Fee Category	Fiscal 2010	Fiscal 2009

Audit fees
SEC filings and subsidiary stand-alone financial statements	$1,889,000	$1,485,000
Compliance and regulatory audits	937,000	285,000
Other fees	341,000	81,000
Tax fees	952,000	2,154,000

Total Fees	$4,119,000	$4,005,000

Audit Fees consist of fees billed for professional services rendered for the audit of our consolidated and subsidiary annual financial statements, stand-alone financial statements and internal controls over financial reporting, review of interim consolidated financial statements, and services performed in connection with statutory and regulatory filings.

Tax Fees consist of fees billed for professional services for tax compliance, tax advice, and tax planning. These services include assistance regarding federal, state and international tax compliance, tax audit defense, mergers and acquisitions, and international tax planning.

BOARD AUDIT COMMITTEE REPORT ON AUDIT RELATED MATTERS

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that Apollo Group specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The Audit Committee of the Board of Directors (the “Committee”) assists the Board in fulfilling its oversight responsibilities with respect to the external reporting process and the adequacy of the Company’s internal controls. Specific responsibilities of the Committee are set forth in the Audit Committee’s Charter adopted by the Board and last amended October 23, 2009. The Charter is available on the Company’s website at http://www.apollogrp.edu/CorporateGovernance/CorporateGovernance.aspx.

The Committee is composed of four directors, all of whom meet the standards of independence adopted by the Securities and Exchange Commission. The Committee appoints the Company’s independent registered public accounting firm. The Committee approves in advance all services to be performed by Deloitte & Touche LLP (“Deloitte”), the company’s independent registered public accounting firm.

Management is responsible for the Company’s financial statements and reporting process, for establishing and maintaining an adequate system of internal control over financial reporting, and for assessing the effectiveness of the Company’s internal control over financial reporting. The Committee has reviewed and discussed the Company’s 2010 Annual Report on Form 10-K, including the audited consolidated financial statements of the Company and Management’s Report on Internal Control over Financial Reporting, for the year ended August 31, 2010 with management and with representatives of Deloitte.

The Committee has also discussed with Deloitte the matters required to be discussed by Statement on Auditing Standards No. 114. The Committee has received from Deloitte the written disclosures and the letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte’s communications with the Committee concerning independence, and has discussed with Deloitte its independence.

The Committee has considered whether the provision to the Company by Deloitte of limited nonaudit services is compatible with maintaining the independence of Deloitte. The Committee has satisfied itself as to the independence of Deloitte.

Based on the above review and discussions, the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended August 31, 2010.

Submitted by:

K. Sue Redman, Chairperson
Samuel A. DiPiazza, Jr.
Stephen J. Giusto
James R. Reis

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of October 31, 2010, by each person known to us to own more than 5% of our Class B Common Stock, each director and nominee for director, each named executive officer and all directors and executive officers as a group. Except as otherwise indicated, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares, except to the extent that authority is shared by spouses under applicable law or as otherwise noted below.

	Apollo Group			Apollo Group
	Class A Common Stock			Class B Common Stock
	Number of		Percent of	Number of		Percent of
Beneficial Owner	Shares Owned		Class Owned	Shares Owned		Class Owned

Directors and Officers:
Dr. John G. Sperling	16,739,704	(1)	11.3%	243,081	(19)	51.2%
Peter V. Sperling	6,736,331	(2)	4.6%	232,068	(20)	48.8%
Gregory W. Cappelli	917,904	(3)	*
Charles B. Edelstein	542,981	(4)	*
Joseph L. D’Amico	452,821	(5)	*
Terri C. Bishop	144,895	(6)	*
Dino J. DeConcini	95,977	(7)	*
William Pepicello	86,556	(8)	*
Brian L. Swartz	62,204	(9)	*
George A. Zimmer	38,077	(10)	*
James R. Reis	32,827	(11)	*
Dr. Roy A. Herberger, Jr.	29,077	(12)	*
Dr. Ann Kirschner	22,783	(13)	*
K. Sue Redman	19,062	(14)	*
Stephen J. Giusto	12,325	(15)	*
Manuel F. Rivelo	11,614	(16)	*
Samuel A. DiPiazza, Jr.	7,772	(17)	*
All Executive Officers and Directors (22 persons)	24,888,838	(18)	16.5%
Total Shares Outstanding	147,358,361		100.0%	475,149		100.0%

*	Represents beneficial ownership of less than 1%.

(1)	Includes (a) 1,357,339 shares held by the John Sperling 1994 Irrevocable Trust, for which Dr. Sperling and Mr. Sperling are the co-trustees (also included in the shares being reported as beneficially owned by Mr. Sperling); (b) 1,578,036 shares held by The Aurora Foundation, for which Dr. Sperling is the trustee; (c) 11,125,514 shares held by the John Sperling Revocable Trust, for which Dr. Sperling is the trustee; (d) 990,142 shares that Dr. Sperling has the right to acquire within 60 days of the date of the table set forth above; (e) 243,080 shares that the John Sperling Voting Stock Trust has the right to acquire at any time, subject to certain limitations under the Shareholder Agreement as amended, upon conversion of its Class B Common Stock, for which Dr. Sperling is the sole trustee; and (f) one share that Dr. Sperling has the right to acquire at any time upon conversion of his share of Class B Common Stock.

(2)	Includes (a) 1,357,339 shares held by the John Sperling 1994 Irrevocable Trust, for which Dr. Sperling and Mr. Sperling are the co-trustees (also included in the shares being reported as beneficially owned by Dr. Sperling); (b) 551,156 shares held by the Peter V. Sperling Revocable Trust, for which Mr. Sperling is the trustee; (c) 221,619 shares that Mr. Sperling has the right to acquire within 60 days of the date of the table set forth above; (d) 232,067 shares that the Peter Sperling Voting Stock Trust has the right to acquire at any time, subject to certain limitations under the Shareholder Agreement as amended, upon conversion of its Class B Common Stock, for which Mr. Sperling is the trustee; and (e) one share that Mr. Sperling has the right to acquire at any time upon conversion of his share of Class B Common Stock. Of the shares held by Mr. Sperling, 1,285,670 shares are pledged as security for various obligations of Mr. Sperling.

(3)	Includes 863,078 shares that Mr. Cappelli has the right to acquire within 60 days of the date of the table set forth above.

(4)	Includes 500,000 shares that Mr. Edelstein has the right to acquire within 60 days of the date of the table set forth above.

(5)	Includes 400,769 shares that Mr. D’Amico has the right to acquire within 60 days of the date of the table set forth above.

(6)	Includes 136,162 shares that Ms. Bishop has the right to acquire within 60 days of the date of the table set forth above.

(7)	Includes 88,750 shares that Mr. DeConcini has the right to acquire within 60 days of the date of the table set forth above.

(8)	Includes 78,126 shares that Dr. Pepicello has the right to acquire within 60 days of the date of the table set forth above.

(9)	Includes 52,116 shares that Mr. Swartz has the right to acquire within 60 days of the date of the table set forth above.

(10)	Includes 28,000 shares that Mr. Zimmer has the right to acquire within 60 days of the date of the table set forth above.

(11)	Includes 24,500 shares that Mr. Reis has the right to acquire within 60 days of the date of the table set forth above.

(12)	Includes 21,500 shares that Dr. Herberger has the right to acquire within 60 days of the date of the table set forth above.

(13)	Includes (a) 6 shares held jointly in a custodial account with another person and (b) 18,500 shares that Dr. Kirschner has the right to acquire within 60 days of the date of the table set forth above.

(14)	Includes 12,000 shares that Ms. Redman has the right to acquire within 60 days of the date of the table set forth above.

(15)	Includes 8,500 shares that Mr. Giusto has the right to acquire within 60 days of the date of the table set forth above.

(16)	Includes (a) 200 shares held by Mr. Rivelo’s spouse as to which he disclaims beneficial ownership and (b) includes 8,500 shares that Mr. Rivelo has the right to acquire within 60 days of the date of the table set forth above.

(17)	Includes 4,000 shares that Mr. DiPiazza has the right to acquire within 60 days of the date of the table set forth above.

(18)	Includes 3,729,135 shares that all Directors and Executive Officers as a group have the right to acquire within 60 days of the date of the table set forth above. The 1,357,339 shares of Class A Common Stock that are deemed to be beneficially owned by both Dr. Sperling and Mr. Sperling, and that are included in the total beneficial ownership of Class A Common Stock reported for each of them, are only counted once in the total number of shares of Class A Common Stock reported as beneficially owned by the Executive Officers and Directors.

(19)	Includes 243,080 shares held by the John Sperling Voting Stock Trust, which will terminate after the death of Dr. Sperling if and when the trust no longer holds Class B Common Stock of the Company. Dr. Sperling is the trustee of the John Sperling Voting Stock Trust.

(20)	Includes 232,067 shares held by the Peter Sperling Voting Stock Trust, which will terminate after the death of Mr. Sperling if and when the trust no longer holds Class B Common Stock of the Company. Mr. Sperling is the trustee of the Peter Sperling Voting Stock Trust.

The address of each of the listed shareholders, unless noted otherwise, is in care of Apollo Group, Inc., 4025 South Riverpoint Parkway, Phoenix, Arizona 85040. The number of shares beneficially owned by each entity, director or executive officer is determined under the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, an entity or person is deemed a “beneficial owner” of a security if it, he or she has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. An entity or person is also deemed to be a beneficial owner of any securities for which that entity or person has the right to acquire beneficial ownership within 60 days of October 31, 2010.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth, for each of our equity compensation plans, the number of shares of our Class A Common Stock subject to outstanding awards as of August 31, 2010 and the number of such shares available for future award as of that date. The table does not include information with respect to shares of our Class A Common Stock subject to outstanding options, stock appreciation rights or other equity awards granted under equity compensation plans or agreements that were assumed by us in connection with our acquisitions of the companies that originally granted those options, stock appreciation rights or awards. Those awards are not included as part of our existing equity compensation plans because we did not originally grant those particular awards and no additional options, stock appreciation rights or other equity awards may be granted by us under those assumed plans. However, Footnote 6 to the table sets forth the total number of shares of our Class A Common Stock subject to those assumed options, stock appreciation rights or other awards as of August 31, 2010, and the weighted average exercise price of such assumed options and stock appreciation rights.

	A.		B.		C.
	Number of Shares		Weighted Average		Number of Shares
	to be Issued Upon		Exercise Price of		Remaining
	Exercise of		Outstanding		Available for Future
	Outstanding		Options,		Issuance (Excluding
	Options, Warrants		Warrants and		Securities Reflected
Plan Category	and Rights		Rights		in Column A)

Equity compensation plans approved by shareholders(1)	11,721,394	(2)	$56.62	(3)	8,211,447	(4)(5)
Equity compensation plans not approved by shareholders(6)	N/A		N/A		N/A

Total	11,721,394		56.62		8,211,447

(1)	Consists of the Apollo Group, Inc. Second Amended and Restated Director Stock Plan (“Director Stock Plan”), the Apollo Group, Inc. Amended and Restated 2000 Stock Incentive Plan (“2000 Incentive Plan”) and the Apollo Group, Inc. Third Amended and Restated 1994 Employee Stock Purchase Plan (“Purchase Plan”).

(2)	Includes 1,549,835 shares of Class A Common Stock subject to outstanding restricted stock units and 69,468 shares of Class A Common Stock (at maximum level of attainment) subject to outstanding performance share unit awards that will entitle each holder to the issuance of one share of Class A Common Stock for each unit that vest over the holder’s period of continued employment with the Company. Excludes outstanding purchase rights under the Purchase Plan. Under the Purchase Plan, each eligible employee may purchase shares of Class A Common Stock at quarterly intervals), up to a maximum of $25,000 worth of stock each calendar year. The purchase price payable per share will be equal to 95% of the fair market value on the quarterly purchase date.

(3)	Excludes the 1,549,835 shares of Class A Common Stock subject to outstanding restricted stock units and 69,468 shares of Class A Common Stock (at maximum level of attainment) subject to outstanding performance share unit awards that will become issuable as those units vest, without any cash consideration or other payment required for such shares.

(4)	Includes shares of Class A Common Stock available for future issuance under the 2000 Incentive Plan and the Purchase Plan. As of August 31, 2010, 3,660,554 shares of Class A Common Stock were available for issuance under the 2000 Incentive Plan. Under such plan, we may grant non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock units, performance awards and other stock-based awards to our officers, key employees and non-employee Board members. As of August 31, 2010, 4,550,893 shares of Class A Common Stock were available for issuance under the Purchase Plan.

(5)	The Director Stock Plan provided our non-employee directors with annual option grants to purchase shares of our Class A Common Stock. The grants occurred on September 1 of each year through 2003. No further options may be granted under that plan.

(6)	The table does not include information with respect to equity compensation plans or agreements that were assumed by us in connection with our acquisitions of the companies that originally established those plans or agreements because no additional options, stock appreciation rights or other equity awards may be granted under those assumed plans or agreements. As of August 31, 2010, 46,520 shares of Class A Common Stock were subject to outstanding options and stock appreciation rights under those assumed plans and agreements. The weighted average exercise price of those outstanding options and stock appreciation rights is $81.99 per share.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, as well as persons who beneficially own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in beneficial ownership. Directors, executive officers and greater than 10% beneficial owners of our Class A Common Stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of such forms furnished to us, or written representations that no forms were required, we are not aware of any failure by our directors, officers and beneficial owners of greater than 10% of our Class A Common Stock to file on a timely basis reports required by Section 16(a) during the fiscal year ended August 31, 2010.